UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☑ Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

eBay Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

eBay Inc.

2065 Hamilton Avenue

San Jose, California 95125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2014

To the Stockholders of eBay Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation (eBay, we, or the Company), will be held on Tuesday, May 13, 2014, at 8:00 a.m. Pacific time at Town Square, 2161 North First Street, San Jose, California 95131 for the following purposes:

1.	To vote on the election of four director nominees to the eBay Board of Directors, each to hold office until our 2015 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve the amendment and restatement of our 2008 Equity Incentive Award Plan, including to increase the aggregate number of shares authorized for issuance under the plan by 21.6 million shares.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2014.

5.	To consider a stockholder proposal presented by John Chevedden regarding stockholder action by written consent without a meeting, if properly presented before the meeting.

6.	To consider a stockholder proposal presented by High River Limited Partnership, Icahn Partners LP, and Icahn Partners Master Fund LP (also referred to as the Icahn Group) recommending that we act expeditiously to engage an investment banking firm to effectuate a spin-off of our Payments segment (referred to as PayPal) into a separately traded company (referred to as the Icahn Proposal), if properly presented before the meeting.

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Please note that the Icahn Group has notified us that it intends to nominate two Icahn Group employees for election as directors to the eBay Board of Directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors and to present the Icahn Proposal. You may receive solicitation materials from the Icahn Group, including proxy statements and gold proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Icahn Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Icahn Group or any other statements the Icahn Group may make.

The Board of Directors does not endorse any Icahn Group nominee or the Icahn Proposal and unanimously recommends that you vote on the WHITE proxy card or voting instruction form “FOR ALL” four nominees proposed by the Board of Directors and “AGAINST” the Icahn Proposal. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by the Icahn Group. If you have previously submitted a gold proxy card sent to you by the Icahn Group, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

The Board of Directors has fixed the close of business on March 18, 2014 as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this meeting.

By Order of the Board of Directors

Michael R. Jacobson
Secretary

San Jose, California

March 24, 2014

YOUR VOTE IS VERY IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your WHITE proxy card so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

(212) 269-5550 (Call Collect)

or

Call Toll-Free (800) 269-6427

2014 ANNUAL MEETING OF STOCKHOLDERS Proxy Statement

2014 Proxy Statement

eBay Inc.

1

eBay Inc.

2065 Hamilton Avenue

San Jose, California 95125

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2014 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	eBay’s Board of Directors, or the Board, is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at eBay’s 2014 Annual Meeting of Stockholders, or the Annual Meeting, which will take place on May 13, 2014. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying WHITE proxy card are being mailed on or about March 24, 2014 in connection with the solicitation of proxies on behalf of the Board.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. eBay’s 2013 Annual Report, which includes eBay’s audited consolidated financial statements, is also enclosed with this proxy statement. These materials also include the WHITE proxy card and pre-paid return envelope or voting instruction form for the Annual Meeting. WHITE proxy cards are being solicited on behalf of the Board.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are six proposals scheduled to be voted on at the Annual Meeting:

-	the election of four director nominees to the Board, each to hold office until our 2015 Annual Meeting of Stockholders (Proposal 1);

-	the approval, on an advisory basis, of compensation of our named executive officers (Proposal 2);

-	the approval of the amendment and restatement of our 2008 Equity Incentive Award Plan, including to increase the aggregate number of shares authorized for issuance under the plan by 21.6 million shares (Proposal 3);

-	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2014 (Proposal 4);

-	a stockholder proposal submitted by John Chevedden regarding stockholder action by written consent without a meeting, if properly presented before the meeting (Proposal 5); and

-	a stockholder proposal submitted by the Icahn Group recommending that we engage an investment banking firm to effectuate a spin-off of our Payments segment (also referred to as PayPal) into a separately traded company, if properly presented before the meeting (Proposal 6, also referred to as the Icahn Proposal).

Q:	Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

A:	Yes. The Icahn Group, an eBay stockholder, has notified us that it intends to nominate two Icahn Group employees for election as directors to the eBay Board of Directors at the Annual Meeting in opposition to the nominees recommended by eBay’s Board. eBay’s Board does not endorse any Icahn Group nominee and unanimously recommends that you vote FOR ALL of the nominees proposed by eBay’s Board by using the WHITE proxy card accompanying this Proxy Statement. The eBay Board strongly urges you not to sign or return any proxy card sent to you by the Icahn Group, which would be on a gold proxy card. If you have previously submitted a proxy card sent to you by the Icahn Group, you can revoke that proxy and vote for the eBay Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card and issuing a later-dated vote.

2014 Proxy Statement

At the time this proxy statement was mailed, our management and the Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

Q:	What are eBay’s Board’s voting recommendations?

A:	eBay’s Board recommends that you vote your shares on your WHITE proxy card as follows:

“FOR ALL” four nominees to the Board named in this proxy statement (Proposal 1);

“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);

“FOR” the approval of the amendment and restatement of our 2008 Equity Incentive Award Plan (Proposal 3);

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2014 (Proposal 4);

“AGAINST” the stockholder proposal submitted by John Chevedden regarding stockholder action by written consent without a meeting (Proposal 5); and

“AGAINST” the Icahn Proposal (Proposal 6).

eBay’s Board strongly urges you not to sign or return any proxy card sent to you by the Icahn Group.

Q:	How many shares are entitled to vote?

A:	Each share of eBay common stock outstanding as of the close of business on March 18, 2014, the record date, is entitled to one vote at the Annual Meeting. At the close of business on March 18, 2014, 1,267,040,790 shares of common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date of March 18, 2014, and you are entitled to cast one vote per share of common stock held by you on the record date. These shares include shares that are (1) held of record directly in your name, including shares purchased through eBay’s equity incentive plans, and (2) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of eBay hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

-	Shares held of record. If your shares are registered directly in your name with eBay’s transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record

2

eBay Inc.

3

with respect to those shares, and these proxy materials are being sent directly to you by eBay. As a stockholder of record, you have the right to grant your voting proxy directly to eBay or to vote in person at the Annual Meeting. eBay has enclosed a WHITE proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the WHITE proxy card, as described below under “How can I vote my shares without attending the Annual Meeting?”

-	Shares owned beneficially. If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Given the contested nature of the election, your broker, bank, or other nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed WHITE proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of March 18, 2014. All stockholders must bring proof of identification. If you are a stockholder of record, your name will also be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of March 18, 2014. Whether or not you attend the Annual Meeting, the event will be made available via webcast on our investor relations website at http://investor.ebayinc.com, and the webcast will be archived for a period of 90 days following the date of the Annual Meeting. Since seating may be limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, eBay recommends that you submit a proxy using the WHITE proxy card with respect to the voting of your shares in advance as described below under “How can I vote my shares without attending the Annual Meeting” so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

2014 Proxy Statement

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy in favor of the Board’s recommendations via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the WHITE proxy card in the enclosed pre-paid envelope. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your WHITE proxy card or voting instruction form in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	What should I do if I receive a proxy card from the Icahn Group?

A:	The Icahn Group has notified us that it intends to nominate two Icahn Group employees for election as directors to the eBay Board of Directors at the Annual Meeting in opposition to the nominees recommended by eBay’s Board and to present the Icahn Proposal at the Annual Meeting. If the Icahn Group proceeds with its alternative nominations or the Icahn Proposal, you may receive proxy solicitation materials from the Icahn Group, including an opposition proxy statement and gold proxy card. eBay is not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Icahn Group or any other statements that it may otherwise make.

eBay’s Board does not endorse any Icahn Group nominee and opposes the Icahn Proposal and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by the Icahn Group. Voting to “WITHHOLD” with respect to any of the Icahn Group’s nominees on its proxy card is not the same as voting for the eBay Board’s nominees because a vote to “WITHHOLD” with respect to any of the Icahn Group’s nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the gold proxy card, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (800) 269-6427 or collect at (212) 269-5550.

Q:	Can I change my vote or revoke my proxy?

A:	If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

-	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (2065 Hamilton Avenue, San Jose, California 95125);

-	submitting a new proxy at a later date via the Internet, by telephone, or by mail to our Corporate Secretary at our principal executive office; or

-	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).

4

eBay Inc.

5

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

If you have previously signed a proxy card sent to you by the Icahn Group, you may change your vote by voting via the Internet or by telephone by following the instructions on your WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Submitting a gold proxy card sent to you by the Icahn Group will revoke votes you have previously made via eBay’s WHITE proxy card.

Only the latest validly executed proxy that you submit will be counted.

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” with respect to each of the nominees for director. Only votes cast “FOR” a nominee will be counted in the election of directors. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in these nominees receiving fewer votes.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to approve, on an advisory basis, the compensation of our named executive officers, the proposal to approve the amendment and restatement of our 2008 Equity Incentive Award Plan, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, the stockholder proposal regarding stockholder action by written consent without a meeting, and the Icahn Proposal. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

If you sign and return your WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board and in accordance with the discretion of the persons named on the WHITE proxy card the respect to any other matters to be voted upon at the Annual Meeting. If you are a beneficial holder and do not return a voting instruction form, your broker may not vote on any of the matters to be presented at the Annual Meeting.

Q:	Who will count the votes?

A:	First Coast Results Inc. will tabulate the votes for eBay and IVS Associates, Inc. will act as the inspector of election.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:

With respect to the election of directors, our Bylaws provide that in a contested election, the director nominees receiving the highest number of “FOR” votes will be elected at the Annual Meeting. “WITHHOLD” votes will be counted as present for purposes of this vote but are not counted as votes cast. We expect the 2014 Annual Meeting to be a contested election, as

2014 Proxy Statement

defined in our Bylaws, because the Icahn Group has notified us that it intends to nominate two Icahn Group employees for election as directors to the eBay Board of Directors at the Annual Meeting in opposition to the nominees recommended by eBay’s Board.

However, the election will be uncontested in the event the Icahn Group withdraws its nominees and the Board rescinds its determination that the Annual Meeting is contested at least 20 days prior to the date of the 2014 Annual Meeting as initially announced. In an uncontested election, our Bylaws provide for majority voting in elections of directors. In such case, each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares of common stock present in person or represented by proxy and entitled to vote. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. In both contested and uncontested elections for directors, if you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares will constitute broker non-votes (see “What are broker non-votes and what effect do they have on the proposals?” below).

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve each of the following proposals: the approval, on an advisory basis, of the compensation of our named executive officers, the amendment and restatement of our 2008 Equity Incentive Award Plan, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, the stockholder proposal regarding stockholder action by written consent without a meeting, and the Icahn Proposal. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against these proposals. Broker non-votes will not be counted as present and are not entitled to vote on the proposals. Because your vote on the compensation of our named executive officers and the stockholder proposals are advisory, it will not be binding on the Company, the Board or any of the Board’s committees. However, the Board and appropriate Board committees will review the voting results and take them into consideration when making future decisions regarding compensation of our named executive officers and the matters covered by the stockholder proposals.

Q:	What happens if a nominee who is duly nominated does not receive a majority vote?

A:	Assuming that the 2014 Annual Meeting involves a contested election of directors where there are more nominees than director positions up for election, the four nominees receiving the highest number of “FOR” votes will be elected. In the event that the Icahn Group withdraws its nominees and the Board rescinds its determination that the Annual Meeting is contested at least 20 days prior to the date of the 2014 Annual Meeting as initially announced, the election of directors will be uncontested. Each current director who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation from the Board that will become effective if (1) the election is uncontested and (2) the Corporate Governance and Nominating Committee or another committee of the Board determines to accept such resignation after the director fails to receive a majority of votes cast. This determination will be made within 90 days of the Annual Meeting and will be publicly reported promptly after it is made.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:	Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

6

eBay Inc.

7

In an uncontested situation, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors (Proposal 1), the vote, on an advisory basis, of the compensation of our named executive officers (Proposal 2), the amendment and restatement of our 2008 Equity Incentive Award Plan (Proposal 3), the stockholder proposal regarding stockholder action by written consent without a meeting (Proposal 5), or the Icahn Proposal (Proposal 6).

Given the contested nature of the election, the rules of the New York Stock Exchange governing brokers’ discretionary authority — which apply to brokers’ authority with respect to companies listed on the NASDAQ — do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not.

If you hold your shares in street name, it is critical that you cast your vote and instruct your bank, broker, or other nominee on how to vote if you want your vote to count at the Annual Meeting. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote on the proposals to be voted on at the Annual Meeting, no votes will be cast on your behalf.

Broker non-votes, if any, will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on the proposals to be voted on at the Annual Meeting and will not be counted in determining the number of shares necessary for approval.

Q:	What does it mean if I receive more than one WHITE proxy card or voting instruction form?

A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each WHITE proxy card or, if you vote via the Internet or by telephone, vote once for each WHITE proxy card you receive to ensure that all of your shares are voted.

If the Icahn Group proceeds with its previously announced alternative director nominations or the Icahn Proposal, you will likely receive multiple mailings from the Icahn Group, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by the eBay Board, you should only submit the WHITE proxy cards. Please see “What do I do if I receive a proxy card from the Icahn Group?” above for more information.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will publish the voting results in a Current Report on Form 8-K subsequent to the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	eBay will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. eBay will also bear the cost of soliciting proxies on behalf of the eBay Board.

2014 Proxy Statement

eBay will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. eBay has retained the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. This proxy solicitation firm estimates that approximately 150 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. eBay expects that it will pay D.F. King its customary fees, estimated not to exceed approximately $2,000,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. eBay’s aggregate expenses related to the solicitation, including those of D.F. King as well as for printing and mailing materials to eBay stockholders, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $6,500,000, of which approximately $100,000 has been spent to date. eBay has agreed to indemnify D.F. King against certain liabilities relating to or arising out of their engagement. In addition, eBay may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, in particular LinkedIn, eBay’s investor relations website, eBay’s Annual Meeting website, located at https://bettertogether.ebayinc.com, other eBay-hosted websites and blogs, or otherwise by directors, officers, and other employees of eBay, but eBay will not additionally compensate its directors, officers, or other employees for these services. Appendix B sets forth information relating to certain of our directors, officers, and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, or SEC, by reason of their position or because they may be soliciting proxies on our behalf.

Q:	May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our 2015 Annual Meeting of Stockholders, your proposal must be received by our Corporate Secretary at our principal executive office no later than November 24, 2014. Your proposal must comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Your proposal should be sent via registered, certified or express mail to our Corporate Secretary at our principal executive office (2065 Hamilton Avenue, San Jose, California 95125); no facsimile submissions will be accepted. A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy statement and proxy card, but will otherwise be considered at the 2015 Annual Meeting of Stockholders so long as it is submitted to our Corporate Secretary at our principal executive office no earlier than January 13, 2015 and no later than February 12, 2015 and otherwise in accordance with our Bylaws. We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the SEC on Form 8-K on April 27, 2012, and can be viewed by visiting our investor relations website at http://investor.ebayinc.com/sec.cfm. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office (2065 Hamilton Avenue, San Jose, California 95125).

8

eBay Inc.

9

Q:	How can I get electronic access to the Proxy Statement and Annual Report?

A:	This proxy statement and our 2013 Annual Report may be viewed online on our investor relations website at http://investor.ebayinc.com/annuals.cfm. You can also elect to receive an email that will provide an electronic link to future annual reports and proxy statements rather than receiving paper copies of these documents. Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you. You can choose to receive future proxy materials electronically by visiting our investor relations website at http://investor.ebayinc.com/annuals.cfm. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you contact eBay Investor Relations and tell us otherwise. You may visit our investor relations website at http://investor.ebayinc.com or contact eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:	To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. A separate WHITE proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact eBay Investor Relations at the website, address, or phone number in the previous paragraph. You may also contact eBay Investor Relations if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Q:	How can I obtain an additional WHITE proxy card or voting instruction form?

A:	If you lose, misplace, or otherwise need to obtain a WHITE proxy card or voting instruction form and:

-	you are a stockholder of record, contact eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229; or

-	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

You may also contact our proxy solicitor D.F. King at (212) 269-5550 (Call Collect) or (800) 269-6427 (Toll Free).

2014 Proxy Statement

10

        BACKGROUND OF THE SOLICITATION

On January 16, 2014, eBay received a notice from the Icahn Group indicating that it intended to nominate two Icahn Group employees to stand for election as directors to the eBay Board of Directors at eBay’s 2014 Annual Meeting. The notice also included a precatory proposal recommending that eBay act expeditiously to engage an investment banking firm to effectuate a spin-off of eBay’s Payments segment into a separately traded company.

On January 17, 2014, the Icahn Group notified eBay by letter that it had filed a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, to enable the Icahn Group to acquire more than $700 million of eBay’s common stock, including any shares that the Icahn Group may already own. On each of January 17 and January 22, 2014, Carl Icahn and John Donahoe, eBay’s President and Chief Executive Officer, had telephone conversations concerning the Icahn Group’s perspectives on eBay and the upcoming annual meeting. No agreements or understandings resulted from these conversations.

On January 22, 2014, in connection with eBay’s earnings release and associated conference call, eBay publicly announced that it had received the notice from the Icahn Group regarding the 2014 Annual Meeting.

On February 11, 2014, the Icahn Group delivered to eBay an update to its January 16, 2014 notice that included revised biographical information regarding one of the Icahn Group’s proposed nominees and indicated that the Icahn Group had acquired call options that conferred beneficial ownership of approximately 2.15% of eBay’s outstanding common stock.

On February 18, 2014, the Federal Trade Commission granted early termination of the HSR Act waiting period to the Icahn Group. Later that day, the Icahn Group notified eBay by letter that it had exercised its call options resulting in the Icahn Group having beneficial ownership of approximately 2.15% of eBay’s outstanding common stock.

On February 22, 2014, Mr. Icahn spoke with Mr. Donahoe by telephone and indicated that absent a negotiated resolution to the Icahn Group’s contested proxy solicitation, the Icahn Group intended to publish an “open letter” to eBay stockholders on the following Monday, February 24, 2014 and make other communications to eBay stockholders through similar means.

On February 24, 2014, the Icahn Group issued an “open letter” to eBay stockholders that contained various allegations regarding eBay’s Board and seeking support for the Icahn Proposal. eBay responded later that day with a press release stating that the Board welcomed discussion of the Icahn Proposal and rebutting the allegations contained in the Icahn Group’s letter.

2014 Proxy Statement

On February 26, 2014, the Icahn Group submitted a demand to inspect the Company’s books and records pursuant to Section 220 of the Delaware General Corporation Law (the “Icahn Demand”) and on February 28, 2014 submitted a demand to inspect certain eBay stocklist materials. eBay subsequently offered by letter to provide the Icahn Group with documents responsive to their Section 220 demands. Representatives of the Icahn Group and eBay have engaged in discussions regarding the arrangements to provide such materials.

On March 1, 2014, Mr. Donahoe and Mr. Icahn spoke by telephone. Mr. Icahn indicated that he intended to release an “open letter” to eBay stockholders on the following Monday and had considered commencing litigation in the Delaware Court of Chancery to seek access to the materials referenced in the Icahn Demand. Mr. Donahoe and Mr. Icahn subsequently had an in-person meeting on March 4 during which additional representatives of both parties were present. Mr. Donahoe and Mr. Icahn discussed the Icahn Group’s proposal to spin-off PayPal from the rest of eBay’s businesses.

In early March 2014, Mr. Donahoe and Mr. Icahn spoke by telephone and subsequently had an in-person meeting during which additional representatives of both parties were present.

Throughout January, February and March, the Icahn Group and the Company published various solicitation materials. The Company’s solicitation materials were filed under the cover of Schedule 14A on the date they were first sent to eBay stockholders.

12

CORPORATE GOVERNANCE

The Board is responsible for the oversight of the Company’s executive management to ensure the Company operates in ways that support the long-term interest of our stockholders and the stakeholders we serve. To do this effectively, the Company has established clear and specific Governance Guidelines for the eBay Board (referred to as Corporate Governance Guidelines) that, along with Board committee charters and our Code of Business Conduct and Ethics, (referred to as our Code of Business Conduct) provides the framework for the governance of the Company.

The following is a list of best-in-class governance provisions that demonstrate eBay’s commitment to transparency and accountability:

✓Strong board independence (9 of 11 directors are independent)
✓Majority vote standard for director elections
✓Separate Chairman and CEO roles
✓Simple majority vote standard for bylaw/charter amendments and transactions
✓Lead Independent Director with robust responsibilities
✓Clawback policy
✓Annual election of directors*
✓Stock ownership requirements
✓Stockholder right to call a special meeting
✓Strong stockholder engagement practices
✓Anti-hedging policy

*     In April 2012, our stockholders approved our proposed amendment to our Amended and Restated Certificate of Incorporation to declassify the Board and move to annual elections of directors. As a result, the terms of all of our directors (including those elected at the 2014 Annual Meeting) will expire at the 2015 Annual Meeting, and all Board members will stand for annual election beginning with our 2015 Annual Meeting.

A complete copy of our Corporate Governance Guidelines, the charters of our principal Board committees, and our Code of Business Conduct can be found on our investor relations website at http://investor.ebayinc.com/governance.cfm. Any changes in these governance documents will be reflected in the same location on our website. Keep in mind that information contained on our website is not part of this proxy statement.

2014 Proxy Statement

OUR CORPORATE GOVERNANCE PRACTICES

We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure board accountability are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, the Board has adopted a set of Corporate Governance Guidelines to set a framework within which the Board will conduct its business. Our Corporate Governance Guidelines can be found on our investor relations website at http://investor.ebayinc.com/governance.cfm and are summarized below along with certain other of our governance practices.

Independence. The rules of the Nasdaq Global Select Market require listed companies to have a board of directors with at least a majority of independent directors. These rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company, or is a partner in, or a controlling stockholder or executive officer of, an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test requires our Board to affirmatively determine that a director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the listing standards of the Nasdaq Global Select Market and our Corporate Governance Guidelines (and for members of our Audit Committee and Compensation Committee, whether the director satisfies additional SEC and Nasdaq independence requirements). Our Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of making its determination regarding a director’s independence, and does not consider any such transactions, relationships, and arrangements in making its subjective determination.

Our Board has determined that each of the following directors is independent under the listing standards of the Nasdaq Global Select Market and under eBay’s Corporate Governance Guidelines: Mr. Anderson, Mr. Andreessen, Mr. Barnholt, Mr. Cook, Mr. Ford, Ms. Mitic, Mr. Moffett, Mr. Schlosberg, and Mr. Tierney.

The Board limits membership on the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee to independent directors. Our Corporate Governance Guidelines require any director who has previously been determined to be independent to inform the Lead Independent Director and our Corporate Secretary of any change in his or her principal occupation or status as a member of the Board of any other public company, or any change in circumstance that may cause his or her status as an independent director to change.

Leadership Structure and Lead Independent Director. In accordance with our Bylaws, our Board elects our Chairman and our Chief Executive Officer, or CEO. Our Corporate Governance Guidelines require that the roles of Chairman and CEO be held by separate individuals. Mr. Omidyar currently serves as our Chairman. The Board believes that the separation of the offices of the Chairman and CEO is appropriate as it aids in the Board’s oversight of management and it allows our CEO to focus primarily on his management responsibilities.

14

eBay Inc.

15

Our independent directors have also designated a Lead Independent Director. Mr. Tierney is currently the Lead Independent Director, having been appointed to a two-year term beginning at the conclusion of our 2012 Annual Meeting that will expire following our 2014 Annual Meeting. The Lead Independent Director’s roles and responsibilities are detailed in the Corporate Governance Guidelines and include:

Coordinating with the CEO and Chairman to develop meeting agenda and approving final meeting agenda, ensuring there is sufficient time to discuss all agenda items;
Advising on the materials sent to the Board, including but not limited to the scope, quality and timeliness of the information, and approving final meeting materials;
Calling closed sessions of the independent directors;
Chairing closed sessions of the independent directors;
Leading Board meetings in the absence of the Chairman;
Serving as liaison between the Chairman and the independent directors;
If requested by major stockholders, ensuring that he is available for consultation and direct communication; and
Leading the annual Board self-assessment, including acting on director feedback as needed.

In addition, the Lead Independent Director, together with the chair of the Corporate Governance and Nominating Committee, conducts interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re-election.

Committee Responsibilities. Board committees help the Board run effectively and efficiently, but do not replace the oversight of the Board as a whole. There are currently three principal Board committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee meets regularly and has a written charter that has been approved by the Board. In addition, at each regularly scheduled Board meeting, a member of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. In addition to our formal committee structure, directors with an interest and background in technology meet regularly with our senior technologists and report significant matters to the Board. The directors that do this regularly are Mr. Andreessen, Mr. Cook, Ms. Mitic, and Mr. Omidyar.

Role in Risk Oversight. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, financial, legal and regulatory, operational, and other risks, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management framework and supporting processes as implemented by management are adequate and functioning as designed.

Audit Committee’s Role in Risk Oversight. While the Board is ultimately responsible for risk oversight at eBay, the Board has delegated to the Audit Committee the primary responsibility for the oversight of risks facing our businesses. The Audit Committee’s charter provides that it will discuss our major risk exposures, including financial, operational, privacy, security, competition, and legal and regulatory risks, and the steps we have taken to detect, monitor and actively manage such exposures. The Audit Committee reviews with our Senior Vice President, Legal Affairs significant legal, compliance, and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies. We also have embedded an enterprise risk management, or ERM, program across our core businesses, which is aligned with our Company-wide initiative that involves the Audit Committee, management and other personnel. The ERM framework is designed to identify, assess, prioritize, and manage our major risk exposures which could affect our ability to execute on our

2014 Proxy Statement

corporate strategy and fulfill our business objectives. The ERM program is designed to enable the Audit Committee to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and risk tolerance, and to elevate certain key risks for oversight at the Board level.

Management’s Role in Risk Oversight. Our Vice President, Chief Audit Executive, or CAE, is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting. The CAE reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the CAE’s appointment, compensation, and performance and provides the CAE with direct access to the Audit Committee. The CAE facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the CAE periodically assesses the major risks facing eBay and coordinates with the executives responsible for such risks through the risk governance process. The CAE periodically reviews with the Audit Committee the major risks facing eBay and the steps management has taken to detect, monitor, and manage those risks within the agreed risk tolerance. The executive responsible for managing a particular risk may also report to the Audit Committee on how the risk is being managed and progress towards agreed mitigation goals.

In addition to the general oversight responsibility that has been delegated to the Audit Committee, other committees review the risks within their areas of responsibility and expertise. For example, the Compensation Committee reviews the risks associated with our compensation policies and practices and our succession planning process and the Corporate Governance and Nominating Committee reviews the risks associated with our overall corporate governance.

Risk Assessment of Compensation Policies and Practices. We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. This analysis was presented to the Audit Committee and the Compensation Committee, both of which agreed with this conclusion.

Corporate Hotline. We have established a corporate hotline (operated by a third party) to allow any employee to confidentially and anonymously (where legally permissible) lodge a complaint about any accounting, internal control, auditing, or other matters of concern.

Stockholder Communication. eBay has a practice of regularly engaging with stockholders to seek their feedback.

Stockholders may also communicate with the Board or individual directors care of the Corporate Secretary, eBay Inc., 2065 Hamilton Avenue, San Jose, California 95125. The Corporate Governance and Nominating Committee has delegated responsibility for initial review of stockholder communications to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The Corporate Governance and Nominating Committee has instructed our Corporate Secretary to review correspondence directed to the Board and its principal committees and, at his discretion, not to forward items solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues, or that he deems to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s or its committees’ consideration.

Attendance at Annual Meetings. Absent exigent circumstances, all directors are expected to attend eBay’s annual meeting of stockholders in person or by telephone or video call. Except for Mr. Andreessen, all of our directors serving on our Board at the time of our last annual meeting of stockholders, which was held in April 2013, attended that meeting.

16

eBay Inc.

17

Formal Closed Sessions of Outside Directors. As part of each regularly scheduled Board meeting, the outside directors have the opportunity to meet without our management or the other directors. The Lead Independent Director leads such discussions.

Board Compensation. Board compensation is determined by the Compensation Committee, and consists of a mixture of equity compensation and cash compensation. Board compensation is reviewed annually by the Compensation Committee. A more detailed description of current Board compensation can be found under the heading “Compensation of Directors” below.

Stock Ownership Guidelines. Our Board has adopted stock ownership guidelines to better align the interests of our directors and executive officers with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of eBay common stock valued at three times their annual base salary (five times in the case of our CEO). Our non-employee directors are required to achieve ownership of eBay common stock valued at three times the amount of the annual retainer payable to such director within three years of joining the Board, or in the case of directors serving at the time the guidelines were initially adopted, within three years of the date of adoption of the guidelines. Shares of eBay common stock pledged as collateral for a loan do not count towards satisfaction of the stock ownership guidelines. Our stock ownership guidelines can be found on our investor relations website at http://investor.ebayinc.com/governance.cfm.

The ownership levels of our executive officers and directors as of March 3, 2014 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Hedging Policy. The Company’s insider trading policy prohibits directors, officers, and other employees from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security.

The Compensation Committee annually reviews the extent to which each executive officer and director of the Company has pledged shares of eBay common stock as collateral for any loans. In conducting such review, the Compensation Committee considers the magnitude of the aggregate number of shares of eBay common stock that are pledged by such executive officer or director of the Company in terms of total shares of eBay common stock outstanding, market value, and/or trading volume; the executive officer’s or director’s pledged shares as a percentage of his/her total ownership of eBay common stock and in relation to such executive officer’s or director’s net worth; the fact that the Company’s stock ownership guidelines do not include pledged Company stock; and any other relevant factors.

2014 Proxy Statement

Clawbacks. In 2012, we implemented changes to the eBay Incentive Plan and the Company’s equity incentive plans to provide that awards made under those plans are subject to a clawback provision. In January 2014, the terms of the clawback were adopted by the Compensation Committee subject to amendment to comply with the SEC rules to be issued in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

Outside Advisors. The Board and each of its principal committees may retain outside advisors of their choosing at the Company’s expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.

Conflicts of Interest. We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer, and other employee. Our Corporate Governance Guidelines prohibit directors from serving on the board, or in a senior executive role, of another company that would create a significant conflict of interest. Our Code of Business Conduct requires that directors, executive officers, and other employees disclose actual or potential conflicts of interest and recuse themselves from related decisions. In order to better protect us and our stockholders, we regularly review our Code of Business Conduct and related policies to ensure that they provide clear guidance to our directors, executive officers, and other employees.

The Company also has practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that competes with one of the Company’s businesses. Under those circumstances, the director is required to notify the Company’s CEO and General Counsel of the proposed transaction, and the Company’s senior management then assesses the nature and degree to which the investee company is competitive with the Company’s businesses, as well as the potential overlaps between the Company and the investee company. If the Company’s senior management determines that the competitive situation and potential overlaps between eBay and the investee company are acceptable, approval of the transaction by the Company would be conditioned upon the director agreeing to certain limitations (including refraining from joining the board of directors of the investee company or conveying any confidential or proprietary material between the Company and the investee company, abstaining from being the primary decision-maker for the investment fund with respect to the investee company, and recusing himself/herself from portions of Company board meetings that contain competitive information reasonably pertinent to the investee company). All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to the Board’s written policy for the review of related person transactions, discussed under the section entitled “Certain Transactions with Directors and Officers” below.

Board Effectiveness; Director Assessment; Board Education. It is important that the Board and its committees are performing effectively and in the best interest of the Company and its stockholders. The Board performs an annual self-assessment, led by the Lead Independent Director, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Lead Independent Director then follows up on this feedback and takes such further action with directors receiving comments and other directors as he or she deems appropriate. In addition, the Company provides membership in the National Association of Corporate Directors to all Board members to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

18

eBay Inc.

19

Succession Planning. The Board recognizes the importance of effective executive leadership to eBay’s success. We conduct an annual review process that includes succession plans for our senior leadership positions. These succession plans are reviewed and approved by our CEO, and details on these succession plans, including potential successors for members of our executive staff (including the CEO), are presented to the Board. In addition, the Board reviews and updates our CEO succession plan, which includes formal criteria for the CEO position used to evaluate potential successors and addresses the possibility of an emergency situation. In conducting this review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

The Board has also developed a set of guiding principles relating to Board membership. The Board believes that as the Company’s businesses and industries change, the Board must add members with highly relevant professional experience. In addition, the Board believes that a certain amount of director turnover is to be expected and desirable, and while it does not have term limits, the Board believes that at least nine to twelve years will generally be the expected time commitment from any individual director.

Auditor Independence. We have taken a number of steps to ensure continued independence of our outside auditors. Our independent auditors report directly to the Audit Committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2013 and 2012 and our policy on pre-approval of non-audit services are described under “Proposal 4 — Ratification of Appointment of Independent Auditors” below.

BOARD COMMITTEES AND MEETINGS

During 2013, our Board held five meetings, and each Board member attended at least 75% of the aggregate of all of our Board meetings and committee meetings for committees on which such director served. The Board has three principal committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Audit Committee consists of Mr. Anderson, Mr. Moffett, and Mr. Schlosberg, each of whom is independent in accordance with the rules and regulations of the Nasdaq Global Select Market and the SEC. Mr. Anderson is the chairman of the committee. The Audit Committee met eight times during 2013. Dawn Lepore was a member of the committee until she resigned from the Board in January 2013. The primary responsibilities of the Audit Committee are to meet with our independent auditors to review the results of the annual audit and to discuss our financial statements, including the independent auditors’ judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, our internal control over financial reporting, and management’s report with respect to internal control over financial reporting. Additionally, the Audit Committee meets with our independent auditors to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q, recommends to the Board the independent auditors to be retained by us, oversees the independence of the independent auditors, evaluates the independent auditors’ performance, reviews and approves the fees of the independent auditors, and receives and considers the independent auditors’ comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee approves the compensation of our Vice President, Chief Audit Executive, who meets with the committee regularly without other members of management present.

2014 Proxy Statement

The Audit Committee also prepares the Audit Committee Report for inclusion in our proxy statement, approves audit and non-audit services provided to us by our independent auditors, considers conflicts of interest and reviews all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds, and meets with our Senior Vice President, Legal Affairs, to discuss our major risk exposures, including financial, operational, privacy, security, competition, and legal and regulatory risks, and review significant legal, compliance, and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies. Our Board has determined that Mr. Anderson is an “audit committee financial expert” as defined by the SEC. You can view our Audit Committee Charter on the corporate governance section of our investor relations website at http://investor.ebayinc.com/governance.cfm.

Compensation Committee

Our Compensation Committee consists of Mr. Barnholt, Mr. Ford, Ms. Mitic, and Mr. Tierney, each of whom is independent in accordance with the rules and regulations of the Nasdaq Global Select Market, including the new Nasdaq rules relating to compensation committee independence. Mr. Barnholt is the chairman of the committee. Ms. Mitic joined the committee in June 2013. The committee met seven times during 2013. The primary responsibilities of the Compensation Committee are to:

(1)

Review and approve all compensation programs applicable to directors and executive officers, the overall strategy for employee compensation, and the compensation of our CEO and our other executive officers;

(2)	Oversee and monitor compliance with the Company’s stock ownership guidelines applicable to directors and executive officers;

(3)	Review the Compensation Discussion and Analysis contained in our proxy statement and prepare the Compensation Committee Report for inclusion in our proxy statement; and

(4)	Review and consider the results of any advisory stockholder votes on executive compensation.

Additionally, the Compensation Committee assesses on an annual basis the independence of its compensation consultants, outside legal counsel, and other compensation advisers. The Compensation Committee Charter permits the committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. You can view our Compensation Committee Charter on the corporate governance section of our investor relations website at http://investor.ebayinc.com/governance.cfm. Additional disclosure regarding the role of the Compensation Committee in compensation matters, including the role of executive officers and consultants in compensation decisions, can be found under “Compensation Discussion and Analysis — Role of the Compensation Committee” and “— Role of Executive Officers and Consultants in Compensation Decisions” below.

20

eBay Inc.

21

Compensation Committee Interlocks and Insider Participation. All members of the Compensation Committee during 2013 were independent directors, and no member was an employee or former employee of eBay. No Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. During 2013, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Mr. Cook, Ms. Mitic, Mr. Schlosberg, and Mr. Tierney. Mr. Schlosberg is the chairman of the committee. Ms. Lepore was a member of the committee prior to her resignation from the Board in January 2013. The committee met four times during 2013. All members of our Corporate Governance and Nominating Committee are independent under the listing standards of the Nasdaq Global Select Market.

The primary responsibilities of the Corporate Governance and Nominating Committee include:

(1)	Making recommendations to the Board as to the appropriate size of the Board or any Board committee;

(2)	Reviewing the qualifications of candidates for the Board; and

(3)	Making recommendations to the Board on potential Board and Board committee members (whether as a result of vacancies, including any vacancy created by an increase in the size of the Board, or as part of the annual election cycle).

The committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. The committee has from time to time retained an executive search firm to help facilitate the screening and interview process of director nominees. The committee expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies.

Among other factors, the committee considers each candidate relative to the following attributes:

Character;

Integrity;

Judgment;

Skills;

Background;

Experience of particular relevance to the Company;

Ability to work with others to solve complex problems; and

Time available to devote to Board activities.

2014 Proxy Statement

The committee also considers the interplay of a candidate’s background and expertise with that of other Board members, and the extent to which a candidate may be a desirable addition to any committee of the Board. The committee also values diversity as a factor in selecting nominees to serve on the Board. Although the committee does not have a specific policy on diversity, the committee considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds and perspectives who combine a broad spectrum of experience and expertise. Finally, the Committee also takes into account the set of guiding principles relating to Board membership described in “Our Corporate Governance Practices — Succession Planning” above.

In addition to recommending director candidates, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management, reviews correspondence received from stockholders, and reviews on an annual basis our Corporate Governance Guidelines. Stockholders wishing to submit recommendations or director nominations for our 2015 Annual Meeting of Stockholders should submit their proposals to the Corporate Governance and Nominating Committee in care of our Corporate Secretary in accordance with the time limitations, procedures, and requirements described under the heading “May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?” in the section entitled “Questions and Answers about the Proxy Materials and Our 2014 Annual Meeting” above. You can view our Corporate Governance and Nominating Committee Charter on the corporate governance section of our investor relations website at http://investor.ebayinc.com/governance.cfm.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 3, 2014 by (1) each stockholder known to us to be the beneficial owner of more than 5% of our common stock, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table below, and (4) all executive officers and directors as a group. Unless otherwise indicated below, the address for each of our executive officers and directors is c/o eBay Inc., 2065 Hamilton Avenue, San Jose, California 95125.

	Shares Beneficially Owned (1)

Name of Beneficial Owner	Number	Percent

Pierre M. Omidyar (2)	108,408,308	8.5%

John J. Donahoe (3)	2,663,844	*

Robert H. Swan (4)	1,273,735	*

Devin N. Wenig (5)	213,381	*

David A. Marcus (6)	102,348	*

Mark T. Carges (7)	117,444	*

Fred D. Anderson (8)	9,623	*

Marc L. Andreessen (8)	37,123	*

Edward W. Barnholt (8)	60,628	*

Scott D. Cook (9)	264,849	*

William C. Ford, Jr. (10)	186,628	*

Kathleen C. Mitic	5,715	*

David M. Moffett (8)	46,128	*

Richard T. Schlosberg, III (11)	107,128	*

Thomas J. Tierney (12)	75,128	*

All directors and executive officers as a group (18 persons) (13)	114,988,511	9.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors, and principal stockholders and any Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 3, 2014, and restricted stock units, or RSUs, that are scheduled to vest within 60 days of March 3, 2014, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,269,135,972 shares of common stock outstanding as of March 3, 2014.

2014 Proxy Statement

(2)	Mr. Omidyar is our founder and Chairman of the Board. Includes 70,000 shares held by his spouse as to which he disclaims beneficial ownership, and 1,188,900 shares that Mr. Omidyar has pledged as security.

(3)	Mr. Donahoe is our President and CEO. Includes 2,083,628 shares Mr. Donahoe has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 35,306 RSUs scheduled to vest within 60 days of March 3, 2014.

(4)	Mr. Swan is our Senior Vice President, Finance and Chief Financial Officer. Includes 863,295 shares Mr. Swan has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 15,252 RSUs scheduled to vest within 60 days of March 3, 2014.

(5)	Mr. Wenig is our President, eBay Marketplaces. Includes 51,661 shares Mr. Wenig has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 13,835 RSUs scheduled to vest within 60 days of March 3, 2014.

(6)	Mr. Marcus is our President, PayPal. Includes 42,249 shares Mr. Marcus has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 35,771 RSUs scheduled to vest within 60 days of March 3, 2014.

(7)	Mr. Carges is our Chief Technology Officer. Includes 19,515 shares Mr. Carges has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 9,035 RSUs scheduled to vest within 60 days of March 3, 2014.

(8)	Includes, in the case of Mr. Anderson, 3,623 shares Mr. Anderson has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014; in the case of Mr. Andreessen, 31,008 shares Mr. Andreessen has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014; in the case of Mr. Barnholt, 56,128 shares Mr. Barnholt has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014; and in the case of Mr. Moffett, 41,128 shares Mr. Moffett has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014.

(9)	Includes 101,128 shares Mr. Cook has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014. The address for Mr. Cook is c/o Intuit Inc., 2535 Garcia Avenue, Mountain View, California 94043.

(10)	Includes 300 shares held in trusts for Mr. Ford’s children and where Mr. Ford and/or his spouse are trustees. Mr. Ford disclaims beneficial ownership of these shares. Includes 56,128 shares Mr. Ford has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014. The address for Mr. Ford is c/o Ford Motor Company, One American Road, Dearborn, Michigan 48126.

(11)	Includes 101,128 shares Mr. Schlosberg has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014. The address for Mr. Schlosberg is c/o Bank of San Antonio, 800 E. Sonterra Blvd., Suite 140, San Antonio, Texas 78257.

(12)	Includes 71,128 shares Mr. Tierney has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014. The address for Mr. Tierney is c/o The Bridgespan Group, 2 Copley Place, 7th Floor, Suite 3700B, Boston, Massachusetts 02116.

(13)	Includes 4,204,800 shares subject to options exercisable within 60 days of March 3, 2014, and 165,154 RSUs scheduled to vest within 60 days of March 3, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the fiscal year ended December 31, 2013, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

24

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

The Audit Committee is charged with reviewing reports relating to compliance program activities and the oversight of the Code of Business Conduct as applied to the Company’s directors and executive officers. The Audit Committee also reviews and approves all transactions with related persons that are required to be disclosed in this section of our proxy statement. The charter of our Audit Committee and our Code of Business Conduct may be found on our investor relations website at http://investor.ebayinc.com/governance.cfm.

Our Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction includes transactions in which (1) the amount involved is more than $120,000 in any consecutive 12-month period, (2) eBay is a participant, and (3) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers, holders of more than 5% of eBay’s outstanding common stock and their respective immediate family members. Pursuant to the policy, all related person transactions must be approved by the Audit Committee or, in the event of an inadvertent failure to bring the transaction to the Audit Committee for pre-approval, ratified by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of the Audit Committee. In deciding whether to approve or ratify a related person transaction, the Audit Committee will consider the following factors:

whether the terms of the transaction are (1) fair to eBay and (2) at least as favorable to eBay as would apply if the transaction did not involve a related person;
whether there are demonstrable business reasons for eBay to enter into the transaction;
whether the transaction would impair the independence of an outside director under eBay’s director independence standards; and

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

2014 Proxy Statement

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with eBay. Since the beginning of 2013, there were no other related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under SEC rules.

26

PROPOSALS REQUIRING YOUR VOTE

Proposal 1
Election of Directors

At the 2014 Annual Meeting, four directors are to be elected to serve for a one-year term until our 2015 Annual Meeting, and until their successors are elected and qualified.

eBay’s Board recommends that you vote on the WHITE proxy card or voting instruction form “FOR ALL” of the eBay Board’s nominees for election (Mr. Anderson, Mr. Barnholt, Mr. Cook and Mr. Donahoe) to be elected and to serve as directors of eBay until our 2015 Annual Meeting and until their successors are elected and qualified. It is intended that the WHITE proxies will be voted for these four eBay nominees set forth in this proposal. eBay’s Board unanimously recommends using the enclosed WHITE proxy card to vote “FOR ALL” of the eBay Board’s four nominees for director.

Our Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes. The first class currently consists of four directors, the second class currently consists of four directors and the third class currently consists of three directors. In April 2012, we placed on the ballot and our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board and move to annual elections of directors. As a result, the terms of all of our directors (including those elected at the 2014 Annual Meeting) will expire at the 2015 Annual Meeting, and all Board members will stand for annual election, beginning with our 2015 Annual Meeting. A director who is elected to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board is presently composed of 11 members, nine of whom are currently independent directors within the meaning of the listing standards of the Nasdaq Global Select Market. The 11 directors comprised eBay’s full board for the 2013 fiscal year, except that Ms. Lepore was also a member of the Board until her resignation in January 2013. The four nominees standing for election at the Annual Meeting are from the first class of directors, whose term of office expires at the upcoming Annual Meeting. Each of the four nominees is currently a member of the Board and has been previously elected by the stockholders. Each of the four nominees has consented to serving as a nominee and being named as a nominee in this Proxy Statement, and to serving as a director if elected. If elected at the Annual Meeting, each of the nominees would serve a one-year term until our 2015 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

2014 Proxy Statement

Vote Standard for Election of Directors. The Icahn Group has notified us of its intent to nominate two Icahn Group employees for election as directors at the Annual Meeting. The election of directors is therefore considered a contested election, as defined in our Bylaws, unless the Icahn Group withdraws its nominees and the Board rescinds its determination that the Annual Meeting is contested at least 20 days prior to the date of the 2014 Annual Meeting as initially announced. Accordingly, the four nominees receiving the highest number of “FOR” votes will be elected. Withholdings will be counted as present for purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

The Annual Meeting will become uncontested in the event the Icahn Group withdraws its nominees and the Board rescinds its determination that the Annual Meeting is contested at least 20 days prior to May 13, 2014. Our Bylaws provide that in the event of an uncontested election, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to such director—i.e., the numbers of shares voted “FOR” a director nominee must exceed the number of votes case “AGAINST” that nominee.

eBay’s Board does not endorse any Icahn Group nominees and urges you not to sign or return any proxy card that may be sent to you by the Icahn Group. Voting to “WITHHOLD” with respect to any of the Icahn Group’s nominees on its proxy card is not the same as voting for the eBay Board’s nominees because a vote to “WITHHOLD” with respect to any of the Icahn Group’s nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the gold proxy card, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (800) 269-6427 or collect at (212) 269-5550.

Set forth below is biographical information as of March 3, 2014 for each of Mr. Anderson, Mr. Barnholt, Mr. Cook, and Mr. Donahoe as well as for each director whose term of office will continue after the upcoming Annual Meeting. In addition to the information set forth below, Appendix B sets forth information relating to certain of our directors, officers, and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position as eBay directors or because they may be soliciting proxies on our behalf.

The persons named as proxies intend to vote the proxies “FOR” the election of each of the four nominees set forth above unless you indicate on the WHITE proxy card a vote to “WITHHOLD” your vote with respect to any of the nominees. It is expected that all nominees will be able to serve. If before the election one or more are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and substitute nominees chosen by the eBay Board unless it reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended Proxy Statement and proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised Proxy Statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

28

eBay Inc.

29

Background to the Board’s Recommendation in Favor of eBay’s Nominees.

The Corporate Governance and Nominating Committee considers a number of factors and principles in determining the slate of director nominees for election to the Company’s Board, as discussed in the section titled “Corporate Governance and Nominating Committee,” above. In particular, the Board considers the following factors and principles to evaluate and select nominees:

The Board should be composed of directors chosen on the basis of their character, integrity, judgment, skills, background, and experience of particular relevance to the Company.

Directors should have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

Directors should also represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.

Each director should be an individual of the highest character and integrity, with the ability to work well with others and with sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

In addressing the overall composition of the Board, characteristics such as diversity, age, international background, and expertise should be considered as well.

The Board should be composed of directors who are highly engaged with our business.

The Board should include individuals with highly relevant professional experience.

eBay’s Corporate Governance and Nominating Committee and Board have evaluated each of Mr. Anderson, Mr. Barnholt, Mr. Cook, and Mr. Donahoe and each of the Icahn Group’s proposed nominees against the factors and principles eBay uses to select nominees for director. Based on this evaluation, our Corporate Governance and Nominating Committee and the Board have concluded that it is in the best interests of eBay and its stockholders for each of the proposed nominees listed below to continue to serve as a director of eBay.

The eBay Board recommends that you vote on the WHITE proxy card or voting instruction form “FOR ALL” in order to elect each of Mr. Anderson, Mr. Barnholt, Mr. Cook, and Mr. Donahoe. The board believes that these four nominees have a strong track record of being responsible stewards of stockholders’ interests and bring extraordinarily valuable insight, perspective and expertise to the board. Additional reasons that the board recommends supporting the election of Mr. Anderson, Mr. Barnholt, Mr. Cook, and Mr. Donahoe include:

All four nominees have high-level managerial experience in relatively complex organizations, having served in CEO and CFO roles at Agilent Technologies, Intuit Inc., eBay Inc., and Apple Inc.

Each nominee has highly relevant professional experience in the management, technology, innovation, and financial services fields.

Each nominee is highly engaged and able to commit the time and resources needed to provide active oversight of eBay and its management. None of the nominees (or any of our other directors) sits on the boards of more than two other public companies, and each of our directors attended at least 75% of the aggregate of all of our Board meetings and committee meetings for committees on which such director served during 2013.

2014 Proxy Statement

We believe each nominee is an individual of high character and integrity and is able to contribute to strong board dynamics.

These four nominees have experience and expertise that complement the skill sets of eBay’s other board members.

In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of eBay.

eBay’s Board recommends that you vote on the WHITE proxy card or voting instruction form “FOR ALL” of the Company’s nominees (Mr. Anderson, Mr. Barnholt, Mr. Cook, and Mr. Donahoe) to be elected and to serve as directors of eBay until our 2015 Annual Meeting and until their successors are elected and qualified.

Director Resignation Policy for Uncontested Elections. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to our Bylaws. In the case of an uncontested election, in accordance with our Corporate Governance Guidelines, our Board expects each incumbent director who is nominated for re-election to resign from the Board effective upon the Board’s acceptance of such resignation, in accordance with the procedure set forth in our Bylaws, if he or she fails to receive the required number of votes for re-election in accordance with our Bylaws. Our Corporate Governance Guidelines provide that, in considering whether to nominate any incumbent director for re-election, the Board will take into account whether the director has tendered an irrevocable resignation that will be effective upon the Board’s acceptance of such resignation in the event the director fails to receive the required vote to be re-elected. In the case of a proposed nominee who is not an incumbent director, the Board will take into account whether the individual has agreed to tender such a resignation prior to being nominated for re-election. In the case of an uncontested election, if a nominee who is an incumbent director does not receive the required vote for re-election, the Corporate Governance and Nominating Committee or another committee of the Board will decide whether to accept or reject such director’s resignation (if the director has tendered such a resignation), or whether to take other action, within 90 days after the date of the certification of the election results (subject to an additional 90-day period in certain circumstances). In reaching its decision, the committee will review factors it deems relevant, which may include any stated reasons for “AGAINST” votes, whether the underlying cause or causes of the “AGAINST” votes are curable, criteria considered by the committee in evaluating potential candidates for the Board, the length of service of the director, the size and holding period of such director’s stock ownership in the Company, and the director’s contributions to the Company. The committee’s decision will be publicly disclosed in a filing with the SEC. If a nominee who was not already serving as a director fails to receive the required votes to be elected at the annual meeting, he or she will not become a member of the Board. Each director nominee is currently serving on the Board and has submitted an irrevocable resignation of the type described above.

30

eBay Inc.

31

Nominees for Election for a One-Year Term Expiring at Our 2015 Annual Meeting
FRED D. ANDERSON

Director Since	2003

Age	69

eBay Board Committees	Audit Committee (Chairman; Audit Committee Financial Expert)

Other Public Company Boards	Yelp Inc. (since 2011)

Experience

Mr. Anderson is the Co-Founder of Elevation Partners, a private equity firm that focuses on the media and entertainment industry, and has served as a Managing Director since July 2004. From 1996 until 2004, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Apple Inc. From 1992 until 1996, Mr. Anderson served as Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. Prior to that, Mr. Anderson was the COO and President of MAI Systems. Mr. Anderson currently serves on the Board of Directors of Yelp Inc.

On April 24, 2007, the SEC filed a complaint against Mr. Anderson and another former officer of Apple. The complaint alleged that Mr. Anderson failed to take steps to ensure that the accounting for an option granted in 2001 to certain executives of Apple, including himself, was proper. Simultaneously with the filing of the complaint, Mr. Anderson settled with the SEC, neither admitting nor denying the allegations in the complaint. In connection with the settlement, Mr. Anderson agreed to a permanent injunction from future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Section 16(a) of the Exchange Act and Rules 13b2-2 and 16a-3 thereunder, and from aiding and abetting future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder. He also agreed to disgorge approximately $3.5 million in profits and interest from the option he received and to pay a civil penalty of $150,000. Under the terms of the settlement, Mr. Anderson may continue to act as an officer or director of public companies.

Mr. Anderson was formerly a Certified Public Accountant with Coopers & Lybrand and a captain in the U.S. Air Force. Mr. Anderson also serves on the Board of Trustees for Whittier College. Mr. Anderson received his B.A. from Whittier College and his M.B.A. from the University of California, Los Angeles.

2014 Proxy Statement

Financial Expertise

Extensive financial experience, having served as the CFO of Apple Inc., one of the world’s largest consumer electronics companies, for eight years and the CFO of Automatic Data Processing, one of the world’s largest providers of business processing solutions, for four years.

Technology Industry Experience	Former CFO of two large and innovative global technology companies, as well as extensive experience as a board member of public technology companies.

Leadership	Co-Founder and Managing Director of Elevation Partners.

Transactional Experience

Significant experience in all aspects of analyzing and executing sophisticated corporate transactions with very large and sophisticated technology businesses and through his experience at Elevation Partners.

32

eBay Inc.

33

EDWARD W. BARNHOLT

Director Since	2005

Age	70

eBay Board Committees	Compensation Committee (Chairman)

Other Public Company Boards	Adobe Systems Incorporated (since 2005), KLA-Tencor Corporation (since 1997)

Experience

Mr. Barnholt served as President and Chief Executive Officer of Agilent Technologies, Inc., a measurement company, from May 1999 until his retirement in March 2005, and helped lead Agilent’s spin-off from Hewlett-Packard Company in November 1999. From 1966 to 1999, Mr. Barnholt held various positions at Hewlett-Packard Company. Mr. Barnholt currently serves as the Non-Executive Chairman of the Board of Directors of KLA-Tencor Corporation and as a member of the Board of Directors of Adobe Systems Incorporated.

Mr. Barnholt also serves as a member of the Board of Trustees of the David and Lucile Packard Foundation. Mr. Barnholt received a B.S and M.S. in Electrical Engineering from Stanford University.

Technology Industry Experience	Over 48 years working in the technology sector at some of the largest and most complex companies in the industry, including Agilent Technologies, Inc. and Hewlett-Packard Company.

Leadership

Extensive leadership experience as CEO of Agilent Technologies for seven years and extensive experience serving as a Chairman and board member of companies, including KLA-Tencor and Adobe Systems (where he also serves on the Compensation Committees).

Transactional/M&A Experience	Helped lead the spin-off of Agilent from Hewlett-Packard Company in 1999.

2014 Proxy Statement

SCOTT D. COOK

Director Since	1998

Age	61

eBay Board Committees	Corporate Governance and Nominating Committee

Other Public Company Boards	Intuit Inc. (since 1984), The Procter & Gamble Company (since 2000)

Experience

Mr. Cook co-founded Intuit Inc., a maker of business and financial management technology solutions, including QuickBooks, Quicken, and TurboTax, in 1983. Mr. Cook has served Intuit in various capacities since its founding, has been a director of Intuit since March 1984, and has been the Chairman of the Executive Committee of the Board of Directors of Intuit since August 1998. Mr. Cook also serves on the Board of Directors of The Procter & Gamble Company (where he is Chair of the Innovation and Technology Committee and a member of the Compensation & Leadership Development Committee), and The Intuit Scholarship Foundation.

Mr. Cook received his B.A. from the University of Southern California and his M.B.A from the Harvard Business School.

Technology Industry Experience

Mr. Cook has been a leader in the technology industry for the past 31 years. As co-founder of Intuit Inc., a global consumer-facing technology company, Mr. Cook has driven innovation and significant growth.

Leadership	Mr. Cook’s leadership experience as co-founder, Chairman, and board member of Intuit provides the eBay Board with strong technology leadership expertise.

Thought Leadership	Mr. Cook serves on the Harvard Business School’s Dean’s Advisory Board. Mr. Cook is also on the Board of the Center for Brand and Product Management at the University of Wisconsin.

Marketing/Product Development

Extensive experience in product development and marketing as founder of the Board of the Center for Brand and Product Management at the University of Wisconsin, which focuses on training MBA students in brand and product management.

34

eBay Inc.

35

JOHN J. DONAHOE

Director Since	2008

Age	53

eBay Board Committees	None

Other Public Company Boards	Intel Corporation (since 2009)

Experience

Mr. Donahoe has served as eBay’s President and Chief Executive Officer since March 2008, and as a director of eBay since January 2008. From January 2012 until April 2012, Mr. Donahoe served as Interim President of PayPal. From January 2008 to March 2008, Mr. Donahoe served as CEO-designate of eBay. From March 2005 to January 2008, Mr. Donahoe served as President, eBay Marketplaces. From January 2000 to February 2005, Mr. Donahoe served as the Worldwide Managing Director of Bain & Company.

Mr. Donahoe serves on the Board of Directors of Intel Corporation (where he serves as a member of the Compensation Committee and Corporate Governance and Nominating Committee). Mr. Donahoe received his B.A. in Economics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Technology Industry Experience

Extensive industry experience and deep knowledge of eBay’s day-to-day operations based on current role as eBay’s President and Chief Executive Officer and previous managerial experience as President of eBay Marketplaces and Interim President of PayPal.

Leadership

Served as the President of eBay Marketplaces and Interim President of PayPal for approximately three years combined. Former leadership experience prior to eBay as Worldwide Managing Director of Bain & Company, one of the largest and most well-respected global management consulting firms in the world.

International Experience

As Worldwide Managing Director of Bain & Company, Mr. Donahoe oversaw the firm’s global management consulting business with a diverse client base and substantial international operations. This broad international experience is extremely valuable to the Board.

Transactional/M&A Experience	Oversaw the acquisitions of Braintree, GSI Commerce, and 35 other companies, and the divestiture of Skype.

The Board of Directors Recommends a Vote FOR ALL four of the Named Nominees.

2014 Proxy Statement

Directors Continuing in Office Until Our 2015 Annual Meeting

MARC L. ANDREESSEN

Director Since	2008

Age	42

eBay Board Committees	None

Other Public Company Boards	Facebook, Inc. (since 2008), Hewlett-Packard Company (since 2009)

Experience

Mr. Andreessen is Co-Founder and General Partner of AH Capital Management, L.L.C. (d/b/a Andreessen Horowitz), a venture capital firm formed in 2009. Mr. Andreessen also co-founded Ning, Inc., an online platform for people to create their own social networks, and served as Chairman of the Board of Directors of Ning, Inc. from late 2004 to December 2011.

Mr. Andreessen also serves on the Board of Directors of Hewlett-Packard Company (where he is the Chair of the Technology Committee and serves on the Finance and Investment Committee), Facebook, Inc. (where he is the Chair of the Governance Committee and serves on the Audit Committee), and Stanford Hospital, in addition to several smaller private companies. Mr. Andreessen received a B.S. from the University of Illinois Urbana-Champaign.

Technology Industry Experience	Extensive industry experience. Mr. Andreessen has proven to be one of the most influential and innovative voices in the industry, building world class technology companies for over 20 years.

Leadership

Mr. Andreessen co-founded and leads Andreessen Horowitz, one of the preeminent venture capital firms in the country, and serves as a board member at several leading technology companies, including Hewlett-Packard Company and Facebook, Inc.

Transactional/M&A Experience

Venture capital experience selling multiple start-up companies, including two that he founded: Netscape Communications Corp. to AOL in 1999 and Opsware, Inc. to Hewlett-Packard Company in 2007, as well as portfolio companies as a venture capitalist.

36

eBay Inc.

37

WILLIAM C. FORD, JR.

Director Since	2005

Age	56

eBay Board Committees	Compensation Committee

Other Public Company Boards	Ford Motor Company (since 1988)

Experience

Mr. Ford has served as Executive Chairman of Ford Motor Company, a global company that manufactures and distributes cars and trucks, since September 2006 and has served as Chairman of its Board of Directors since January 1999. Mr. Ford also currently serves as Chairman of Ford’s Finance Committee and as a member of its Sustainability Committee.

Mr. Ford is the founder of Fontinalis Partners, established in 2009. He is Vice Chairman of The Detroit Lions, Inc., a Trustee of The Henry Ford, Chairman of the Detroit Economic Club, and a board member of the Business Leaders for Michigan and Henry Ford Health Systems.

Mr. Ford received his B.A. from Princeton University and an S.M. degree in Management from the Massachusetts Institute of Technology.

Leadership

Mr. Ford has a history of leadership at Ford Motor Company having served as the company’s Chairman of the Board from 1999 to 2006, the Chief Executive Officer from 2001 to 2006, and the current Executive Chairman.

International Experience	Extensive experience in global markets with Ford Motor Company, a global consumer-facing company that operates in almost every major market in the world.

2014 Proxy Statement

KATHLEEN C. MITIC

Director Since	2011

Age	44

eBay Board Committees	Compensation Committee and Corporate Governance and Nominating Committee

Other Public Company Boards	Restoration Hardware Holdings, Inc. (since 2013)

Experience

Ms. Mitic is the Founder and Chief Executive Officer of Sitch, Inc. (formerly known as Three Koi Labs, Inc.), a mobile start-up company formed in August 2012. From August 2010 to August 2012, Ms. Mitic served as Director of Platform & Mobile Marketing for Facebook, Inc., a social networking service. From June 2009 to July 2010, Ms. Mitic served as Senior Vice President, Product Marketing of Palm, Inc., a smartphone manufacturer. From May 2008 to June 2009, Ms. Mitic was an Executive-in-Residence at Elevation Partners, a private equity firm focused on the media and entertainment industries. From December 2006 to February 2008, Ms. Mitic served as Chief Operating Officer of Skyrider Inc., a developer of online peer-to-peer networking solutions.

Ms. Mitic currently serves on Board of Directors of Restoration Hardware (where she also serves on the Audit Committee). She also serves on the Board of Special Olympics International.

Ms. Mitic received her B.A. from Stanford University and her M.B.A. from Harvard Business School.

Marketing Experience

Expertise in global marketing. Ms. Mitic led Global Platform & Mobile Marketing at Facebook, Inc., one of the world’s most recognized social networking companies and led Global Products Marketing at Palm, Inc.

Technology Industry Leadership

Ms. Mitic has served in executive positions within the industry as listed above, including at major global consumer-facing technology companies, for the past eight years. She has experience building and operating technology companies as the founder and Chief Executive Officer of Sitch and the Chief Operating Officer at Skyrider, Inc.

38

eBay Inc.

39

DAVID M. MOFFETT

Director Since	2007

Age	62

eBay Board Committees	Audit Committee

Other Public Company Boards	CIT Group Inc. (since 2010), Genworth Financial, Inc. (since 2012)

Experience

Mr. Moffett was appointed CEO of Federal Home Loan Mortgage Corp. (Freddie Mac), a government controlled and sponsored mortgage company as part of a “plan of action” by the Federal Housing Finance Agency, from September 2008 until his retirement in March 2009. He also served as a director of Freddie Mac from December 2008 to March 2009. In 1993, Mr. Moffett joined Star Banc Corporation, a bank holding company, as Chief Financial Officer and during his tenure played an integral role in the acquisition of Firstar Corporation in 1998 and later U.S. Bancorp in 2001. Mr. Moffett remained CFO of U.S. Bancorp until 2007.

Mr. Moffett currently serves on the Board of Directors of CIT Group Inc. (where he currently serves on the Audit Committee) and of Genworth Financial, Inc. (where he currently serves on the Nominating and Corporate Governance Committee and Legal and Public Affairs Committee). He also currently serves as a Trustee for Columbia Atlantic Mutual Funds and as a consultant to various financial services companies.

Mr. Moffett received a B.A. from the University of Oklahoma and an M.B.A. from Southern Methodist University.

Financial and Regulatory Expertise

Mr. Moffett has more than 30 years of strategic finance, risk management, and operational experience in banking and payment processing. He brings this strong financial expertise to his role on the Board and as a member of the Audit Committee.

He also has extensive global financial management and regulatory expertise as a former Chief Executive Officer and Chief Financial Officer of financial services companies.

Payments Business Expertise

Mr. Moffett has extensive experience in the payments business as a result of his involvement with the development of U.S. Bancorp’s global expansion of its merchant processing business, which is particularly relevant to PayPal’s and Bill Me Later’s businesses.

Leadership	Mr. Moffett’s leadership experience as CEO of Freddie Mac adds to the strong leadership expertise of the board.

Transaction Experience

During his tenure as CFO of Star Banc Corporation, Mr. Moffett played an integral role in the successful acquisitions of Firstar Corporation and U.S. Bancorp. His deep experience in leading successful acquisitions is very relevant to eBay’s board.

2014 Proxy Statement

PIERRE M. OMIDYAR

Director Since	1996

Age	46

eBay Board Leadership	Chairman

Other Public Company Boards	None

Experience

Mr. Omidyar founded eBay in September 1995. He has been a director and Chairman of the Board since eBay’s incorporation in May 1996. Mr. Omidyar is the Founding Partner and Chairman of Omidyar Network, a philanthropic investment firm committed to creating opportunity for individuals to improve their lives. He is Co-Founder, Chief Executive Officer, and publisher of Civil Beat, an online news service formed in 2010. Mr. Omidyar is also the founder, Chief Executive Officer and publisher of First Look Media, a mass media news organization established in 2013.

Mr. Omidyar serves on the Board of Trustees of Omidyar-Tufts Microfinance Fund, the Punahou School, Santa Fe Institute, and the Roshan Cultural Heritage Institute.

Mr. Omidyar received a B.S. from Tufts University.

Technology Industry Experience

Mr. Omidyar has extensive experience as a technologist and innovator in our industry. His knowledge of the industry and long history of driving innovation provides important expertise to our Company that is technology driven and focused on innovation.

Leadership

As the founder of eBay, Mr. Omidyar brings to the Board a deep understanding of the business and a long-standing history as a leader within our Company and the technology industry.

In addition to eBay, Mr. Omidyar has also been a founder of several other innovative businesses, including the Omidyar Network and First Look Media. His extensive experiences as an entrepreneur are particularly relevant to our nimble, fast-changing businesses.

40

eBay Inc.

41

RICHARD T. SCHLOSBERG, III

Director Since	2004

Age	69

eBay Board Committees	Audit Committee and Corporate Governance and Nominating Committee (Chairman)

Other Public Company Boards	Edison International (since 2002)

Experience

Mr. Schlosberg served as President and Chief Executive Officer of the David and Lucile Packard Foundation, a private family foundation from May 1999 until his retirement in January 2004. Prior to joining the foundation, he was Executive Vice President and Director of The Times Mirror Company, a media communications company, and Publisher and Chief Executive Officer of The Los Angeles Times. He was also President of the Newspaper Group, with responsibility for oversight of six newspaper companies.

Mr. Schlosberg currently serves on the Board of Directors of Edison International (where he is the Lead Independent Director and member of the Compensation and Executive Personnel Committee and the Nominating/Corporate Governance Committee). He is also a founding Director of the U.S. Air Force Academy Endowment, and Director of the San Antonio Area Foundation. He is also Chairman of the Board of Directors of the Kaiser Family Foundation and the Texas Biomedical Research Institute.

Mr. Schlosberg is a graduate of the United States Air Force Academy and received an M.B.A. from Harvard Business School.

Communications Industry Experience	Extensive industry experience and knowledge and expertise relevant to eBay’s classified business as former leader, contributor, and publisher of leading news and communications companies.

Extensive Philanthropic Leadership

Former President and CEO of one of the nation’s largest philanthropic foundations, the David and Lucile Packard Foundation. During his tenure, the foundation made grants totaling over $2 billion to non-profit organizations worldwide.

Public Company Board Leadership	Serves as Lead Independent Director of Edison International and former Chairman of the Compensation and Executive Personnel Committee.

Public Service Experience	A distinguished graduate of the United States Air Force Academy and founding Director of the U.S. Air Force Academy Endowment.

2014 Proxy Statement

THOMAS J. TIERNEY

Director Since	2003

Age	60

eBay Board Leadership	Lead Independent Director

eBay Board Committees	Compensation Committee and Corporate Governance and Nominating Committee

Other Public Company Boards	None

Experience

Mr. Tierney is Chairman and co-founder of The Bridgespan Group, a nonprofit organization that collaborates with mission-driven leaders and organizations to help accelerate social impact, and has been its Chairman of the Board since late 1999. From 1980 to 2000, he held various positions at Bain & Company, including serving as its Chief Executive from 1992 to 2000.

Mr. Tierney currently serves on many charitable boards, including the National Board of The Nature Conservancy, the Hoover Institution (where he serves as Chairman), and The Woods Hole Oceanographic Institution.

Mr. Tierney received his B.A. from the University of California at Davis and received an M.B.A. degree from Harvard Business School, where he graduated with distinction.

Nonprofit and Philanthropic Leader

Mr. Tierney is a social entrepreneur and recognized leader in the non-profit world, and frequently speaks and writes on a variety of topics related to nonprofit leadership and philanthropy. Mr. Tierney also is Chair of the Harvard Business School Initiative on Social Enterprise and serves on the Harvard Business School’s Dean’s Advisory Board.

Extensive Managerial and Strategy/Leadership Consulting Experience

Extensive managerial experience as Chairman of The Bridgespan Group and Chief Executive of Bain & Company and over 35 years providing strategy and leadership consulting to CEOs across a range of industries.

Business Leadership Expertise	Helped lead Bain & Company through a highly successful turnaround.

42

      PROPOSALS REQUIRING YOUR VOTE

Proposal 2

Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Pursuant to Section 14A of the Exchange Act of 1934, or the Exchange Act, an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with eBay’s 2011 Annual Meeting of stockholders. At that meeting, our stockholders agreed, and the eBay Board subsequently approved, that the advisory vote on executive compensation be held on an annual basis. Accordingly, and pursuant to Section 14A of the Exchange Act, we are asking stockholders for an advisory approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion included in this proxy statement.

As discussed in the Compensation Discussion and Analysis, the Compensation Committee is committed to providing an executive compensation program that serves the long-term interests of our stockholders. Our executive compensation program aligns the interests of our executives with eBay’s stockholders by tying a significant portion of executive pay to Company performance. Specifically, our compensation programs are designed to:

align compensation with our business objectives and performance;

enable us to attract, retain, and reward executive officers and other key employees who contribute to our long-term success;

motivate executive officers to enhance long-term stockholder value; and

position eBay competitively among the companies against which we recruit and compete for talent.

To meet these objectives, the Company and the Compensation Committee seek to ensure that total compensation for our executives is heavily weighted to variable, performance-based compensation. In particular, payouts under our performance-based restricted stock

2014 Proxy Statement

unit, or PBRSU, program and annual cash incentive plan depend on the Company achieving pre-determined performance metrics that are approved by the Compensation Committee. In 2013, 50% of the value of equity compensation awarded to our executives was in the form of PBRSUs, which are granted based on two-year financial performance. In addition, under our annual cash incentive plan, 75% of each named executive officer’s target bonus was based on Company financial performance with the remaining 25% based on individual performance; there is no payout for individual performance unless thresholds for Company performance are met. The Company also grants time-based restricted stock units, or RSUs, and stock options whose value depends on the performance of the Company’s stock.

Following our 2013 advisory vote on executive compensation, which received support from approximately 60% of the votes cast, we increased our stockholder engagement. Over the remainder of 2013 and early 2014, we directly engaged with institutional holders of over 25% of our common shares outstanding to solicit direct feedback on our compensation programs.

We recognize that compensation programs must be understandable to be effective and that program administration and decision-making must be fair and equitable. We also consider the financial obligations created by our compensation programs and design them in a manner that we believe is cost-effective.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Board, or our Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

The Board of Directors Recommends a Vote FOR Proposal 2.

44

      PROPOSALS REQUIRING YOUR VOTE

Proposal 3

Approval of the Amendment and Restatement of Our 2008 Equity Incentive Award Plan

Summary of Amendment We are asking you to approve the amendment and restatement of our 2008 Equity Incentive Award Plan, or the 2008 Plan. The purposes of amending and restating the 2008 Plan are to:

increase the number of shares available for future issuance under the 2008 Plan by an additional 21.6 million shares and, subject to stockholder approval of the amendment and restatement of the 2008 Plan, to discontinue future grants under the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended, or the GSI Plan;

provide the Company with the flexibility to implement alternative award vesting schedules where they are needed to comply with local regulations affecting the design or vesting of long-term incentive awards; and

extend the term of the 2008 Plan to the tenth anniversary of stockholder approval of the amendment and restatement of the 2008 Plan.

On February 28, 2014, at the recommendation of the Compensation Committee, the Board adopted the amendment and restatement of the 2008 Plan subject to the approval of our stockholders.

Rationale for the Share Increase

The Board recommends that the Company’s stockholders approve the proposed amendment and restatement of the 2008 Plan to allow us to continue to grant a variety of equity awards as a valuable tool to help attract and retain our employees, non-employee directors, and consultants, more closely align their interests with our stockholders, and motivate award recipients to increase stockholder value by contributing to the long-term growth and success of our Company.

2014 Proxy Statement

The Compensation Committee and the Board carefully manage the equity awards and share usage under our equity plans. In addition, the Company actively manages dilution from equity award grants and regularly conducts stock repurchases to limit the dilutive impact of our equity plans upon our stockholders. The requested increase and plan modifications are intended to provide the Company with a moderate pool to fund equity awards, which we believe are in line with competitive practices and further stockholder interests. As of March 3, 2014, 43,751,453 shares are available for future grants under the 2008 Plan and 960,131 shares are available for future grants under the GSI Plan. Assuming stockholder approval of the proposed amendment and restatement of the 2008 Plan, based on shares available as of March 3, 2014, 65,351,453 shares will be available for future grants under the 2008 Plan and no additional awards will be granted under the GSI Plan.

Key Features of the Plan

The 2008 Plan includes a number of provisions designed to serve stockholders’ interests and facilitate effective corporate governance, including the following:

Limitation on Reuse of Shares. Shares that are delivered to, or withheld by, the Company under an award may not be reissued under the 2008 Plan. Specifically, shares may be delivered or withheld in connection with the exercise of stock options, the settlement of stock appreciation rights or the payment of required withholding taxes; in these circumstances, the shares delivered or withheld will not be available for new grants under the 2008 Plan.

No Repricing or Granting of Discounted Stock Options or Stock Appreciation Rights. The 2008 Plan does not permit, without stockholder approval, the repricing of options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price. The 2008 Plan also prohibits the granting of stock options or stock appreciation rights with an exercise price that is less than the fair market value of eBay stock on the date of grant.

No “Evergreen” Provision. The 2008 Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

Clawback. Any awards made under the 2008 Plan are subject to a clawback or recoupment policy of the Company. In January 2014, the terms of the clawback policy were adopted by the Compensation Committee subject to amendment to comply with the SEC rules to be issued in accordance with the Dodd-Frank Act.

Deductibility of Awards. The 2008 Plan includes provisions that are intended to meet the requirements for deductibility of certain types of awards under Section 162(m) of the Internal Revenue Code of 1986, or the Code, including by qualifying such awards under the 2008 Plan as “performance-based compensation.”

Plan Administration. The 2008 Plan is administered by the Compensation Committee, which is composed entirely of “non-employee directors,” as that term is defined in Rule 16b-3 under the Exchange Act, and “outside directors,” as that term is defined in Section 162(m) of the Code.

Limitation on Awards to Any One Individual. The number of shares that may be subject to awards granted to any one individual during any calendar year is limited to two million. The amount of cash that may be paid during any calendar year with respect to performance-based awards (including performance bonus awards) is limited to $3 million.

46

eBay Inc.

47

In addition, the 2008 Plan counts awards against the available plan reserve based on ratios tied to the expected value of the award, with full value awards counting as one (1) share for each share subject to the award, and options and stock appreciation rights counting as 0.5587 shares for each share subject to the award. “Full value awards” are defined as awards denominated in shares of eBay’s common stock other than stock options and stock appreciation rights. This 0.5587 ratio, which has been used in respect of awards granted as stock options and stock appreciation rights under the 2008 Plan since April 26, 2012, equates to approximately one (1) full value award equaling 1.79 options and will not change in connection with the proposed amendment and restatement of the 2008 Plan.

Discontinuation of Future Grants Under the GSI Plan

If stockholders approve the proposed amendment and restatement of the 2008 Plan, no future grants will be made under the GSI Plan. Shares available for grant under the GSI plan will no longer be available for future grants, and will not be assumed under the 2008 Plan. Where an award previously made under the GSI Plan terminates, expires, or lapses for any reason, or is settled in cash without delivery of shares to the participant, shares subject to that award will again be available for grant under the 2008 Plan, pursuant to the terms of the 2008 Plan.

Our Equity Plans

The following table sets forth information regarding our outstanding equity awards as of March 3, 2014 under our existing equity compensation plans, including our 2008 Plan and the GSI Plan (under which we will cease future grants effective upon stockholder approval of the amendment and restatement of the 2008 Plan), as well as shares of our common stock that may be issued upon the exercise of outstanding options under our terminated equity compensation plans, or the terminated plans. Awards assumed in connection with our prior acquisitions of other businesses are also included in this table. We collectively refer to all of the foregoing plans as our Equity Compensation Plans. No warrants are outstanding under any of our Equity Compensation Plans.

Plan Category	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock options	12,364,052	$25.8375	3.75

Full-value awards (1)	31,844,553	N/A	N/A

Shares subject to outstanding equity awards	44,208,605

Shares available for grant (2)	44,711,584

Shares of common stock outstanding	1,269,135,792

(1)	Represents grants of RSUs, deferred stock units, or DSUs, and PSUs.
(2)	Includes 43,751,453 shares available for future grants under the 2008 Plan and 960,131 shares available for future grants under the GSI Plan. The shares available under the GSI Plan will no longer be available for future grants if stockholders approve the proposed amendment and restatement of the 2008 Plan.

As of March 3, 2014, our overhang, calculated as the number of shares subject to equity awards outstanding but not vested (and, in the case of options, exercised), plus the number of shares available to be granted, divided by the total number of common shares outstanding as of March 3, 2014, was 7.01%. If the amendment and restatement of the 2008 Plan is approved by stockholders, the maximum overhang from outstanding and available awards as a percentage of common stock outstanding would be 8.63% as of March 3, 2014.

2014 Proxy Statement

The following table sets forth information regarding our run rate for 2011-2013 and our overhang at fiscal year-end for each of those periods.

Run Rate and Overhang

Shares in Equity Compensation Plans (in millions)	2011	2012	2013	Three-Year Average
Stock Options Granted (Includes Assumed Options)	8	2	2

Full Value Shares Granted (Includes Assumed Awards) (1)	22	19	15

Total Number of Shares Cancelled	(8)	(8)	(5)

Stock Options Outstanding at Fiscal Year End	40	24	14

Full Value Shares Outstanding at Fiscal Year End (2)	40	39	34

Shares Available for Grant at Fiscal Year End	55	58	47

Weighted Average Common Shares Outstanding	1,293	1,292	1,295

Gross Run Rate (3)	2.3%	1.6%	1.3%	1.7%

Net Run Rate (4)	1.7%	1.0%	0.9%	1.2%

Overhang from Outstanding Shares at FYE (5)	6.2%	4.9%	3.7%

Overhang from Outstanding and Available Shares at FYE (6)	10.4%	9.4%	7.3%

(1)	Represents grants of RSUs (with any PBRSUs being shown in the year earned), DSUs, and PSUs.
(2)	Represents grants of RSUs, DSUs, and PSUs.
(3)	Gross run rate reflects the number of stock options and full value shares granted in the applicable year, divided by the weighted average common shares outstanding.
(4)	Net run rate reflects the number of stock options and full value shares granted in the applicable year, minus the total number of shares cancelled in the applicable year, divided by the weighted average common shares outstanding.
(5)	Overhang from outstanding shares reflects the number of stock options and full value shares granted and outstanding at fiscal year end, divided by the weighted average common shares outstanding.
(6)	Overhang from outstanding and available shares reflects the number of stock options and full value shares granted and outstanding at fiscal year end, plus the number of shares available for grant, divided by the weighted average common shares outstanding.

48

eBay Inc.

49

The following table sets forth information regarding shares of our common stock that may be issued upon the exercise of options and rights under our Equity Compensation Plans as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity compensation plans approved by stockholders	45,134,469 (1)	$31.01 (2)	76,742,840 (3)

Equity compensation plans not approved by stockholders (4)	1,888,798	—	930,241

Total (5)	47,023,267	$31.01	77,673,081

(1)	Includes (a) 31,079,704 shares of our common stock issuable pursuant to RSUs under our 2008 Plan and our terminated plans, (b) 13,001,356 shares of our common stock issuable pursuant to stock options under our 2008 Plan and our terminated plans, (c) 353,409 shares of our common stock issuable pursuant to DSUs under our 2008 Plan and a terminated plan, and (d) 700,000 shares of our common stock issuable pursuant to PSUs under our 2008 Plan. RSUs, DSUs, and PSUs each represent an unfunded, unsecured right to receive shares of eBay common stock (or, with respect to DSUs granted prior to August 1, 2013, the equivalent value thereof in cash or property). The value of RSUs, DSUs, and PSUs varies directly with the price of our common stock.

(2)	Does not include outstanding RSUs, DSUs, or PSUs.

(3)	Includes 31,029,238 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of December 31, 2013.

(4)	Consists of the GSI Plan, which we assumed in connection with our acquisition of GSI Commerce, Inc., or GSI, on June 17, 2011. Although the public stockholders of GSI approved the GSI Plan, our stockholders have not approved the GSI Plan. New awards under the GSI Plan may not be made to any persons who were employees of eBay and its subsidiaries at the time of the closing of the acquisition. Unless sooner terminated, the GSI Plan will terminate on March 2, 2020. Currently, our Board may terminate or amend the GSI Plan at any time subject to NASDAQ stockholder approval requirements. The GSI Plan provides for the grant of stock options, RSU awards, and other forms of equity compensation, as well as performance cash awards, but we are currently granting only RSUs under the plan. Our Compensation Committee has the exclusive authority to administer the GSI Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, and the acceleration or waiver of any vesting restriction. Upon stockholder approval of the proposed amendment and restatement of the 2008 Plan, no additional awards will be granted under the GSI Plan.

(5)	Excludes 834,714 shares subject to RSU awards and 1,269,726 shares subject to options, in each case, issued and outstanding pursuant to equity compensation plans assumed by us in acquisitions. As of December 31, 2013, the options under these plans had a weighted average exercise price of $5.60 per share. We cannot make subsequent grants or awards of our equity securities under these plans.

Summary of Plan Terms

The following is a summary of the key provisions of the 2008 Plan, as amended and restated subject to stockholder approval. This summary is qualified in its entirety by reference to the full text of the proposed amended and restated 2008 Plan, which is attached to this proxy statement as Appendix A.

2014 Proxy Statement

Administration

The Compensation Committee has the exclusive authority to administer the 2008 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, the acceleration or waiver of any vesting restriction, and the authority to delegate such administrative responsibilities.

The Compensation Committee may delegate to a committee of one or more of our directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code. Pursuant to this provision, our Compensation Committee’s current practice is to delegate to our Chief Executive Officer the authority to determine and make most of the individual grants to our employees below the level of Senior Vice President within guidelines approved by the Compensation Committee. Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a non-employee director, and an “independent director” under the rules of the Nasdaq Global Select Market (or other principal securities market on which shares of our common stock are traded).

Eligibility

Employees of the Company and its subsidiaries and affiliates (approximately 33,500 individuals) as determined by the Compensation Committee, all non-employee members of our Board (10 individuals), and consultants are eligible to participate in the 2008 Plan. Mr. Omidyar has not received any grants under the 2008 Plan. As of March 3, 2014, the closing price of our common stock on the Nasdaq Global Select Market was $58.31 per share.

Limitation on Awards and Shares Available

Subject to stockholder approval of the proposed amendment and restatement of the 2008 Plan, an aggregate of 143.1 million shares of common stock are authorized for issuance pursuant to the 2008 Plan, of which 65.35 million shares remain eligible for future issuance as of March 3, 2014. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

The 2008 Plan counts awards against the available plan reserve based on ratios tied to the expected value of the award, with full value awards counting as one (1) share for each share granted, and options and stock appreciation rights counting as 0.5587 shares for each option granted. “Full value awards” are defined as awards denominated in shares of our common stock other than stock options and stock appreciation rights. This 0.5587 ratio, which has been used in respect of awards granted under the 2008 Plan since April 26, 2012, equates to approximately one full value award equaling 1.79 options, and will not change in connection with the proposed amendment and restatement of the 2008 Plan.

To the extent an award granted under the 2008 Plan or the GSI Plan terminates, expires, or lapses for any reason or is settled in cash without delivery of shares to the participant, any shares subject to that award may be used again for new grants under the 2008 Plan, pursuant to the terms of the 2008 Plan. However, any shares that are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation pursuant to any award may not be used again for new grants under the 2008 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in the assumption of, or in the substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries or affiliates will not be counted against shares available for issuance under the 2008 Plan. The payment of cash dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2008 Plan.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2008 Plan during any calendar year is two million

50

eBay Inc.

51

shares, and the maximum amount that may be paid in cash to a “covered employee” during any calendar year with respect to any performance bonus award is $3 million.

Awards

The 2008 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, RSUs, PBRSUs, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, DSUs, other stock-based awards, and performance-bonus awards. No determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2008 Plan. See the description under the “Prior Grants Under the 2008 Plan” heading below and the Summary Compensation Table and Grants of Plan-Based Awards Table below for information on prior awards to our named executive officers identified in those tables.

Stock Options. Stock options, including incentive stock options as defined under Section 422 of the Code and nonqualified stock options, may be granted pursuant to the 2008 Plan. The option exercise price of all stock options granted pursuant to the 2008 Plan will not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond ten years from the date of grant.

Although we do not currently grant any incentive stock options and do not currently intend to do so, to preserve maximum flexibility, the 2008 Plan allows us to grant incentive stock options. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

The Compensation Committee determines the methods by which an option holder may pay the exercise price of an option or the related taxes, including, without limitation: (1) cash, (2) shares of common stock (including, in the case of payment of the exercise price of an award, shares of stock issuable pursuant to the exercise of the award) having a fair market value on the date of delivery equal to the aggregate payments required, or (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of that sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act.

2014 Proxy Statement

Time-Based Restricted Stock Units. RSUs may be granted pursuant to the 2008 Plan. An RSU award provides for the issuance of common stock at a future date subject to continuing employment as set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each RSU scheduled to be paid out on such date and not previously forfeited (subject to applicable tax withholding requirements).

Performance-Based Restricted Stock Units. PBRSUs may be granted pursuant to the 2008 Plan. A PBRSU award provides for the issuance of common stock at a future date upon the satisfaction of specific performance conditions as set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each PBRSU scheduled to be paid out on such date and not previously forfeited (subject to applicable tax withholding requirements).

Restricted Stock. Restricted stock may be granted pursuant to the 2008 Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Additional Awards. The other types of equity awards that may be granted under the 2008 Plan include performance share units, performance shares, DSUs, dividend equivalents, stock appreciation rights (with a term of up to ten years from the date of grant), and other stock-based awards.

Performance Bonus Awards. Performance bonus awards may be granted pursuant to the 2008 Plan. Performance bonus awards are cash bonuses payable upon the attainment of pre-established performance goals based on established performance criteria and are intended to be performance-based awards within the meaning of Section 162(m) of the Code. The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee.

Performance-Based Awards. The following is a brief discussion of the requirements for awards, including performance bonus awards, to be treated as performance-based awards within the meaning of Section 162(m) of the Code.

The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2008 Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are entitled to receive payment for a performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied.

52

eBay Inc.

53

These pre-established performance goals are based on one or more of the following types of performance criteria:

volume criteria (including trading volume, gross merchandise volume, and total payment volume)

users

revenue

income criteria (including operating income, EBITDA, net earnings (either before or after interest, taxes, depreciation, and amortization), net income (either before or after taxes), earnings per share, and earnings using a non-GAAP measurement)

multiples of price-to-earnings

multiples of price-to-earnings to growth

return criteria (including return on net assets, return on gross assets, return on equity, return on invested capital, stock price appreciation, and total shareholder return)

stock price

margin criteria (including net margins and operating margins)

economic profit

employee productivity

customer satisfaction metrics

market share

employee engagement/satisfaction metrics

Any of the above criteria may be measured with respect to us, or any subsidiary, affiliate, or other business unit of ours, either in absolute terms, terms of growth, or as compared to any incremental increase, as compared to results of a peer group and either in accordance with, or not in accordance with, GAAP. The Compensation Committee defines in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award. Performance-based awards are subject to the annual per-person limits described above in “Limitation on Awards and Shares Available.” Unless otherwise provided in an award agreement, a participant will have to be employed by or providing services to the Company on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stockholder approval of the proposed amendment and restatement of the 2008 Plan will also be considered approval of the material terms of the performance measures under the 2008 Plan, as described above.

2014 Proxy Statement

Prohibition on Repricing

Except for adjustments described below in “Adjustment Provisions,” the Committee will not, without stockholder approval, authorize the amendment of any outstanding award to reduce its purchase price per share, the replacement or substitution of any award for an award having a lesser purchase price per share, or an offer to purchase any previously granted option or stock appreciation right for a payment in cash.

Vesting Limitations on Full Value Awards

Subject to the acceleration of vesting as permitted under the terms of the 2008 Plan or the applicable award agreement, including upon a change in control, full value awards (i.e. stock awards other than stock options and stock appreciation rights) that are granted to employees or consultants will become vested on one or more vesting dates over a period of at least three years (or, in the case of performance-based awards, a performance period of at least one year), except that the following awards may be granted without regard to this minimum vesting requirement: (i) awards that result in the issuance to one or more participants of up to 5% of the aggregate number of shares available under the 2008 Plan; (ii) awards granted to independent directors in lieu of cash retainers; and (iii) awards granted to participants who are subject to laws or regulations imposing certain requirements or restrictions on the compensation of such participants.

Adjustment Provisions

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, may affect the share price of our common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the 2008 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will equitably adjust outstanding awards as to the class, number of shares, and price per share of our stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Board determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2008 Plan, the Board will equitably adjust the 2008 Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the 2008 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our stock in such manner as it may deem equitable.

Effect of Certain Corporate Transactions

Outstanding awards do not automatically terminate in the event of a change in control. A “change in control” generally means a transaction in which any person or group acquires more than 50% of our voting securities, a change in a majority of the Board over a two-year period that is not approved by at least two-thirds of the incumbent Board members, a sale or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or a liquidation or dissolution of the Company. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. If it does not do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards shall lapse. The unexercised portion of all outstanding awards may terminate upon the change in control.

54

eBay Inc.

55

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2008 Plan at any time; however, stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, (2) to increase the number of shares available under the 2008 Plan, (3) to permit the Compensation Committee or the Board to grant options with a price below fair market value on the date of grant, or (4) to extend the exercise period for an option or stock appreciation right beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2008 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2008 Plan on or after the tenth anniversary of the date the stockholders approve the amended and restated 2008 Plan.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to participants in the 2008 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the excess of the fair market value of the purchased shares at the time of exercise over the option exercise price. A participant receiving incentive stock options will not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options, and in the year of the disposition the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (1) the actual gain realized upon the disposition (i.e., the sale price minus the exercise price) or (2) the fair market value of the shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

The current U.S. federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and RSUs, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

2014 Proxy Statement

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2008 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with U.S. Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards that may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and stock appreciation rights, established performance criteria that must be met before the award actually will vest or be paid.

The 2008 Plan is intended to meet the requirements of Section 162(m); however, full value awards granted under the 2008 Plan will be treated as qualified performance-based compensation under Section 162(m) only if the full value awards and the procedures associated with them comply with all other requirements of Section 162(m). We cannot assure you that compensation attributable to options and full value awards granted under the 2008 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

The tax consequences for equity awards outside of the U.S. may differ from the U.S. federal income tax consequences described above.

56

eBay Inc.

57

Prior Grants Under the 2008 Plan

Awards are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2008 Plan. The following table sets forth information with respect to equity awards previously granted under the 2008 Plan as of March 3, 2014:

	Number of Stock Options Granted Under the 2008 Plan	Number of Full- Value Awards Granted Under the 2008 Plan*
John J. Donahoe	295,956	1,863,424

Robert H. Swan	122,011	848,808

Devin N. Wenig	338,156	468,679

David A. Marcus	106,147	261,141

Mark T. Carges	72,274	568,060

All executive officers as a group	1,138,962	5,177,447

All non-employee directors as a group	318,904	51,010

All employees as a group (excluding executive officers)	4,839,920	96,323,406

*Represents grants of RSUs, DSUs, and PSUs.

Vote Required

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required for approval of the amendment and restatement of the 2008 Plan.

The Board of Directors Recommends a Vote FOR Proposal 3.

2014 Proxy Statement

58

PROPOSALS REQUIRING YOUR VOTE

Proposal 4 Ratification of Appointment of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. We have appointed PricewaterhouseCoopers LLP, or PwC, as our independent auditors for the fiscal year ending December 31, 2014. PwC has audited our historical consolidated financial statements for all annual periods since our incorporation in 1996. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. Further, in conjunction with the mandated rotation of the independent audit firm’s lead engagement partner, the Audit Committee will continue to be directly involved in the selection of PwC’s new lead engagement partner. The Board and the Audit Committee believe that the continued retention of PwC to serve as our independent auditors is in the best interests of eBay and our stockholders. We expect that representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our Bylaws do not require that the stockholders ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Audit Committee will reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of eBay and our stockholders.

The Board of Directors and the Audit Committee Recommend a Vote FOR Proposal 4.

2014 Proxy Statement

Audit and Other Professional Fees

During the fiscal years ended December 31, 2013 and December 31, 2012, fees for services provided by PwC were as follows (in thousands):

	Year Ended December 31,
	2013	2012
Audit Fees	$10,796	$10,018

Audit-Related Fees	2,154	1,699

Tax Fees	820	964

All Other Fees (1)	1,405	741

Total	$15,175	$13,422

(1)	For 2013, includes approximately $291,000 of lease payments to PwC Russia for office space in Russia pursuant to a sublease arrangement negotiated on an arms-length basis.

“Audit Fees” consist of fees incurred for services rendered for the audit of eBay’s annual financial statements, review of financial statements included in eBay’s quarterly reports on Form 10-Q, other services normally provided in connection with statutory and regulatory filings, for attestation services related to compliance with the Sarbanes-Oxley Act of 2002, and services rendered in connection with securities offerings. “Audit-Related Fees” consist of fees incurred for due diligence procedures in connection with acquisitions and divestitures and consultation regarding financial accounting and reporting matters. “Tax Fees” consist of fees incurred for transfer pricing consulting services, tax planning and advisory services, and tax compliance services. “All Other Fees” consist of fees incurred for permitted services not included in the category descriptions provided above with respect to “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” and include fees for consulting services, compliance-related services, software licenses, and the lease payments described above.

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved pursuant to the pre-approval policy set forth below.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of any non-audit engagement of PwC. In the event that we wish to engage PwC to perform accounting, technical, diligence, or other permitted services not related to the services performed by PwC as our independent registered public accounting firm, our internal finance personnel will prepare a summary of the proposed engagement, detailing the nature of the engagement, the reasons why PwC is the preferred provider of such services, and the estimated duration and cost of the engagement. The report will be provided to our Audit Committee or a designated committee member, who will evaluate whether the proposed engagement will interfere with the independence of PwC in the performance of its auditing services.

60

          AUDIT COMMITTEE REPORT

We constitute the Audit Committee of the Board. The Audit Committee’s responsibility is to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to eBay’s stockholders with respect to (1) eBay’s corporate accounting and reporting practices, (2) eBay’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of eBay’s internal audit function and independent auditors, (5) the quality and integrity of eBay’s financial statements and reports, (6) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors, and (7) producing this report. The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PwC, eBay’s independent auditors, are responsible for planning and carrying out an audit of eBay’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and eBay’s internal control over financial reporting, expressing an opinion on the conformity of eBay’s audited financial statements with generally accepted accounting principles as well as the effectiveness of eBay’s internal control over financial reporting, reviewing eBay’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

During 2013 and in early 2014, in connection with the preparation of eBay’s annual report on Form 10-K for the year ended December 31, 2013, and in fulfillment of our oversight responsibilities, we did the following, among other things:

discussed with PwC the overall scope of and plans for their audit;

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and eBay’s internal control over financial reporting with management;

2014 Proxy Statement

conferred with PwC and with senior management of eBay regarding the scope, adequacy, and effectiveness of internal accounting and financial reporting controls (including eBay’s internal control over financial reporting) in effect;

instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the stockholders;

discussed with PwC both during and after completion of their audit processes, the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by eBay, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by applicable accounting standards; and

obtained from PwC, in connection with the audit, a timely report relating to eBay’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

Our committee held eight meetings in 2013. Throughout the year, we conferred with PwC, eBay’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of eBay.

We have discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 16 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm. We have also concluded that PwC’s provision to eBay and its affiliates of the non-audit services reflected under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by eBay regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by eBay employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the committee, and any relationships they may have with eBay that might affect their independence from eBay, the Board determined that each member of the Audit Committee meets the independence requirements of the Nasdaq Global Select Market and of Section 10A of the Exchange Act, that each member is able to read and understand fundamental financial statements, and that Mr. Anderson qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee Charter, as so amended, is shown on the corporate governance section of eBay’s investor relations website at http://investor.ebayinc.com/governance.cfm. Any future changes in the charter or key practices will also be reflected on the website.

62

eBay Inc.

63

Based on our reviews and discussions described above, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in eBay’s Annual Report on Form 10-K for the year ended December 31, 2013, which eBay filed with the SEC on January 31, 2014. We have also recommended, and the Board has approved, the appointment of PwC as our independent auditors for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE

Fred D. Anderson (Chairman)

David M. Moffett

Richard T. Schlosberg, III

2014 Proxy Statement

64

PROPOSALS REQUIRING YOUR VOTE

Proposal 5 Stockholder Proposal Regarding Stockholder Action by Written Consent Without a Meeting

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, California, has advised the Company that he intends to present the following stockholder proposal at the 2014 Annual Meeting. Mr. Chevedden has indicated that he holds no fewer than 180 shares of eBay common stock.

The text of the stockholder proposal and supporting statement appear exactly as received by eBay unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.

The stockholder proposal will be voted on at the 2014 Annual Meeting only if properly presented by or on behalf of the proponent. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

The Board recommends a vote AGAINST the stockholder proposal based on the reasons set forth in eBay’s Statement of Opposition following the stockholder proposal.

2014 Proxy Statement

Proposal 5: Stockholder Proposal Regarding Stockholder Action by Written Consent Without a Meeting

John Chevedden’s Proposal and Supporting Statement (as received)

Proposal 5 – Right to Action by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

This proposal would empower shareholders by giving them the ability to effect change at our company without being forced to wait until an annual shareholder meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a physical meeting between annual meetings.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm gave our company a D in accounting and D for executive pay with $29 million for John Donahoe and $11 million for CFO Robert Swan. Unvested equity pay does not lapse upon CEO termination. eBay did not incorporate links to environmental or social performance in its incentive pay policies. Shareholders gave executive pay a 40% negative vote in 2013. Meanwhile shareholders had a potential 12% stock dilution.

Our full board had only 4 meetings in a year. Not one member of our audit committee had substantial industry knowledge and not one independent director had general expertise in risk management. Our board did not have formal responsibility for strategic oversight of our company’s environmental practices.

GMI said forensic accounting ratios related to revenue recognition had extreme values either relative to industry peers or to our company’s own history. eBay had come under investigation, or had been subject to fine, settlement or conviction for engaging in anti-competitive behavior, such as price fixing, bid rigging or monopolistic practices and for engaging in or facilitating tax avoidance, tax evasion or offshore finance practices intended to limit the fair payment of taxes or fair disclosure of significant assets or liabilities. eBay Inc had a higher accounting and governance risk than 75% of companies and had a higher shareholder class action litigation risk than 98% of all rated companies.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent — Proposal 5*

***

66

eBay Inc.

67

eBay’s Statement in Opposition

The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of eBay and its stockholders.

The Board believes that eBay’s stockholders are best served by holding meetings whereby all stockholders are provided with notice of the meeting and an opportunity to consider and discuss the proposed actions and vote their shares. Currently, eBay’s Amended and Restated Certificate of Incorporation and Bylaws provide that special meetings of eBay’s stockholders may be called at the request of holders of 25% of eBay’s outstanding common stock. This gives eBay’s stockholders a meaningful ability to propose actions for stockholder consideration between annual meetings.

All eBay stockholders have the opportunity to participate in annual stockholder meetings and any special stockholder meetings called pursuant to the procedure described above to determine proposed actions. These stockholder meetings offer important protections and advantages that are absent from the written consent process:

The meeting and the stockholder vote take place in a transparent manner on a specified date that is publicly announced well in advance, giving all interested stockholders a chance to express their views and cast their votes;

The meeting provides stockholders with a forum for open discussion and consideration of the proposed stockholder action;

Accurate and complete information about the proposed stockholder action is widely distributed in the proxy statement before the meeting, which promotes a well-informed discussion on the merits of the proposed action; and

The Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a stockholder meeting.

In contrast, adoption of this proposal would make it possible for the holders of a bare majority of shares of eBay common stock outstanding to take significant corporate action without any prior notice to the Company or the other eBay stockholders, and without giving all stockholders an opportunity to consider, discuss, and vote on stockholder actions that may have important ramifications for both eBay and its stockholders. This approach would effectively disenfranchise all of those stockholders who do not have the opportunity to participate in the written consent. If this proposal were implemented, proposed stockholder actions such as the non-binding proposal and director nominees presented by the Icahn Group could be approved without the important safeguard of advance notice to all eBay stockholders and without the benefit of enabling all eBay stockholders to consider arguments for and against, express their views, and vote. Accordingly, the Board believes that the written consent procedure is more appropriate for a closely-held corporation with a small number of stockholders, and not for a widely-held public company such as eBay.

2014 Proxy Statement

The Board further believes that eBay’s strong corporate governance practices make adoption of this proposal unnecessary. In addition to giving stockholders the right to call special meetings, eBay’s corporate governance practices already provide transparency and accountability of the Board to all of eBay’s stockholders, and demonstrate that eBay is responsive to stockholder concerns:

Annual Election of Board of Directors – eBay began the process of declassifying the Board at its 2013 Annual Meeting. This will result in all eBay directors being elected annually beginning with eBay’s 2015 Annual Meeting.

Majority Voting – eBay has adopted a majority voting standard for the election of directors in uncontested elections. In addition, eBay’s charter and bylaw provisions do not have supermajority voting provisions — stockholders can approve binding charter and bylaw amendments with a majority vote.

No Shareholder Rights Plan – eBay does not have a shareholder rights plan, also known as a poison pill.

Stockholder Engagement – Stockholders can communicate directly with the Board and/or individual directors. In addition, eBay regularly engages with its investors to solicit their views on important issues such as executive compensation and corporate governance in general.

For the reasons set forth above, the Board believes that implementation of this proposal is not in the best interests of eBay and its stockholders.
The Board of Directors Recommends a Vote AGAINST Proposal 5.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this item.

68

PROPOSALS REQUIRING YOUR VOTE

Proposal 6 Icahn Proposal

High River Limited Partnership, c/o Icahn Associates Corp., 767 Fifth Avenue, 46th Floor, New York, New York 10153, has advised the Company that it intends to present the following proposal (the Icahn Proposal) at the 2014 Annual Meeting on behalf of itself and Icahn Partners LP and Icahn Partners Master Fund LP (referred to together as the Icahn Group). High River Limited Partnership has indicated that it was the holder of record of 1,000 shares of eBay common stock and the direct beneficial owner of 5,560,403 shares of eBay common stock as of the close of business on February 18, 2014. Icahn Partners LP and Icahn Partners Master Fund LP have indicated that they were the direct beneficial owners of 13,203,721 and 9,038,891 shares of eBay common stock, respectively, as of the close of business on February 18, 2014.

The Icahn Proposal will be voted on at the 2014 Annual Meeting only if properly presented by or on behalf of the Icahn Group. Approval of this precatory proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this stockholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

The Board recommends a vote AGAINST the Icahn Proposal based on the reasons set forth in eBay’s Statement of Opposition following the Icahn Proposal.

Proposal 6: Icahn Proposal

The Icahn Proposal (as received)

“Shareholders recommend that the Board of Directors and management act expeditiously, consistent with effective tax consideration, to engage an investment banking firm to effectuate a spin-off of eBay’s Payments segment into a separately traded public company.”

2014 Proxy Statement

eBay’s Statement in Opposition

The Board has carefully considered this proposal and has unanimously agreed that spinning off the Payments segment (PayPal) into a separately traded public company would not be in the best interests of eBay (which we refer to as the “Company”) or its stockholders. The Icahn Proposal is not a new idea to the Board or the Company. The Board, together with management and external advisers, has assessed a spin-off of PayPal several times and continues to believe that each of the Company’s payments and commerce segments are stronger together than apart and see compelling benefits to keeping them together. Therefore the Board recommends that you vote AGAINST the Icahn Proposal.

The Board and management are intensely focused on growing eBay’s overall business and maximizing stockholder returns. eBay’s stock price has increased 440% in the past five years, significantly outpacing both the S&P 500 (up 153%) and NASDAQ Composite (up 213%). eBay’s stock has outperformed the NASDAQ by 20% over the last three years (as of 2/28/2014). This stock price performance is reflective of the underlying growth and strength of the business. From 2008 to 2013, eBay grew enabled commerce volume [1] from $89 billion to $212 billion (a 19% compound annual growth rate) and total payment volume [2] from $60 billion to $180 billion (a 25% compound annual growth rate). The Board believes that these strong numbers are driven by the convergence of commerce and payments along with the synergies and network effects of keeping eBay and PayPal together.

Consistent with its fiduciary responsibilities to stockholders, the Board continues its regular and robust review of all of the Company’s operations, including eBay and PayPal, and engages in open-minded consideration of all value creation alternatives that could be in the best interests of the Company’s stockholders. As part of their regular assessments, the Board and management evaluate how eBay as a whole, as well as its Marketplaces and Payments segments, can compete most effectively and maximize value for stockholders. The Board and management also review the optimal capital allocation among its businesses and examine strategic transactions that could benefit eBay and its stockholders. The Board, which is comprised of highly experienced, well-qualified directors and includes nine fully independent members, the Company’s founder and largest stockholder, and its CEO, performs these assessments regularly, objectively and with the best interests of all stockholders in mind, using external advisors when they are deemed to be appropriate.

When assessing whether eBay and PayPal should stay together, the Board first considers whether separating eBay and PayPal would allow the two segments to compete in their respective markets more effectively. Second, the Board considers whether separating the businesses would allow them to grow faster, expand their addressable markets, and ultimately be more successful. Of course, the Board also considers whether separating the businesses or keeping them together would deliver the best value for stockholders.

(1)	As explained in our periodic reports, Enabled Commerce Volume (ECV) includes Marketplaces GMV, PayPal Merchant Services TPV and eBay Enterprise GeC Merchandise Sales (GMS) not earned on eBay or paid for via PayPal or Bill Me Later during the period. Excludes volume transacted through the Magento platform. PayPal Merchant Services TPV is the total dollar volume of payments, net of payment reversals, successfully completed through the Company’s Payments networks and Bill Me Later accounts during the period, excluding PayPal’s payment gateway business and payments for transactions on the Company’s Marketplaces and Enterprise platforms. eBay Enterprise GMS represents the retail value of all sales transactions, inclusive of freight charges and net of allowance for returns and discounts, which flow through the Enterprise ecommerce services platform during the period, whether the Company records the full amount of such transaction as a product sale or a percentage of such transaction as a service fee.

(2)	As explained in our periodic reports, total payment volume means total dollar volume of payments, net of payment reversals, successfully completed through the Company’s PayPal payments networks, including Bill Me Later during the period; excludes payments sent or received through PayPal’s payment gateway business.

70

eBay Inc.

71

After considering a possible separation of PayPal, the Board and management have come to the conclusion that eBay and PayPal will compete better, grow faster, and deliver greater value to stockholders together than they would apart, therefore delivering greater value to stockholders.

Based on the criteria set forth above, the Board and management have concluded that eBay and PayPal are better together for the following reasons:

eBay’s and PayPal’s Markets are Converging, not Diverging. Separating PayPal and eBay would put both businesses at a disadvantage against their competitors in a rapidly changing industry landscape. The Icahn Proposal calls for the Company’s commerce and payments businesses to be separated when we believe companies are moving in the opposite direction, toward integrated commerce and payments solutions. Multiple multinational ecommerce and Internet focused companies are gravitating to the strategy eBay set in place years ago.

PayPal Has Grown Faster as Part of eBay. PayPal has flourished under the Company’s ownership, driving overall stockholder value. Since 2008, PayPal has grown revenues from $2.4 billion to $6.6 billion and more than tripled operating profit from $0.5 billion to $1.6 billion. Today, PayPal is used for approximately 1 out of every 6 dollars spent on commerce online.

PayPal has grown faster as a result of its tight integration with eBay. Through eBay, PayPal can add to its user base more effectively and at lower cost than otherwise. eBay delivers about 30% of PayPal’s new users at virtually no cost, 50% of PayPal’s mobile volume, 30% of its revenues, and more than 50% of its profits. The addition of these new users makes the business more valuable to existing users, which has helped PayPal grow its payments volume off the eBay commerce platform (or “off eBay”) at a 33% compound annual growth rate. This growth rate is more than two times the rate of overall ecommerce market growth since 2008 and almost three times the rate of volume growth on the eBay commerce platform (or “on eBay”).

Network Effects Accelerate Each Business’s Success. PayPal has grown faster as part of the Company because strong network effects between PayPal and eBay accelerate each business’s success. As part of eBay, PayPal can more quickly penetrate large merchants who use eBay as a commerce partner, more quickly enter new geographic markets where eBay has an established user and seller presence, and innovate faster and with a higher probability of success by launching new products that leverage the scale of eBay’s 128 million active users. Separating eBay and PayPal would remove these network benefits and put the growth trajectory of each business at risk.

The success of PayPal’s mobile offering is a powerful example of the benefits of integration. In 2009, when eBay launched its award-winning mobile app, eBay’s mobile customers were important initial contributors to PayPal’s mobile payments volume, as PayPal is the method of payment on eBay’s mobile app. eBay’s mobile app was downloaded 186 million times in 2009 with 80% of PayPal’s mobile payment volume sourced from eBay. By 2013, PayPal’s mobile payments volume had increased to $27 billion – only 50% of which came from eBay.

eBay Data Makes PayPal Smarter. Keeping eBay and PayPal together allows PayPal to utilize the extensive transactional data generated by the more than $212 billion in enabled

2014 Proxy Statement

commerce volume processed on its platforms in 2013 at no additional cost. PayPal leverages this unique and significant data set to develop robust algorithms for avoiding fraud and failed transactions, which has enabled PayPal to maintain an industry-leading loss rate of 0.31% on approximately $179.7 billion in net total payment volume. PayPal’s risk management capabilities are a source of competitive advantage, and PayPal’s ability to maintain and strengthen its risk management depends on continued access to a large pool of relevant transaction data. If PayPal were spun-off as a separately traded public company, it could lose important access to transactional data from eBay’s 128.1 million active users, and it could be difficult and/or costly for PayPal to access an equivalent data set.

eBay Funds PayPal’s Growth. eBay offers a highly efficient source of capital to fund PayPal’s growth. The Company’s offshore cash is used to fund PayPal’s “Bill Me Later” service. This efficient, low-cost funding option has enhanced PayPal’s ability to aggressively pursue merchant coverage off of eBay properties. 68% of Bill Me Later’s receivables are funded using eBay’s cash resources, which lowers transaction expenses for PayPal and helps boost total payment volume growth.

eBay’s balance sheet also boosts PayPal growth. As of December 31, 2013, eBay had approximately $13 billion in cash, cash equivalents and short- and long-term non-equity investments. The balance sheet serves as a ready source of capital to acquire other innovative companies that have contributed to PayPal’s growth, including Braintree Inc. (2013), Zong (2011) and Bill Me Later (2008). Finally, PayPal’s customers benefit from having their approximately $8 billion in cash balances affiliated with eBay, a much larger, “A”-rated entity.

eBay Enhances its Offerings Through PayPal. eBay’s commerce platform also benefits from its integration with PayPal. Through PayPal, eBay is able to offer buyer protection programs such as eBay Guarantee, which has boosted eBay’s customer satisfaction and engagement. This is an example of network effects in action: PayPal features increase usage on eBay, which — due to the integration between eBay and PayPal — increases usage on PayPal. This increases the value of PayPal both on and off eBay.

eBay and PayPal Have a Mutually Supportive Culture of Innovation. The payments market is intensely competitive and characterized by rapid technological change, such as mobile payments, cross-border access to payment networks, credit card readers for mobile devices and Internet-enabled payment services. Under Mr. Donahoe’s stewardship, eBay and PayPal have realigned their technology and management leadership teams to include more entrepreneurs, innovators and technology professionals and to encourage more innovation by the Company’s approximately 33,500 employees.

The Company’s ability to offer an opportunity to innovate across both eBay and PayPal is a key factor in the Company’s successful recruitment and retention of these leaders. For example, eBay recruited Steve Yankovich, VP of Innovation and New Ventures, to assemble the team that developed the applications that have driven eBay’s and PayPal’s mobile growth. Through numerous strategic acquisitions under Mr. Donahoe’s leadership, including Braintree, Zong, GSI Commerce, Positronic, and Bill Me Later, eBay and PayPal have recruited technologists and entrepreneurs with a track record of building innovative companies and appointed them to senior positions at eBay or PayPal. The list includes David Marcus, the founder of Zong and current President of PayPal; Gary Marino, the co-founder of Bill Me Later and current Senior Vice President of PayPal; Christopher Payne, founder of Positronic and current Senior Vice President of eBay Marketplaces, North America; William Ready, CEO of Braintree, which is currently operated within PayPal; and Bryan Murphy, former CEO of WHI Solutions and current Vice President of eBay Motors.

72

eBay Inc.

73

Risk of Distraction. The Board believes strongly that team members throughout the Company should focus on executing their respective strategies in the dynamic and competitive environments in which they operate. Embarking on an effort to break up the Company at this time would result in significant distraction and disruption of the Company’s thriving culture and momentum and potentially result in the loss of key talent from eBay, PayPal, or both.

The Board unanimously believes that the strong synergies between eBay and PayPal, coupled with the risk of distraction in pursuing a spin-off, make eBay and PayPal best served by staying together. Of course, the Board will continue to evaluate the best course of action aggressively and with an open mind. If the synergies between PayPal and eBay no longer justify keeping the two businesses together, the Board is committed to take the best action for the Company and its stockholders. At this time, the Board unanimously believes that for all of the reasons stated above, the Company’s current approach is the best way to maximize value for all stockholders, and that the idea advanced in the Icahn Proposal is not.

The Board of Directors Recommends a Vote AGAINST Proposal 6.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this item.

2014 Proxy Statement

74

          OUR EXECUTIVE OFFICERS

Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of March 3, 2014.
Name	Age	Position

John J. Donahoe	53	President and Chief Executive Officer

Elizabeth L. Axelrod	51	Senior Vice President, Human Resources

Mark T. Carges	52	Chief Technology Officer

Michael R. Jacobson	59	Senior Vice President, Legal Affairs, General Counsel and Secretary

David A. Marcus	40	President, PayPal

Alan L. Marks	51	Senior Vice President, Corporate Communications

Robert H. Swan	53	Senior Vice President, Finance and Chief Financial Officer

Devin N. Wenig	47	President, eBay Marketplaces

John J. Donahoe’s biography is set forth under the heading “Proposal 1 — Election of Directors — Nominees for Election for a One-Year Term Expiring at Our 2015 Annual Meeting,” above.

Elizabeth L. Axelrod serves eBay as Senior Vice President, Human Resources. She has served in that capacity since March 2005.

Mark T. Carges serves eBay as Chief Technology Officer. He has served in that capacity since September 2009. From September 2009 to November 2013, he served as eBay’s Senior Vice President, Global Products, Marketplaces. From September 2008 to September 2009, he served as eBay’s Senior Vice President, Technology. From November 2005 to May 2008, Mr. Carges served as Executive Vice President and General Manager of the Business Interaction Division of BEA Systems, Inc., a software company.

Michael R. Jacobson serves eBay as Senior Vice President, Legal Affairs, General Counsel and Secretary. He has served in that capacity or as Vice President, Legal Affairs, General Counsel since August 1998.

2014 Proxy Statement

David A. Marcus serves eBay as President, PayPal. He has served in that capacity since April 2012. From August 2011 to April 2012 he served as PayPal’s Vice President, Mobile. From April 2008 to August 2011, Mr. Marcus served as Founder and Chief Executive Officer of Zong, a provider of payments through mobile carrier billing.

Alan L. Marks serves eBay as Senior Vice President, Corporate Communications. He has served in that capacity since April 2008. From February 2005 to April 2008, Mr. Marks served as Director, Corporate Media Relations of Nike, Inc., a sports equipment and sportswear company.

Robert H. Swan serves eBay as Senior Vice President, Finance and Chief Financial Officer. He has served in that capacity since March 2006.

Devin N. Wenig serves eBay as President, eBay Marketplaces. He has served in that capacity since September 2011. From April 2008 to August 2011, Mr. Wenig served as Chief Executive Officer of Thompson Reuters Markets, the largest division of Thomson Reuters Inc., a global media organization. From June 2006 to April 2008, Mr. Wenig was Chief Operating Officer and a Board member of Reuters Group PLC, a global media company.

76

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, or the Committee, is committed to providing an executive compensation program that serves the long-term interests of our stockholders. We believe that attracting and retaining superior talent – supported by a competitive compensation program – is a key to delivering long-term stockholder returns. Our executive compensation program aligns the interests of our executives with eBay’s stockholders by tying a significant portion of executive pay to Company performance.

For 2013, our named executive officers (NEOs) were:

John J. Donahoe, President and Chief Executive Officer
Robert H. Swan, Senior Vice President, Finance and Chief Financial Officer
Devin N. Wenig, President, eBay Marketplaces
David A. Marcus, President, PayPal
Mark T. Carges, Chief Technology Officer

Based on stockholder feedback, we have redesigned our Compensation Discussion and Analysis with a focus on simplifying how information is presented to stockholders and providing more succinct disclosures. In the Executive Summary, we highlight our:

Pay for Performance Philosophy Investor Outreach Following Last Year’s “Say on Pay” Vote 2013 Business Results Affecting Compensation 2013 CEO Compensation Executive Compensation Practices
Our Compensation Discussion and Analysis then reviews our:
Elements of Compensation Program and 2013 Compensation Executive Compensation Decision-Making Process Severance Arrangements and Change-in-Control Arrangements with Executive Officers
Stock Ownership Guidelines Impact of Accounting and Tax Requirements on Compensation

2014 Proxy Statement

EXECUTIVE SUMMARY

Pay for Performance Philosophy

Alignment of interests between our executives and stockholders is core to our compensation philosophy. To achieve this, our compensation program is designed to be highly performance-based with Company financial and share-price performance determining a significant portion of total NEO compensation.

To ensure long-term alignment with stockholders, equity grants are the largest component of our compensation program, comprising approximately 80% of each NEO’s target pay in 2013. In 2013, 50% of the value of equity compensation awarded to our executives was in the form of performance-based restricted stock units, or PBRSUs, which are granted based on two-year financial performance. The other 50% of equity was awarded in a mix of stock options and time-based restricted stock units, or RSUs. Under our annual cash incentive plan (known as the eBay Incentive Plan or eIP), 75% of each NEO’s target bonus is based on Company financial performance and 25% is based on individual performance.

The following charts, which show the breakdown of reported 2013 compensation for our CEO and other NEOs, illustrate the predominance of equity incentives and performance-based components in our executive compensation plan.

Investor Outreach Following Last Year’s “Say on Pay” Vote

The Company has established a practice of regularly engaging with investors to solicit their feedback and views on our compensation programs. Following our 2013 advisory vote on executive compensation, which received support from approximately 60% of the votes cast, we increased our stockholder engagement. Over the remainder of 2013 and early 2014, we directly engaged with institutional holders of over 25% of our common shares outstanding to solicit direct feedback on our compensation programs.

78

eBay Inc.

79

These engagements served to help us better understand our stockholders’ views and allowed us to discuss our compensation program approach and design. Company participants included senior leaders from our investor relations, finance, human resources, and legal departments. The topics in these discussions included compensation disclosure, CEO compensation, one-time and supplemental awards, length of performance periods, external and internal performance measures, and the highly competitive market for executive talent at technology firms.

As expected, our investors expressed a range of viewpoints. The following chart captures the five key themes that emerged during our discussions with investors along with how the Committee responded:

Investor Feedback Themes	Compensation Committee Response
Disclosure of our compensation plan and compensation

The Committee agreed that we could simplify how information is presented in our Compensation Discussion and Analysis.

The Compensation Discussion and Analysis was extensively revised to include succinct explanations of our executive compensation philosophy, programs and practices, and the rationale for decisions on the compensation of our NEOs.

2012 performance share unit (PSU) awards to our CEO and CFO

The Committee acknowledges stockholder concerns about these special PSU awards and going forward, together with the changes outlined below, intends to focus on the regular annual grant program as the primary mechanism for recognizing and retaining key talent.

The Committee does not anticipate the need to use this type of award in the future.

The referenced PSU awards were one-time awards granted to our CEO and CFO in 2012. These awards were designed to provide enhanced retention over a longer time horizon than our existing equity programs.

Use and disclosure of supplemental equity awards

Beginning in 2014, the Committee determined to limit the use of supplemental equity awards to only extraordinary cases.

Beginning in 2014, the Committee changed the way it sets ranges for equity awards to executive officers. This change includes establishing Committee-approved long-term incentive guidelines aligned with the market median and setting individual awards to be higher or lower than the median target award by an amount ranging from zero to three times the median target award. We have provided a more in-depth description of this change in the discussion of “Equity Grant Guidelines” below. However, we did make one supplemental equity grant to one of our NEOs in 2013 before we spoke to investors and subsequently implemented this change to our program for 2014. See “Supplemental Grant of Time-Based RSUs” in the “Equity Incentive Awards” section below for a description of the rationale for that award.

2014 Proxy Statement

Performance period for performance-based awards

The Committee modified the PBRSU program to extend the vesting period for our CEO and CFO. Going forward, the CEO’s and CFO’s PBRSU awards will be granted at the end of the two-year performance period and will vest one year after the grant is made. For example, any PBRSUs awarded to the CEO and CFO for the 2014-2015 performance period would vest 100% in March 2017, rather than 50% in March 2016 and 50% in March 2017. This modification subjects the CEO’s and CFO’s PBRSU awards to a full three years of stock price volatility before the shares vest, which further aligns these awards with the long-term interests of our stockholders.

The Committee determined to keep the PBRSU program unchanged for all other participants, which include all senior vice presidents and above. PBRSU awards are granted following a two-year performance cycle and vest 50% the following March and 50% one year later.

The Committee continues to believe that a two-year performance period with additional deferred vesting for the CEO and CFO is appropriate given the business climate. The Committee regularly reviews the compensation programs of its peers and finds that many direct peers, including Amazon, Apple, Facebook, Google and Microsoft, do not have performance-based long-term incentive plans or do not have performance-based incentive plans covering periods of more than one year.

Performance measures used in our incentive plans

The Committee regularly reviews the metrics used in the compensation plans to ensure they represent measures that drive business results tied to stockholder value. During stockholder engagements we specifically discussed incorporation of a total shareholder return, or TSR, metric into our long-term plan and investor feedback was mixed.

Stockholders generally found our incentive plans to be performance-based and most would defer to the Committee to set appropriate measures.

The Committee has determined not to make changes to the performance measures in our incentive plans at this time based on our discussions with stockholders.

We appreciate the level of engagement and feedback we received from investors following our 2013 annual meeting. We believe that with the modifications we have made to our executive compensation program as well as the enhancements made to our Compensation Discussion and Analysis, we have addressed many of the themes raised by our stockholders. We continue to believe that our programs are effectively designed to focus our executives on driving performance that will deliver value to our stockholders.

The Committee and management value our stockholders’ input and will continue to reach out to our stockholders to receive feedback on the Company’s executive compensation programs and decisions. We appreciate our stockholders’ commitment to executive compensation programs that attract, motivate, reward, and retain leaders focused on building an enduring, successful company.

80

eBay Inc.

81

2013 Business Results Affecting Compensation

Our compensation programs are designed to align compensation with our business objectives and performance. The following is a summary of the business results that directly affected 2013 compensation, including the performance-based equity awards and annual cash incentives.

Performance-Based Restricted Stock Units

The Company’s 2013 performance affected two awards of PBRSUs, one for the 2012-2013 performance period and the other for the 2013-2014 performance period. The following shows the goals and results achieved for the 2012-2013 performance period:

After accounting for the Company’s very strong 2012 performance and 2013 performance that was below expectations, the PBRSUs for the 2012-2013 performance period were awarded at 151% of target. 2013 performance will also impact the 2013-2014 PBRSU performance period. The 2013-2014 targets were set at the beginning of 2013 and the payout for the 2013-2014 performance period will be negatively impacted by the below expectations performance of 2013.

2012 CEO/CFO Performance Share Unit Awards

TSR of eBay common stock of 73.2% exceeded the median TSR of the companies in eBay’s 2012 peer group of 72.9% for the cumulative performance period from 2012-2013, which resulted in the vesting of the first tranche (20%) of the PSUs granted to our CEO and CFO in 2012. Under the terms of the award agreements, vested performance shares cannot be sold before the end of 2017, except in the event of a change in control.

Annual Cash Incentive

The following shows the goals and 2013 performance under the financial and non-financial Company performance components of the annual cash incentive plan:

2014 Proxy Statement

As a result of the Company’s 2013 financial performance, the portion of the annual cash incentive bonus based on financial performance was funded at 87% of target for our executive officers. Because the Company did not meet its multi-year target for improvement in net promoter score, or NPS, a customer satisfaction metric, there was no NPS-related payout.

2013 CEO Compensation

Determining 2013 Target Compensation

The Committee met several times in late 2012 and early 2013 to review Mr. Donahoe’s base salary and target annual cash incentive award, and to determine his 2013 equity incentive awards. When determining Mr. Donahoe’s compensation, the Committee takes a multi-year view of total compensation with the objective of retaining and motivating him over the long term while providing a strong pay for performance element. The Committee considered many factors in setting the various components of the CEO’s compensation, including eBay’s and Mr. Donahoe’s overall performance, competitive compensation data from public filings of peer companies, and retention objectives. The Committee also solicited input from the entire Board.

The Committee determined that the Company was well positioned for 2013 and future years based on strong 2012 performance by Mr. Donahoe, which included:

Delivering annual financial results and positioning the Company for continued growth in revenue and profits

Articulating a clear strategy for the Company and executing against it, and modifying it as the Company’s portfolio of businesses and industries in which they compete change

Driving innovations and successfully introducing innovative new products

Establishing and maintaining relationships with strategic customers and technology partners

Driving global expansion, including in Russia, Brazil, and Japan

Positioning the Company for enduring success grounded in culture and shared purpose by creating a shared purpose and implementing it company-wide

Developing and strengthening the Company’s leadership team

Investing in technology and key talent

Driving gender diversity as a priority for the Company

82

eBay Inc.

83

The Committee determined Mr. Donahoe’s and the Company’s strong 2012 performance warranted an equity award that was above the Company’s peer group median and reflected Mr. Donahoe’s and the Company’s 2012 performance and 2013 positioning. In addition, the Committee made adjustments to Mr. Donahoe’s target bonus award and base salary based on his and the Company’s strong performance. As a result, the Committee approved the following equity award, target annual cash incentive, and base salary:

Annual Equity Award:	$11 million, valued as of the date of grant (April 1, 2013) and allocated as follows:

- 50% PBRSUs
- 30% RSUs, and
- 20% stock options.
Annual Cash Incentive (eIP):	Target of 200% of base salary
Base Salary:	$1 million, effective April 1, 2013

Actual Compensation Based on Performance

For performance-based compensation, Mr. Donahoe received the following compensation based on Company performance and the Committee’s assessment of his individual performance.

2012-2013 PBRSU Cycle

The 2012-2013 PBRSU awards benefitted from the strong performance in 2012, but were negatively impacted by the below-target results for 2013. Overall, the award funding was above target for the two-year performance period.

PBRSU Award:

2012-2013 award funded at 151% of target based on the Company’s performance against target goals, as described above

50% of award vested on March 1, 2014 and the remainder is scheduled to vest on March 1, 2015

Award funding for the 2013-2014 performance period will be determined in 2015 following the end of the performance period.

2013 Annual Cash Incentive Payout

In early 2014, the Committee reviewed the Company results and Mr. Donahoe’s performance for the purpose of determining his 2013 annual cash incentive award. In accordance with the terms of the plan and its application to all other eligible employees of the Company, the Company performance component of Mr. Donahoe’s bonus was paid at 87% of target because the Company did not reach its 2013 financial targets under the plan. For purposes of determining the individual performance portion of his award, the Committee assessed Mr. Donahoe’s performance relative to his 2013 goals with input from the entire Board. The Committee does not assign fixed weightings to specific individual goals or performance criteria. Instead, the Committee takes a holistic view of performance during the year and the Company’s positioning for the future. The Committee concluded that while Mr. Donahoe continued to perform well against many of the goals, the Company’s financial performance for 2013

2014 Proxy Statement

and positioning relative to its competitors at the start of 2014 did not fully meet expectations. As a result, the individual performance component of Mr. Donahoe’s annual cash incentive award was 75% of target, which was then modified down to 87% of that amount in accordance with the terms of the plan, resulting in a payment of 65% of target for the individual performance component.

Based on Company and individual performance, Mr. Donahoe received the following related to his 2013 annual cash incentive:

2013 Annual Cash Incentive Payout:

$1,620,270 (81.6% of target), which reflected a reduction in payout against target for both the Company performance and individual performance metrics because Company performance results were below the target goals.

75% based on Company performance, and

25% based on individual performance.

2012 CEO Performance Share Unit Award Vesting. As described above, the first tranche (20%) of the CEO 2012 PSU award vested because TSR of eBay common stock exceeded the median TSR of the companies in eBay’s 2012 peer group for the cumulative 2012-2013 period. Those vested shares are subject to a holding requirement through December 31, 2017, except in the event of a change in control.

Changes in CEO Compensation from 2012 to 2013

The following table lists each element of compensation for our CEO for 2013 and 2012 and the year-over-year changes.

	Year	Performance- Based Restricted Stock Unit Awards ($)(1)	Time-Based Restricted Stock Unit Awards ($)	Stock Option Awards ($)	2012 Performance Share Unit Awards ($)(2)	Annual Cash Incentive Payout ($)	Salary ($)	All Other Compensation ($)	Total ($)

John J. Donahoe	2013	$5,555,026	$3,300,038	$2,199,263	—	$1,620,270	$993,269	$165,508	$13,833,374
	2012	$5,849,985	$2,999,978	$2,000,000	$14,880,000	$2,844,346	$970,353	$160,420	$29,705,081
Year-over-year change ($)		-$294,959	$300,060	$199,263	-$14,880,000	-$1,224,076	$22,916	$5,088	-$15,871,707
Year-over-year change (%)		-5%	10%	10%	N/A	-43%	2%	3%	-53%

(1)	In accordance with SEC reporting rules, the value of PBRSU awards for 2013 consists of 100% of the 2013-2014 performance cycle aggregate grant date fair value, and the value of PBRSU awards for 2012 consists of 100% of the 2012-2013 performance cycle aggregate grant date fair value, in each case determined based on the probable achievement of the performance-based vesting condition.
(2)	In accordance with SEC reporting rules, the value of the 2012 PSUs reflects the aggregate grant date fair value, determined based on the probable achievement of the market-based vesting condition. The award will be earned over annual performance periods from 2013-2016 or cumulative performance periods from 2012-2016.

84

eBay Inc.

85

Executive Compensation Practices

We have implemented several executive compensation practices that reinforce our pay philosophy and align with commonly viewed best practices and sound governance principles. The following chart summarizes these practices:

What We Do	What We Don’t Do
Emphasize pay for performance to align executive compensation with the long-term interests of our stockholders

No Company-funded supplemental retirement program for NEOs

No tax gross-ups for perquisites

No tax gross-ups for change in control benefits

No “single trigger” change in control benefits

No “single trigger” or “double trigger” acceleration of PBRSUs, RSUs or stock options upon a change in control; see page 101 for treatment of 2012 CEO/CFO PSU awards upon a change in control

No Company contributions to the Company’s deferred compensation program in which certain NEOs participate

Base a majority of total compensation on performance
Have a clawback policy, which was formalized in 2014
Mitigate undue risk associated with compensation by using multiple performance measures, caps on incentive payments, and overlapping two-year performance periods for PBRSU awards
Set meaningful stock ownership requirements for executive officers
The Committee retains an independent compensation consultant
Prohibit hedging transactions and short sales by executive officers and directors
Provide only limited perquisites that are not generally available to employees

ELEMENTS OF COMPENSATION PROGRAM AND 2013 COMPENSATION

Our compensation programs are designed to:

align compensation with our business objectives and performance enable us to attract, retain, and reward executive officers and other key employees who contribute to our long-term success motivate executive officers to enhance long-term stockholder value, and position eBay competitively among the companies against which we recruit and compete for talent.

2014 Proxy Statement

To meet these objectives, the Company and the Committee seek to ensure that total compensation for our NEOs is heavily weighted to variable, performance-based compensation and that supplemental or non-performance-based programs are avoided or limited. We recognize that compensation programs must be understandable to be effective and that program administration and decision-making must be fair and equitable. We also consider the financial obligations created by our compensation programs and design them in a manner that we believe is cost-effective.

For 2013, the principal components of executive compensation were:

(1) equity incentive awards, which included PBRSUs, time-based RSUs, and stock options,

(2) short-term cash incentive awards, and

(3) base salary.

The Committee chose a mix of equity and cash compensation vehicles—some dependent purely on financial targets that the Committee believes correlate with long-term stock performance and others more directly related to stock price and the returns received by investors in the Company—to compensate management based on both long-term value drivers and on returns to stockholders.

Our executive officers were eligible to participate in our health and benefits plans, retirement savings plans, employee stock purchase plan, and our employee matching gifts program, which are generally available to all of our employees. They were also eligible to make individual contributions to our deferred compensation plan. Our CEO and CFO are also eligible to make limited personal use of the corporate airplane, as described below, and we provided our executive officers with certain other limited perquisites. Except as described in this Compensation Discussion and Analysis, the Committee did not make any additional compensation-related decisions in 2013 for any of our NEOs.

Approach to Executive Compensation

In making decisions regarding elements of compensation for each of our executive officers, the committee takes into account the size and complexity of each executive officer’s job and business unit or function in addition to individual performance. For our CEO, the assessment of individual performance is based on the Committee’s assessment of the Company’s overall financial performance and his performance versus other goals, such as defining corporate and business unit strategy and executing against it, supporting the business units in the achievement of their goals, improving and supporting innovation and execution at the Company, hiring, developing, and retaining the senior leadership team, and investing in technology and key talent. For executive officers other than the CEO, assessments of individual performance are typically based on performance against financial performance measures for the executive’s business unit or function and other goals, such as defining business unit strategy and executing against it, organizational development (including hiring, development, and retention of the senior leadership team of each organization), leadership, and, as applicable, improving and supporting innovation and execution for the business unit or function, including major product introductions; negotiation, closing, and integration of acquisitions, dispositions, and/or strategic partnerships; and achievement of strategic and operational objectives, including control of costs and charges. The Committee gives no specific weighting to these goals and it evaluates individual performance in a holistic manner.

Allocation Between Components

The Committee has not established a fixed policy for the allocation between cash and equity compensation or short-term and long-term compensation. Instead, the Committee has objectives for each component of compensation, and as part of its evaluation of the compensation of our

86

eBay Inc.

87

executive officers, it reviews not only the individual elements, but also total compensation. As described above, compensation of executive officers is heavily weighted towards equity incentive awards, as the Committee wants the senior leadership team to have a long-term, stockholder-oriented perspective on the Company’s affairs.

Breakdown of 2013 Compensation by Component

Equity Incentive Awards

Objective. We grant our executive officers equity incentive awards to:

further align their incentives with the long-term interests of our stockholders align target awards with the median of the market levels paid to peer-group executives recognize individual executives’ recent performance and potential future contributions retain them for the long term, and

provide a total compensation opportunity with payouts based on our operating and stock price performance.

Types of Awards. We grant our executive officers the following types of equity awards:

(1)	PBRSUs (which represent the right to receive shares of Company common stock, subject to performance-based vesting conditions)

(2)	time-based RSUs (which represent the right to receive shares of Company common stock, subject to time-based vesting conditions), and

(3)	stock options (which represent the right to purchase a specific number of shares of Company common stock at a predetermined price, subject to vesting conditions).

In 2013, PBRSUs, RSUs, and stock options were the only types of equity incentive awards granted to our NEOs. Once the value of the annual equity incentive awards has been set for each executive officer, a formula is used to allocate a portion of the value of the annual equity award to each of PBRSUs (50%), time-based RSUs (30%), and stock options (20%).

Equity Grant Guidelines. The value of annual equity incentive awards is determined within guidelines established for each position that are reviewed and approved by the Committee on an annual basis. These guidelines are established based on our desired pay positioning relative to the competitive market, with our CEO and Senior Vice President of Human Resources and the Committee’s independent compensation consultant involved in the process of recommending the ranges by positions to the Committee for approval. The midpoint of the guidelines, or the median target award, reflects the 50th percentile of the competitive market. Individual awards are based on individual performance, potential, and total value of unvested equity of the individual executive.

For 2013, the Committee set equity award guidelines by position based on the following: equity compensation practices of technology companies in our peer group as disclosed in such companies’ public filings, data regarding equity guidelines for comparable technology companies that are included in proprietary third-party surveys, and an assessment of annual share usage. The Committee may also make special compensation-related decisions for performance, long-term retention value, acquisitions, and/or recruitment purposes that cause individual compensation to differ from the regular stated compensation strategy and guidelines.

2014 Proxy Statement

Beginning in 2014, the Committee changed the way it sets ranges for equity awards to executive officers by:

Limiting the use of supplemental equity awards to only extraordinary events,

Establishing Committee-approved long-term incentive guidelines aligned with the market median, and

Setting individual awards to be higher or lower than the median target award by an amount ranging from zero to three times the median target award.

In establishing the long-term equity incentive grant guidelines for 2014, the Company considered the value of equity awards granted to executives in comparable positions as disclosed in the public filings of our peer group companies and data regarding equity guidelines for comparable technology companies that are included in proprietary third-party surveys. In 2014, the CEO and each of the NEOs will be assessed by the Committee, which will consider their leadership, competencies, innovation and both past and expected future contributions toward eBay’s financial, strategic and other priorities, and the total value of all unvested equity awards. In addition to these assessments, the Committee will also consider succession planning, individual holding power and retention concerns. Based on its assessment, the Committee will determine individual awards based on the factors and guidelines described above.

Equity Grant Practices. New hire grants of equity compensation are made to eligible employees in connection with the commencement of employment. We have maintained a rules-based approach to new hire equity grants since inception. Beginning in February 2013, our grant practice is to provide that new hire equity grants are granted in full (other than sizeable new hire option grants) on the 15th day of the month following the month in which employment commences. Sizeable new hire option grants are made in two equal tranches, with the first grant made and priced as described above and the second grant made and priced on the date 26 weeks from the date of the first grant. In all cases, options are priced at the closing price of our stock on the date of grant.

We also have an annual grant program. Beginning in 2012, annual stock option grants are awarded on April 1 of each year (or, if April 1 is not a trading day, the next trading day with vesting effective as of April 1) and are priced at the closing market price of our stock on the date of the grant. Annual grants of RSUs are granted at the same time as annual stock option grants. Previously, these annual awards were granted on March 1 of each year (or if March 1 was not a trading day, the next trading day with vesting effective as of March 1). We shifted the timing of the annual grants to allow our people managers more time to finalize annual performance ratings of employees. In addition, the April 1 date allows us to close our financial statements for the prior year and announce earnings for the prior year prior to the determination of the awards. Annual stock option grants awarded to executives are priced and granted to executives on the same date and at the same price that they are priced and granted to the rest of our employees.

PBRSU Awards

Design and Performance Period. Executive officers are eligible to receive awards of PBRSUs, which will result in grants of RSUs if the Company exceeds specified financial performance criteria set by the Committee. The amount and value of the award depend on the Company’s performance. The Committee has set a two-year performance period for PBRSU awards for the 2012-2013 and 2013-2014 performance periods. The two-year goals for the 2012-2013 performance period were set in the first quarter of 2012 and the two-year goals for the 2013-2014 performance period were set in the first quarter of 2013.

88

eBay Inc.

89

The Committee expects to continue to make grants based on overlapping two-year performance periods in the future.

Based upon the Company’s financial performance against the performance criteria during the performance period, assuming above-threshold performance, PBRSUs are granted and vest with respect to one-half of the award in March following the end of the performance period and vest with respect to the remainder of the award in March of the following year, one full year following the completion of the performance period. The Committee believes that the post-performance period vesting feature of the PBRSUs provides an important mechanism that helps to retain executive officers and align their interests with long-term stockholder value.

Beginning with the 2014-2015 performance period, 100% of any PBRSU awards granted to our CEO and CFO will vest, if at all, one year after the grant is made following the end of the two-year performance period. This modification subjects 100% of the CEO and CFO PBRSU award to a full three years of stock price volatility before the shares vest.

Performance Measures and Rationales. The following table outlines the performance periods and performance measures and the Committee’s rationale for their selection:

Performance Periods	2012-2013 and 2013-2014
Performance Measures	FX-neutral revenue (1) Non-GAAP operating margin dollars (2) Return on invested capital (modifier)
Compensation Committee Rationale

These measures are key drivers of our long-term success, are relatively simple to understand, directly affected by the decisions of the Company’s management, and aligned with drivers of stockholder value.

Both FX-neutral revenue and non-GAAP operating margin dollars measures are used to ensure that increases in revenue were not sought at the expense of operating margin and vice versa.

The return on invested capital modifier causes payments to be reduced if there are acquisitions in the period that increase revenue and operating margin dollars at the expense of overall investment returns.

(1)	Calculated on a fixed foreign exchange basis (referred to as FX-neutral).

(2)	Non-GAAP operating margin dollars excludes certain items, primarily stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, impairment of goodwill, and certain one-time gains, losses and/or expenses.

2014 Proxy Statement

PBRSU Mechanics and Targets. To receive a PBRSU grant, at least one of the FX-neutral revenue or non-GAAP operating margin dollars minimum performance thresholds must be met. If either the minimum threshold for FX-neutral revenue or non-GAAP operating margin dollars is reached, the award is funded with respect to that performance measure in accordance with the percentages outlined in the table below. If the minimum performance level for either FX-neutral revenue or non-GAAP operating margin dollars is not met, then there is no funding attributable to the performance measure where threshold performance was not met. For example, if the minimum FX-neutral revenue threshold is not met and performance of non-GAAP operating margin dollars is at target, the funding level is 50% of the total payout that would have been earned had the performance levels for both criteria been met at target.

The following chart shows the minimum, target, and maximum percentages for FX-neutral revenue and non-GAAP operating margin dollars:

	Minimum	Target	Maximum

FX-neutral revenue	25%	50%	100%

Non-GAAP operating margin dollars	25%	50%	100%

The number of shares awarded is determined by comparing the Company’s actual performance for FX-neutral revenue and non-GAAP operating margin dollars over the performance period against the minimum, target, and maximum performance levels and converting the result into a percentage. The FX-neutral revenue and non-GAAP operating margin dollars measures are then added together and this total is multiplied by the third measure, return on invested capital, which is determined in accordance with the table below:

	Minimum	Target	Maximum

Return on invested capital (modifier)	80%	100%	120%

The result of this calculation becomes the percentage by which the target award is multiplied to determine the actual number of shares awarded. Accordingly, PBRSU awards range from 0% to 240% of an executive officer’s target award, based on eBay’s FX-neutral revenue, non-GAAP operating margin dollars, and return on invested capital financial performance for the two-year performance period.

90

eBay Inc.

91

2013 Actual Performance. The Company’s 2013 performance affected two awards of PBRSUs, one for the 2012-2013 performance period and the other for the 2013-2014 performance period. The following table outlines the performance measures for the 2012-2013 and 2013-2014 performance periods and eBay’s actual performance, where applicable, for those periods.

	Minimum	Target	Maximum	Actual	Performance %
2012-2013 Performance Period Targets (the entire two-year performance period):
FX-neutral revenue	$27.44B	$29.50B	$32.45B	$29.85B	56%

Non-GAAP operating margin dollars	$7.33B	$7.72B	$8.34B	$8.25B	92.5%

Return on invested capital (modifier)	18.48%	23.10%	27.72%	23.5%	102%
2013-2014 Performance Period Targets (the entire two-year performance period):
FX-neutral revenue	$32.55B	$35.00B	$38.50B	N/A	N/A

Non-GAAP operating margin dollars	$9.24B	$9.73B	$10.51B	N/A	N/A

Return on invested capital (modifier)	20.32%	25.40%	30.48%	N/A	N/A

Based on eBay’s financial performance during the 2012-2013 performance period, the PBRSU award was funded at 151% of target. However, the PBRSU grants allocable to the 2012-2013 performance period were offset for all current employees that participated in the 2009-2010 and/or 2010-2011 PBRSU program as a result of an inadvertent overpayment of PBRSUs for those prior periods. For Messrs. Donahoe, Swan, and Carges, PBRSUs for the 2012-2013 performance period were offset in the following amounts: 8,428, 3,925, and 1,637, respectively.

As part of its review of the Company’s financial performance against the PBRSU targets, the Committee considers whether any significant corporate events, not contemplated at the time the targets were set, should lead to an adjustment of FX-neutral revenue, non-GAAP operating margin dollars or return on invested capital results. No adjustments were made for the 2012-2013 performance period.

Supplemental Grant of Time-Based RSUs. In April 2013, the Committee decided that it was necessary to provide a supplemental equity grant for retention and incentive purposes to Mr. Carges. Mr. Carges is responsible for the technology strategy and execution for our Marketplaces business unit, our Magento technology platform, and our eBay Inc. technology strategy. The supplemental award recognized that Mr. Carges was also asked to create an infrastructure group for the entire Company. This supplemental grant was made before the Committee changed its equity grant policies as discussed above. Going forward, the Committee intends to focus on the regular annual grant program as the primary mechanism for recognizing and retaining key talent.

2014 Proxy Statement

Annual Cash Incentive Awards

Objective. The annual cash incentive plan is designed to:

align executive compensation with annual performance,

enable eBay to attract, retain, and reward individuals who contribute to eBay’s success, and motivate them to enhance the value of eBay.

Performance Period. The Committee determines the length of the performance period for the cash incentive plan, which was annual in 2013 for all employees who participated in the plan. The eIP is intended to be a short-term incentive plan and the performance period for this plan is expected to continue to be annual in the future.

Design. The Committee believes that incentive payouts should be tightly linked to eBay’s performance, with individual compensation differentiated based on individual performance. When defining Company performance, the Committee focuses primarily on financial performance metrics (revenue and non-GAAP net income) and secondarily on non-financial metrics (improvements in NPS and improvements in employee engagement, or eNPS).

To ensure a tight link between Company performance and any incentive payouts, the annual cash incentive plan has both a minimum revenue threshold and a minimum non-GAAP net income threshold. Both of these thresholds must be met or there is no incentive payout under the annual cash incentive plan for eBay’s performance or individual performance. If both thresholds are met, the Company uses total non-GAAP net income as the primary determinant of the payout for the annual cash incentive plan. The amount at which the plan is funded is determined based on the Company’s actual performance as measured against the targets set by the Committee, with 75% of the award for our NEOs based on the Company’s non-GAAP net income financial performance.

To ensure the Company is able to differentiate based on individual performance, 25% of the award for our NEOs is based on individual performance. In circumstances where the Company’s financial performance is above its threshold goal but below target, a modifier is applied to the individual performance component to reduce it in proportion based on the Company financial performance component. For example, if the Company exceeded the revenue threshold but total non-GAAP net income was 90% of target, then the individual performance component would be calculated as follows:

Target bonus amount x 25% x individual performance score x 90%.

The annual cash incentive program also included a customer satisfaction NPS incentive tied to the achievement of a statistically significant improvement in NPS over a multi-year period, which could result in an additional payout of 5% of bonus target for this performance measure if achieved. The Committee believes that including a NPS customer satisfaction metric drives accountability for improving NPS, which is important to long-term results. The Committee recognizes that it is extremely difficult to achieve statistically significant improvements in NPS in a single-year period. As a result, this target was set for a multi-year period. If the Company financial performance measure is not met in the year when NPS is met, the payout of this additional incentive will be deferred and will be paid the next year the eIP is funded if, and only if, NPS is met for the full period.

Because the multi-year eNPS goal set by the Committee in 2011 was achieved in 2012, there was no opportunity for an eNPS payout in 2013.

92

eBay Inc.

93

Performance Measures and Rationale. The Committee believes that the primary performance measures are the key measures of short- and intermediate-term results for the Company. The Committee also believes that the secondary performance measures for director-level and above employees drive accountability for improving NPS and eNPS and support the Company’s success.

The following table provides more information on the primary and individual performance measures set in 2013 for executive officers and additional rationale for their selection:

Performance Measures (1)	Rationale
Primary Company financial performance measures
Minimum FX-neutral revenue threshold (2)	The Committee believes that the minimum revenue threshold balances the income targets and ensures that no bonus is paid when future income will be negatively impacted by lack of revenue growth.
Non-GAAP net income (3)

The Committee believes non-GAAP net income is a key measure of short- and intermediate-term results for the Company given that it can be directly affected by the decisions of the Company’s management and provides the most widely followed measure of financial performance.

Individual measure
Individual performance	The Committee believes that a portion of the compensation payable under this plan should be differentiated based on individual performance.

(1)	Both minimum FX-neutral revenue and minimum non-GAAP net income thresholds must be met in order for there to be any incentive payout based on Company performance or individual performance, with the funding level for Company performance based on the amount of non-GAAP net income. The incentive payouts for NPS are independent from the payout tied to the Company’s financial performance (but will only be paid in a year when the Company’s minimum financial performance metrics are met).

(2)	Calculated on a fixed foreign exchange basis.

(3)	Non-GAAP net income excludes certain items, primarily stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, impairment of goodwill, certain one-time gains, losses and/or expenses, and income taxes related to these items. It is calculated quarterly, is publicly disclosed as part of our quarterly earnings releases, and is a basis of third-party analysts’ estimates of the Company’s results.

Annual Cash Incentive Plan Mechanics, Assessment, and Target Positioning Strategy. For each performance period, the Committee establishes (1) Company performance measures based on business criteria and target levels of performance and (2) a formula for calculating a participant’s award based on actual Company performance compared to the pre-established performance goals. Performance measures may be based on a wide variety of business metrics. Management recommends to the Committee a proposed approach to setting the performance measures and targets.

After the end of the year, the Company’s actual performance is compared to the targets to determine the funding level of that portion of the annual cash incentive plan based on Company performance. With respect to individual performance, our CEO presents the Committee with his assessment of the individual performance of the executive officers who are his direct reports. The Committee reviews his assessments and makes a subjective determination of the level of individual performance for each of those executive officers. In addition, the Committee reviews (with input from the Lead Independent Director and other members of the Board) and makes a subjective

2014 Proxy Statement

determination of the CEO’s level of performance against goals set by the Board at the beginning of the year. In making its determination of the individual performance of each executive officer, the Committee does not give any specific weighting to each individual’s goals.

The Committee assesses short-term cash incentive award opportunities against data from public filings of our peer group companies and general industry data for comparable technology companies that are included in proprietary third-party surveys, and aims to set target annual cash incentive opportunities for our NEOs at approximately the 50th percentile based on that data.

2013 Annual Cash Incentive Plan Targets. For 2013, assuming a minimum FX-neutral revenue threshold was met, the funding level of the annual cash incentive plan was determined based on non-GAAP net income as shown in the following table:

	Minimum	Target	Maximum
Non-GAAP net income	50%	100%	200%

The funding level ranged from 50% at the minimum non-GAAP net income level up to 200% at the maximum level (assuming the minimum FX-neutral revenue threshold was also met).

The following table sets forth the multi-year performance target for NPS improvement set by the Committee in 2011:

Target
NPS improvement	+4 points

The 2013 targets for the NEOs were:

Name	Annual Cash Incentive Target as Percentage of Base Salary
Mr. Donahoe	200%

Mr. Swan	100%

Mr. Wenig	100%

Mr. Marcus	100%

Mr. Carges	75%

2013 Annual Cash Incentive Plan Performance. The following table outlines the annual performance goals under the annual cash incentive plan set by the Committee and eBay’s actual performance for 2013:

	Minimum	Target	Maximum	Actual
FX-neutral revenue	$15.16B	–	–	$16.15B

Non-GAAP net income	$3.43B	$3.61B	$3.90B	$3.56B

94

eBay Inc.

95

The following table displays the multi-year performance target for NPS improvement set by the Committee in early 2011 and eBay’s actual performance against that target through the end of 2013:

	Target	Actual
NPS improvement	+4 points	+1 point

As part of its review of the Company’s performance against its targets, the Committee considers whether any significant corporate events, not contemplated at the time the targets were set, should lead to an adjustment of revenue or non-GAAP net income results. No adjustment to performance targets was made for the 2013 performance period.

Based on eBay’s non-GAAP net income for 2013 (and the achievement of the FX-neutral revenue threshold), the portion of the annual cash incentive plan based on Company performance was funded at 87% of the target opportunity.

Because minimum thresholds for both Company-wide FX-neutral revenue and non-GAAP net income were met in 2013, the individual performance component of the annual cash incentive plan was paid; however, because eBay’s non-GAAP net income for 2013 was below target, the individual performance component was modified and funded at 87%. There was no additional funding for the performance measure related to improvements in NPS because the target for NPS set in 2011 was not met.

Taking into account both Company and individual performance, total annual cash incentive amounts under the eIP for 2013 for our NEOs were paid at 81.6% of target as follows:

Name	Total Annual Cash Incentive Payment
Mr. Donahoe	$1,620,270

Mr. Swan	$687,792

Mr. Wenig	$647,010

Mr. Marcus	$553,370

Mr. Carges	$379,030

Base Salary

Objective. Base salary is the fixed portion of executive pay and is set to:

reward individuals’ current contributions to the Company,

reflect the scope of their roles and responsibilities, and

compensate them for their expected day-to-day performance.

Assessment and Target Positioning Strategy. At the end of each year, the Committee meets to review market data and later to review and approve each executive officer’s base salary for the upcoming year. The Committee assesses competitive market data on base salaries from public filings of our peer group companies and general industry data for comparable technology companies that are included in proprietary third-party surveys. The Committee assesses each executive officer’s base salary against the 50th percentile of the salaries paid to comparable executives at peer group companies, and also considers

2014 Proxy Statement

the pay practices of peer group companies, compensation of executives in similar positions at comparable companies that participate in proprietary third-party surveys, individual performance, levels of responsibility, breadth of knowledge, and prior experience. When considering the competitive market data, the Committee also considers the fact that the data is historical and does not necessarily reflect those companies’ current pay practices.

2013 Salary Changes. Effective April 1, 2013, the following chart reflects the base salaries of our NEOs and the percentage increase over the prior base salary:

Name	Base Salary	Percentage Increase over Prior Base Salary
Mr. Donahoe	$1,000,000	2.6%

Mr. Swan	$850,000	3.0%

Mr. Wenig	$800,000	3.2%

Mr. Marcus	$700,000	12.9%

Mr. Carges	$625,000	3.3%

As shown in the table above, the Committee provided only modest increases to base salaries for Messrs. Donahoe, Swan, Wenig, and Carges, consistent with its overall compensation philosophy of emphasizing variable, performance-based compensation. For Mr. Marcus, the Committee approved an increase of 12.9% to further align his cash compensation with the market.

Deferred Compensation Plan

Under the terms of our deferred compensation plan, eligible members of senior management may defer receipt of their compensation, including up to 50% of their salaries, up to 100% of their bonuses, and, if permitted by the Committee, up to 100% of their time-based RSUs and PBRSUs. To date, the Committee has not permitted participants to defer their time-based RSUs or PBRSUs. The terms of the plan allow, but do not obligate, the Company to make discretionary contributions on behalf of a participant in the plan, in such form and amount as the Committee, in its sole discretion, approves. To date, the Committee has not approved (and the Company has not made) any contributions to the plan on behalf of any NEO. The plan does not provide any preferential or above-market earnings on amounts contributed to the plan.

Perquisites

We provide certain executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided to enable us to attract and retain these executives. The Committee periodically reviews the levels of these benefits provided to our executive officers. Of these benefits, the most significant ongoing benefit is allowing Mr. Donahoe and Mr. Swan limited personal use of the corporate airplane. For 2013, Mr. Donahoe’s personal use of the corporate airplane was limited to 50 hours and Mr. Swan’s personal use of the corporate airplane was limited to 20 hours. The Company does not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on the corporate airplane.

96

eBay Inc.

97

EXECUTIVE COMPENSATION DECISION-MAKING PROCESS

The Committee reviews and approves our overall compensation strategy for all employees on an annual basis. It considers our current compensation programs and management’s proposals about whether to modify them or introduce new programs or elements of compensation to better meet our overall compensation objectives. Our executive compensation practices are the same for all of our executive officers and are aligned with our compensation philosophy.

Role of the Compensation Committee

The Committee reviews and approves all compensation programs (including equity compensation) for our executive officers and directors, our overall strategy for employee compensation, and the compensation of our CEO and the employees at the level of senior vice president who report to the CEO. The Committee also determines our overall compensation philosophy and sets the compensation of our CEO and other executive officers. It also looks to the executive officers identified below, and the independent compensation consultant retained by the Committee, to make recommendations with respect to both overall guidelines and specific compensation elements. The Committee establishes compensation levels for our CEO in consultation with the independent compensation consultant. Our CEO is not present during any of these discussions. Members of the Committee also participate in the Board’s annual CEO performance review and setting of annual performance goals, led by our Lead Independent Director. See “Our Corporate Governance Practices” above for further details. The Committee’s review of individual executive officer compensation includes, but is not limited to, a review of Company and individual performance as well as the retention value of past equity incentive awards.

The Committee has the sole authority to select, retain, and terminate outside compensation consultants, independent legal counsel or other experts or advisors. As discussed in detail below, the Committee retained a compensation consultant throughout 2013 that reported directly to the Committee.

Role of Executive Officers in Compensation Decisions

Our executive officers make recommendations to the Committee with respect to both overall compensation guidelines and specific compensation decisions. Our CEO also provides the Board and the Committee with his assessment of the fiscal year performance of eBay’s executive officers and a self-assessment of his own performance. Our CEO recommends specific compensation amounts for executive officers other than himself. The Committee considers those recommendations and information provided by its independent compensation consultant concerning peer group comparisons and industry trends to make the final compensation decisions. Our CEO, CFO, Senior Vice President of Human Resources, and Senior Vice President, Legal Affairs regularly attend the Committee’s meetings to provide their perspectives on the competitive landscape, the needs of the business, information regarding eBay’s performance, and technical advice.

Role of Consultants in Compensation Decisions

Pay Governance LLC serves as the Committee’s independent compensation consultant. It provides the Committee with advice and resources to help assess the effectiveness of the Company’s executive compensation strategy and programs, and reports directly to the Committee. The Committee has the sole power to terminate or replace Pay Governance at any time.

2014 Proxy Statement

As part of its engagement, the Committee has directed Pay Governance to work with our Senior Vice President of Human Resources and other members of management to obtain information necessary for Pay Governance to form recommendations and evaluate management’s recommendations. Pay Governance also meets with the Committee during its regular meetings, in executive session (where no members of management are present), and with the Committee chair and other members of the Committee outside of the Committee’s regular meetings. As part of its engagement in 2013, Pay Governance provided an environmental scan of executive compensation, evaluated the Company’s peer group, evaluated compensation levels at the peer group companies, assessed and proposed equity and cash compensation guidelines for various executive job levels, assessed compensation for the Company’s executive officers, advised on the framework for the Company’s long-term incentive awards, evaluated performance-based retention strategies, evaluated clawback policies, and assessed compensation for the Board. Pay Governance’s fees for consulting advice to the Committee for the year ended December 31, 2013 were approximately $360,000. Pay Governance does not provide any other services to the Company.

Compensation Consultant Conflict of Interest Assessment

The Committee recognizes that it is essential to receive objective advice from its compensation advisors. To that end, the Committee closely examines the procedures and safeguards that each of its compensation advisors takes to ensure that its services are objective. The Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the Committee does not raise any conflict of interest. In making this assessment, the Committee took into consideration the following factors:

That the compensation advisor reports directly to the Committee, and the Committee has the sole power to terminate or replace any of its compensation advisors at any time;

Whether the compensation advisor provides any other services to the Company;

Aggregate fees paid by the Company to the compensation advisor, as a percentage of the total revenue of the compensation advisor;

The compensation advisor’s policies and procedures designed to prevent conflicts of interest;

Any business or personal relationships between the compensation advisor, on one hand, and any member of the Committee or executive officer, on the other hand; and

Whether the compensation advisor owns any shares of the Company’s stock.

In addition, Towers Watson & Co. provides compensation advisory services to management to help it develop and execute the Company’s overall compensation programs, including evaluating competitive compensation levels and programs for positions below executive officer, equity compensation, international compensation, and other issues as requested by eBay Human Resources. The Committee also reviewed Towers Watson’s work for management considering the same factors listed above, and concluded that Towers Watson’s work for management does not raise any conflicts of interest.

Peer Group Considerations

To set total compensation guidelines, the Committee reviews market data of companies that are comparable to eBay and that may attract similar executive talent, business, and capital. The Committee reviews both specific data from public filings from peer group companies and

98

eBay Inc.

99

general industry data for comparable technology companies that are included in proprietary third-party surveys. The Committee believes that it is necessary to consider this market data in making compensation decisions to attract and retain talent. The Committee also recognizes that at the executive level, we compete for talent against larger global companies, as well as smaller, non-public companies.

In deciding whether a company should be included in the peer group, the Committee generally considers the following screening criteria:

revenue;

market value;

historical growth rates;

primary line of business;

whether the company has a recognizable and well-regarded brand; and

whether we compete with the company for talent.

For each member of the peer group, one or more of the factors listed above was relevant to the reason for inclusion in the group, and, similarly, one or more of these factors may not have been relevant to the reason for inclusion in the group.

For 2013, the peer group consisted of the following companies:

Adobe Systems Incorporated	Google Inc.
Amazon.com, Inc.	Intel Corporation
American Express Company	Intuit Inc.
Capital One Financial Corp.	MasterCard Incorporated
Charles Schwab & Co., Inc.	Microsoft Corporation
Cisco Systems, Inc.	Symantec Corporation
Dell Inc.	Visa Inc.
Facebook, Inc.	Yahoo! Inc.

To assess whether the peer group continues to reflect the markets in which we compete for executive talent, the Committee reviews the peer group each year with the assistance of its compensation consultant. For 2013, the Committee decided to remove Electronic Arts, Inc. from the peer group because it no longer met the screening criteria due to its significantly smaller size and performance, and to add Facebook, Inc. because it met the screening criteria given its competitive talent pool and increasing size. Although Dell Inc. became a private company in October 2013, it remained part of the 2013 peer group because its 2013 compensation data was publicly available. For 2014, Dell Inc. will be removed from the peer group.

2014 Proxy Statement

SEVERANCE ARRANGEMENTS AND CHANGE-IN-CONTROL

ARRANGEMENTS WITH EXECUTIVE OFFICERS

Severance Arrangements for NEOs

Cash Payments

In connection with becoming President and CEO as of March 31, 2008, Mr. Donahoe received an employment letter modifying his compensation arrangements to include severance arrangements. In addition, in July 2008 (at the same time other changes to Mr. Swan’s compensation were made), Mr. Swan received an employment letter modifying his compensation arrangements to include severance arrangements. Under these arrangements, each of Mr. Donahoe and Mr. Swan is entitled to receive a cash payment equal to one year’s target cash compensation for termination without “cause” (as defined in the letters), subject to the execution of a release in favor of the Company.

Mr. Marcus’s offer letter provides that he is entitled to the following severance arrangements: (1) if he is terminated without “cause” (as defined in his letter appointing him to the position of President, PayPal) within two years of his appointment to the position of President, PayPal, he is entitled to receive a cash payment equal to two times the sum of (a) his annual base salary and (b) a bonus replacement amount equal to 100% of his base salary, subject to the execution of a release in favor of the Company, and (2) if he is terminated without “cause” after two years of employment, he will be treated in a manner consistent with similarly situated executives.

Post-Termination Vesting and Exercisability of Stock Options, Time-Based RSUs, and PBRSUs

In 2012, the Committee decided to provide a special exception to each of Mr. Donahoe and Mr. Swan with respect to the Company’s standard practices regarding the cancellation of all unvested equity awards upon termination of employment and the length of time post-termination to exercise vested options in order to enhance the retentive element of the Company’s equity awards. The following provisions apply with respect to grants of annual equity incentive awards made to Mr. Donahoe and Mr. Swan beginning in 2012 in the event their employment is terminated for any reason other than for “cause” on or after January 1, 2015:

Continued Employment through	Additional Vesting of Stock Options, RSUs, and PBRSUs	Stock Option Exercisability

December 31, 2014	6 months vesting post-termination	Earlier of standard term or 1 year

December 31, 2015	12 months vesting post-termination	Earlier of standard term or 3 years

December 31, 2016	18 months vesting post-termination	Earlier of standard term or 5 years

December 31, 2017	24 months vesting post-termination	Earlier of standard term or 7 years

December 31, 2018	Full vesting of award	Remaining term

If either Mr. Donahoe or Mr. Swan breaches his respective employee proprietary information and invention assignment agreements with the Company, the post-termination vesting and exercisability provisions for his respective equity incentive awards will cease immediately. The Company’s standard practices regarding the cancellation of all unvested equity awards upon termination and the length of time post-termination to exercise vested options continue to apply to all other executive officers.

100

eBay Inc.

101

Rationale

When establishing the severance arrangements described above, the Committee attempted to provide severance benefits that struck a balance between providing sufficient protections for the executive officer while still providing compensation that is reasonable and in the interests of eBay and its stockholders. In addition, in the case of Mr. Donahoe and Mr. Swan, the Committee believes it was necessary to provide post-termination vesting and exercisability provisions for each of their respective equity incentive awards to encourage their continued employment.

Change in Control

The Company has not entered into any arrangements with any of its executive officers to provide “single trigger” severance payments upon a change in control.

Under the 2012 PSUs granted to our CEO and CFO, in the event of a change in control, any outstanding unvested 2012 CEO/CFO PSUs will vest subject to the participant’s continued employment and if either (a) eBay’s annual TSR from January 1st of the calendar year in which the change in control occurs through the date of the change in control or (b) eBay’s cumulative TSR from January 1, 2012 through the date of the change in control exceeded the median TSR for eBay’s 2012 peer group over the same respective period. In addition, in the event of a change in control, the restriction on selling vested shares will no longer apply.

Our equity incentive plans generally provide for the acceleration of vesting of awards granted under the plans upon a change in control (as defined in the applicable plan) only if the acquiring entity does not agree to assume or continue the awards. These provisions generally apply to all holders of awards under the equity incentive plans. See “Potential Payments upon Termination or Change in Control” below for information regarding our payment obligations pursuant to the compensation arrangements for each of our NEOs, assuming that their employment was terminated or a change in control occurred on December 31, 2013.

Clawbacks

In 2012, we implemented changes to the eBay Incentive Plan and the Company’s equity incentive plans to provide that awards made under those plans are subject to a clawback provision. In January 2014, the terms of the clawback policy were adopted by the Committee, subject to amendment to comply with the SEC rules to be issued in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

STOCK OWNERSHIP GUIDELINES

Our Board has adopted stock ownership guidelines to further align the interests of our executive officers with those stockholders and further promote our commitment to sound corporate governance. Under the guidelines, our executive officers are required to achieve ownership of our common stock valued at three times their annual base salary (five times in the case of the CEO). The guidelines also provide that the required ownership level for each executive officer is recalculated whenever an executive officer changes pay grade and as of each January 1st immediately following the third anniversary of the most recent calculation of such executive officer’s stock ownership guideline. Until an executive officer has satisfied his or her required level of ownership, the executive officer is required to retain an amount equal to 25% of the after-tax net shares received as the result of the exercise, vesting, or payment of any eBay equity awards granted to the executive

2014 Proxy Statement

officer. Shares of eBay common stock pledged as collateral for a loan do not count towards satisfaction of the stock ownership guidelines. Our stock ownership guidelines can be found on our investor relations website at http://investor.ebayinc.com/governance.cfm.

The Committee annually reviews the extent to which each executive officer and director of the Company has pledged shares of eBay common stock as collateral for any loans. In conducting such review, the Committee considers the magnitude of the aggregate number of shares of eBay common stock that are pledged by such executive officer or director in terms of total shares of eBay common stock outstanding, market value, and/or trading volume; the executive officer’s or director’s pledged shares as a percentage of his/her total ownership of eBay common stock and in relation to such executive officer’s or director’s net worth; the fact that the Company’s stock ownership guidelines do not include pledged Company stock; and any other relevant factors. The ownership levels of our executive officers as of March 3, 2014 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.

We also have an insider trading policy that, among other things, prohibits executive officers from entering into any hedging or monetization transactions or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security.

Other than the stock ownership guidelines described above, we do not have a policy regarding the length of time executives or directors have to hold their stock after exercise or vesting, except with respect to the 2012 CEO/CFO PSU awards as described above.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. This analysis was presented to the Audit Committee and the Compensation Committee, both of which agreed with this conclusion.

IMPACT OF ACCOUNTING AND TAX REQUIREMENTS ON COMPENSATION

We are limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1 million of compensation paid to our CEO and any of our other three most highly compensated executive officers, other than our CFO, in a taxable year. Compensation above $1 million may be deducted if, by meeting certain technical requirements, it can be classified as “performance-based compensation.” The eIP was most recently approved by our stockholders in 2010, and the portion of the awards attributable to Company performance is intended to qualify as “performance-based compensation” under Section 162(m). Certain grants under the 2008 Equity Incentive Award Plan, which was initially approved by our stockholders in 2008 and subsequently amended and restated and more recently approved by our stockholders in 2012, are also intended to qualify as “performance-based compensation.” Although the Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forgo deductibility when the Committee believes it to be in the interests of the Company and our stockholders.

In addition to considering the tax consequences, the Committee considers the accounting consequences of its decisions in determining the forms of different awards, including the impact of the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718.

102

eBay Inc.

103

CONCLUSION

In evaluating the individual components of overall compensation for each of our executive officers, the Committee reviews total compensation as well as individual elements. Through the compensation programs described above, a significant portion of the compensation awarded to our executive officers is contingent upon Company and individual performance. The Committee remains committed to this philosophy of pay-for-performance and will continue to review our executive compensation programs to ensure that the interests of our stockholders are served.

2014 Proxy Statement

104

        COMPENSATION COMMITTEE REPORT

The Compensation Committee reviews and approves Company compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and eBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

COMPENSATION COMMITTEE
Edward W. Barnholt (Chairman) William C. Ford, Jr. Kathleen C. Mitic Thomas J. Tierney

2014 Proxy Statement

106

        COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31, 2013, 2012, and 2011. The Company’s compensation philosophy is grounded in our goal for executive compensation to align with the interests of our stockholders. To accomplish this, our total compensation program for NEOs is highly incentive-based with Company performance determining a significant portion of total compensation.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
John J. Donahoe President and Chief Executive Officer	2013	993,269	0	8,855,064	2,199,263	1,620,270	0	165,508	13,833,374

	2012	970,353	0	23,729,962	2,000,000	2,844,346	0	160,420	29,705,081

	2011	945,577	0	8,854,607	3,799,993	2,688,984	0	167,367	16,456,528

Robert H. Swan Senior Vice President, Finance and Chief Financial Officer	2013	843,269	0	5,083,468	1,188,152	687,792	0	92,629	7,895,310

	2012	820,353	0	8,866,394	635,040	1,374,091	0	130,464	11,826,340

	2011	795,135	0	3,951,608	1,608,000	1,292,094	0	55,981	7,702,818

Devin N. Wenig (6) President, eBay Marketplaces	2013	793,269	0	4,236,205	990,130	647,010	0	11,094	6,677,708

	2012	770,352	0	2,914,394	1,955,561	1,290,340	0	13,852	6,944,500

	2011	187,500	0	10,153,581	1,292,086	257,812	0	1,192,600	13,083,579

David A. Marcus (7) President, PayPal	2013	678,462	0	3,897,333	910,921	553,370	0	857	6,040,943

	2012	560,513	0	6,208,147	635,099	868,795	0	3,475	8,276,028

Mark T. Carges (8) Chief Technology Officer	2013	619,615	0	2,711,198	633,707	379,030	0	11,202	4,354,752

	2012	601,282	0	1,942,929	423,360	698,990	0	13,927	3,680,488

	2011	581,462	0	7,533,849	918,811	654,144	0	10,736	9,699,002

2014 Proxy Statement

(1)	Effective April 1, 2013, certain eligible employees of eBay, including the NEOs, received an annual salary increase resulting in: (i) in the case of Mr. Donahoe, a salary of $1,000,000 per annum; (ii) in the case of Mr. Swan, a salary of $850,000 per annum; (iii) in the case of Mr. Wenig, a salary of $800,000 per annum; (iv) in the case of Mr. Marcus, a salary of $700,000 per annum; and (v) in the case of Mr. Carges, a salary of $625,000 per annum. Total salary amounts reported are lower than these 2013 annual salary increases because lower salaries were in effect for a portion of 2013.

(2)	Reflects the aggregate grant date fair value of stock awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, granted in 2013, 2012, and 2011, respectively. We calculated the estimated fair value of stock awards (other than PBRSUs and PSUs) using the fair value of our common stock on the date of the grant.

For 2013, 2012, and 2011, includes the grant date fair value of RSUs.

For 2013: also includes the estimated fair value of PBRSUs for the 24-month 2013-2014 performance period calculated based on the probable outcome of the performance conditions for fiscal 2013-2014, on the date that each award was allocated to each of our NEOs and the fair value of our common stock on that date. Assuming the highest level of performance is achieved under the applicable performance criteria for fiscal 2013-2014, the maximum possible value of the PBRSU awards allocated to our NEOs for the 24-month 2013-2014 performance period, using the fair value of our common stock on the date that the target amounts for such awards were allocated to each of our NEOs, is: (i) in the case of Mr. Donahoe, $13,200,095; (ii) in the case of Mr. Swan, $7,577,841; (iii) in the case of Mr. Wenig, $6,314,840; (iv) in the case of Mr. Marcus, $5,809,717; and (v) in the case of Mr. Carges, $4,041,538.

For 2012: also includes the estimated fair value of PBRSUs for the 24-month 2012-2013 performance period calculated based on the probable outcome of the performance conditions for fiscal 2012-2013, on the date that each award was allocated to each of our NEOs and the fair value of our common stock on that date.

For 2012: for Mr. Donahoe and Mr. Swan, also includes the grant date fair value of PSUs, which was $29.76 per share and was calculated based on the probable outcome of the market-based performance conditions and the application of a Monte Carlo simulation model. The PSUs vest if the TSR performance of eBay common stock exceeds the median TSR of the companies in eBay’s 2012 peer group over annual performance periods from 2013-2016 or cumulative performance periods from 2012-2016. The grant date fair value of the PSUs does not correspond to the actual value that may be recognized by each of Mr. Donahoe and Mr. Swan with respect to these awards, which may be higher or lower based on a number of factors, including the Company’s performance, the performance of the companies in eBay’s 2012 peer group, stock price fluctuations, and applicable vesting. Under Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation, the vesting condition related to the PSUs granted to Mr. Donahoe and Mr. Swan is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions.

For 2011: also includes the estimated fair value of PBRSUs for (a) the second 12 months of the 2010-2011 performance period and (b) the 24-month 2011-2012 performance period based on the probable outcome of the performance conditions for fiscal 2011 and fiscal 2011-2012, respectively, on the date that each award was allocated to each of our NEOs and the fair value of our common stock on that date.

(3)	Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation, for option awards granted in 2013, 2012, and 2011, respectively.

We calculated the estimated fair value of each option award on the date of grant using a modified Black-Scholes option pricing model. The weighted-averages of the assumptions used during 2013 were: risk-free interest rate of 0.75%; expected life of 4.59 years; no dividend yield; and expected volatility of 36.17%. Our computation of expected volatility was based on a combination of historical and market-based implied volatility from traded options on our stock. Our computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior. The interest rate for periods within the contractual life of the award was based on the U.S. Treasury yield curve in effect at the time of grant.

(4)	For 2013: represents amounts paid pursuant to the eIP in 2014 for services rendered in 2013.

For 2012: represents amounts paid pursuant to the eIP in 2013 for services rendered in 2012 and includes an additional payout of 5% of each executive’s target bonus for achievement of the multi-year employee engagement metric.

For 2011: represents amounts paid pursuant to the eIP in 2012 for services rendered in 2011.

For 2013, 2012, and 2011, total annual target incentive amounts under the eIP for the NEOs were based 75% on Company performance and 25% on individual performance. In circumstances where the Company’s financial performance is above the minimum threshold required for funding but below target, a modifier equal to the Company’s financial performance is applied to the individual performance component to reduce it proportionally. In 2013, the Company financial performance was 87%, so a modifier equal to 87% was applied to adjust the individual performance component downward. See the discussion under the section entitled “Compensation Discussion and Analysis — Elements of Compensation Program and 2013 Compensation — Breakdown of 2013 Compensation by Component — Annual Cash Incentive Awards” above for further details.

108

eBay Inc.

109

(5)	Includes the amounts outlined in the table below. Also includes: (a) the cost of certain information technology support services provided for computer equipment located at the residences of our NEOs; (b) matching contributions by eBay to a 401(k) savings plan (subject to a maximum of $10,200 per employee for 2013, including our NEOs); and (c) premiums paid for group life insurance and accidental death and dismemberment coverage for the benefit of our NEOs.

“Personal Airplane Usage” consists of the incremental cost to eBay of personal usage of its corporate airplane (which includes use of the corporate airplane by executives who serve on the board of another entity to attend such board meetings) and is calculated based on a methodology that includes the weighted average cost of fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Because the corporate airplane is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane, and the cost of maintenance not related to such personal travel. Executives, their families, and invited guests occasionally fly on the corporate airplane as additional passengers on business flights. In those cases, the aggregate incremental cost to eBay is a de minimis amount, and as a result, no amount is reflected in the table. Executives, directors, and their families also occasionally fly on the corporate airplane as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. We do not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on the corporate airplane. The only NEOs with personal airplane usage during 2013 were Mr. Donahoe and Mr. Swan:

Name	Year	Personal Airplane Usage ($) (a)

John J. Donahoe	2013	153,420

Robert H. Swan	2013	81,063

(a) Amounts are net of any reimbursements made by our NEOs for personal airplane usage.

(6)	Mr. Wenig joined the Company in September 2011.

(7)	In accordance with SEC rules, because Mr. Marcus was not a named executive officer for 2011, only his compensation information for 2012 and 2013 is being disclosed. Mr. Marcus joined the Company in August 2011 through its acquisition of Zong SA and became President, PayPal in April 2012.

(8)	In accordance with SEC rules, even though Mr. Carges was not a named executive officer for 2012, his compensation information for 2012 has been disclosed because he was a named executive officer for 2011 and 2013.

2014 Proxy Statement

110

eBay Inc.

111

GRANTS OF PLAN-BASED AWARDS

The following table sets forth for the fiscal year ended December 31, 2013, certain information regarding grants of plan-based awards to each of our NEOs.

2014 Proxy Statement

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($) (3)

Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John J. Donahoe	3/12/2013	4/1/2013	—	—	—	—	—	—	—	125,888	55.71	2,199,263

	3/12/2013	4/1/2013	—	—	—	—	—	—	59,236	—	—	3,300,038

eIP – Company performance (4)	N/A	N/A	744,952	1,489,904	2,979,808	—	—	—	—	—	—	—

eIP – individual performance (5)	N/A	N/A	—	496,635	993,269	—	—	—	—	—	—	—

PBRSUs (2013-2014 performance period)	3/12/2013	4/1/2013	—	—	—	39,491	98,726	236,943	—	—	—	5,555,026

Robert H. Swan	3/12/2013	4/1/2013	—	—	—	—	—	—	—	68,011	55.71	1,188,152

	3/12/2013	4/1/2013	—	—	—	—	—	—	34,006	—	—	1,894,474

eIP – Company performance (4)	N/A	N/A	316,226	632,452	1,264,904	—	—	—	—	—	—	—

eIP – individual performance (5)	N/A	N/A	—	210,817	421,635	—	—	—	—	—	—	—

PBRSUs (2013-2014 performance period)	3/12/2013	4/1/2013	—	—	—	22,671	56,676	136,023	—	—	—	3,188,994

Devin N. Wenig	3/12/2013	4/1/2013	—	—	—	—	—	—	—	56,676	55.71	990,130

	3/12/2013	4/1/2013	—	—	—	—	—	—	28,338	—	—	1,578,710

eIP – Company performance (4)	N/A	N/A	297,476	594,952	1,189,904	—	—	—	—	—	—	—

eIP – individual performance (5)	N/A	N/A	—	198,317	396,635	—	—	—	—	—	—	—

PBRSUs (2013-2014 performance period)	3/12/2013	4/1/2013	—	—	—	18,892	47,230	113,352	—	—	—	2,657,495

David A. Marcus	3/12/2013	4/1/2013	—	—	—	—	—	—	—	52,142	55.71	910,921

	3/12/2013	4/1/2013	—	—	—	—	—	—	26,071	—	—	1,452,415

eIP – Company performance (4)	N/A	N/A	254,423	508,846	1,017,692	—	—	—	—	—	—	—

eIP – individual performance (5)	N/A	N/A	—	169,615	339,231	—	—	—	—	—	—	—

PBRSUs (2013-2014 performance period)	3/12/2013	4/1/2013	—	—	—	17,381	43,452	104,285	—	—	—	2,444,918

Mark T. Carges	3/12/2013	4/1/2013	—	—	—	—	—	—	—	11,336	55.71	198,040

	3/12/2013	4/1/2013	—	—	—	—	—	—	—	24,938	55.71	435,667

	3/12/2013	4/1/2013	—	—	—	—	—	—	5,668	—	—	315,764

	3/12/2013	4/1/2013	—	—	—	—	—	—	12,469	—	—	694,648

eIP – Company performance (4)	N/A	N/A	174,267	348,534	697,067	—	—	—	—	—	—	—

eIP – individual performance (5)	N/A	N/A	—	116,178	232,356	—	—	—	—	—	—	—

PBRSUs (2013-2014 performance period)	3/12/2013	4/1/2013	—	—	—	8,313	20,781	49,875	—	—	—	1,169,287

PBRSUs (2013-2014 performance period)	3/12/2013	4/1/2013	—	—	—	3,779	9,446	22,671	—	—	—	531,499

112

eBay Inc.

113

(1)	In 2013, the total annual target incentive amounts under the eIP for the NEOs were 200% of base salary for Mr. Donahoe, 100% for each of Mr. Swan, Mr. Wenig, and Mr. Marcus, and 75% for Mr. Carges. In 2013, the total annual target incentive amounts for the NEOs under the eIP were allocated 75% to Company performance and 25% to individual performance. No funding occurs for the individual performance component of the eIP unless the minimum thresholds for both Company-wide revenue and non-GAAP net income for 2013 are met; in 2013, these thresholds were met.

(2)	The amounts shown reflect estimated payouts of PBRSUs for the 24-month 2013-2014 performance period. For the PBRSUs, (a) the amounts shown in the column entitled “Threshold” reflect the awards if the minimum FX-neutral revenue and non-GAAP operating margin dollar thresholds have been met (and the lowest return on invested capital modifier is applied) and are 40% of the amounts shown under the column entitled “Target”; and (b) the amounts shown in the column entitled “Maximum” reflect the awards if the maximum FX-neutral revenue and non-GAAP operating margin dollar amounts are met (and the maximum return on invested capital modifier is applied) and are 240% of the amounts shown under the column entitled “Target.”

(3)	Reflects the aggregate grant date fair value of the awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We calculated the estimated fair value of each stock award using the fair value of our common stock on the date of the grant or allocation, as applicable. The estimated fair value of PBRSUs for the 24-month 2013-2014 performance period was based on the probable outcome of the performance conditions on the date that the award was allocated to each of our NEOs and the fair value of our common stock on that date. We calculated the estimated fair value of each option award on the date of grant using a modified Black-Scholes option pricing model. The weighted-averages of the assumptions used during 2013 were: risk-free interest rate of 0.75%; expected life of 4.59 years; no dividend yield; and expected volatility of 36.17%. Our computation of expected volatility was based on a combination of historical and market-based implied volatility from traded options on our stock. Our computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior. The interest rate for periods within the contractual life of the award was based on the U.S. Treasury yield curve in effect at the time of grant or allocation, as applicable.

(4)	The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2013 under the eIP for the portion of the award payable based on the company’s performance. The amounts shown in the column entitled “Threshold” reflect the minimum payment levels if the minimum FX-neutral revenue and non-GAAP net income thresholds have been met, which are 50% of the amounts shown under the column entitled “Target.” The amounts shown in the column titled “Maximum” represent the maximum amounts payable based on the Company’s annual financial performance, which are 200% of the amounts shown under the column entitled “Target.” The payout for the achievement of the NPS is independent from the payout tied to the Company’s financial performance (but will only be paid in a year when the Company’s minimum financial performance thresholds are met). Actual payouts to our NEOs under the eIP for the fiscal year ended December 31, 2013 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. No payout was made for the NPS metric because the target was not met.

(5)	The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2013 under the eIP for the portion of the award payable based on individual performance. There are no thresholds under the eIP for individual performance. However, there is no payout for individual performance under the eIP for individual performance unless the minimum thresholds for both Company-wide FX-neutral revenue and non-GAAP net income are met. In addition, in circumstances where the Company’s financial performance is above its thresholds but below target, a modifier is applied to the individual performance component to reduce it in proportion based on the Company financial performance component. The amounts shown in the column entitled “Target” reflect 100% of the target award for individual performance, and the amounts shown in the column entitled “Maximum” are 200% of the amounts shown under the column entitled “Target.” Actual payouts to our NEOs under the eIP for the fiscal year ended December 31, 2013 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above and footnote 4 thereunder.

2014 Proxy Statement

114

eBay Inc.

115

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards for each of our NEOs as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

John J. Donahoe	226,774	0	0	25.85	3/3/2015

	258,891	0	0	25.85	3/3/2015

	258,891	0	0	24.93	9/1/2015

	435,774	0	0	10.50	3/2/2016

	468,750	31,250 (2)	0	23.88	3/1/2017

	243,703	110,774 (3)	0	32.29	3/1/2018

	70,862	99,206 (4)	0	36.59	4/2/2019

	20,981	104,907 (5)	0	55.71	4/1/2020

						31,250 (6)	1,714,688

						44,130 (7)	2,421,413

						61,491 (8)	3,374,011

						76,788 (9)	4,213,358

						197,912 (10)	10,859,431

						59,236 (11)	3,250,279

								400,000 (12)	21,948,000

								98,726 (13)	5,417,096

Robert H. Swan	53,250	0	0	25.85	3/3/2015

	168,750	0	0	26.36	8/8/2015

	168,750	0	0	13.19	2/13/2016

	131,250	0	0	10.50	3/2/2016

	234,375	15,625 (2)	0	23.88	3/1/2017

	103,125	46,875 (3)	0	32.29	3/1/2018

	22,500	31,500 (4)	0	36.59	4/2/2019

	11,335	56,676 (5)	0	55.71	4/1/2020

						15,625 (6)	857,344

						18,750 (7)	1,028,813

						20,250 (8)	1,111,118

						32,625 (9)	1,790,134

						64,025 (10)	3,513,052

						34,006 (11)	1,865,909

								160,000 (12)	8,779,200

								56,676 (13)	3,109,812

2014 Proxy Statement

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Devin N. Wenig	4,739	49,762 (14)	0	33.69	10/14/2018

	2,250	31,500 (4)	0	36.59	4/2/2019

	4,739	49,762 (15)	0	36.12	4/13/2019

	9,446	47,230 (5)	0	55.71	4/1/2020

						28,434 (16)	1,560,174

						94,783 (16)	5,200,743

						20,250 (8)	1,111,118

						49,477 (9)	2,714,803

						67,950 (10)	3,728,417

						28,338 (11)	1,554,906

								47,230 (13)	2,591,510

David A. Marcus	22,502	31,503 (4)	0	36.59	4/2/2019

	8,690	43,452 (5)	0	55.71	4/1/2020

						25,000 (17)	1,371,750

						67,506 (18)	3,704,054

						20,252 (8)	1,111,227

						67,958 (10)	3,728,855

						26,071 (11)	1,430,516

								43,452 (13)	2,384,211

Mark T. Carges	4,167	6,250 (2)	0	23.88	3/1/2017

	3,571	26,785 (3)	0	32.29	3/1/2018

	1,500	21,000 (4)	0	36.59	4/2/2019

	4,157	20,781 (5)	0	55.71	4/1/2020

	1,889	9,447 (19)	0	55.71	4/1/2020

						6,250 (6)	342,938

						10,714 (7)	587,877

						17,860 (20)	979,978

						64,388 (21)	3,532,970

						13,500 (8)	740,745

						18,644 (9)	1,022,996

						5,668 (22)	311,003

						43,663 (10)	2,395,789

						12,469 (11)	684,174

								20,781 (13)	1,140,253

								9,446 (13)	518,302

116

eBay Inc.

117

(1)	Market value calculated based on the closing price of $54.87 of our common stock on December 31, 2013.

(2)	Annual grant. Becomes fully vested after four years; 6/48th of the grant vested on September 1, 2010, and 1/48th of the grant vests monthly thereafter.

(3)	Annual grant. Becomes fully vested after four years; 6/48th of the grant vested on September 1, 2011, and 1/48th of the grant vests monthly thereafter.

(4)	Annual grant. Becomes fully vested after four years; 6/48th of the grant vested on October 1, 2012, and 1/48th of the grant vests monthly thereafter.

(5)	Annual grant. Becomes fully vested after four years; 6/48th of the grant vested on October 1, 2013, and 1/48th of the grant vests monthly thereafter.

(6)	Annual grant. Becomes fully vested after four years, with 25% of the grant vesting on each of March 1, 2011, March 1, 2012, March 1, 2013, and March 1, 2014.

(7)	Annual grant. Becomes fully vested after four years, with 25% of the grant vesting on each of March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

(8)	Annual grant. Becomes fully vested after four years, with 25% of the grant vesting on each of April 1, 2013, April 1, 2014, April 1, 2015, and April 1, 2016.

(9)	PBRSU award. Earned in connection with 2011-2012 performance; 50% of the grant vested on March 1, 2013, and the remaining 50% of the grant vests on March 1, 2014.

(10)	PBRSU award. Earned in connection with 2012-2013 performance; 50% of the grant vests on March 1, 2014, and the remaining 50% of the grant vests on March 1, 2015. See “Compensation Discussion and Analysis — Elements of Compensation Program and 2013 Compensation — Breakdown of 2013 Compensation by Component — Equity Incentive Awards — PBRSU Awards — 2013 Actual Performance” above for additional information.

(11)	Annual grant. Becomes fully vested after four years, with 25% of the grant vesting on each of April 1, 2014, April 1, 2015, April 1, 2016, and April 1, 2017.

(12)	Grant of PSUs. The remaining tranches of the PSUs vest based on the TSR of eBay common stock exceeding the median TSR of the companies in eBay’s 2012 peer group over annual performance periods from 2014-2016 or cumulative performance periods from 2012-2016. See “Compensation Discussion and Analysis — Executive Summary — 2013 Business Results Affecting Compensation — 2012 CEO/CFO Performance Share Unit Awards” above for a discussion of these multi-year PSU awards.

(13)	Allocation of PBRSUs. Represents the estimated future award of PBRSUs at the target level under the 24-month 2013-2014 performance period, assuming eBay meets the target level for non-GAAP operating margin and FX-neutral revenue growth and that target return on invested capital modifier is applied. See also “Compensation Discussion and Analysis — Elements of Compensation Program and 2013 Compensation— Breakdown of 2013 Compensation by Component — Equity Incentive Awards — PBRSU Awards” above for a more detailed discussion of these target awards and related performance measures.

(14)	First tranche of a new hire grant. Becomes fully vested after four years; 25% of the grant vested on September 26, 2012 (the first anniversary of the effective date of the commencement of Mr. Wenig’s employment), and 1/48th of the grant vests monthly thereafter.

(15)	Second tranche of a new hire grant. Becomes fully vested after four years; 25% of the grant vested on September 26, 2012 (the first anniversary of the effective date of the commencement of Mr. Wenig’s employment), and 1/48th of the grant vests monthly thereafter.

(16)	New hire grant. Becomes fully vested after four years, with 25% of the grant vesting on each of October 14, 2012, October 14, 2013, October 14, 2014, and October 14, 2015.

(17)	Special retention grant. Becomes fully vested after four years, with 25% of the grant vesting on each of September 9, 2012, September 9, 2013, September 9, 2014, and September 9, 2015.

(18)	Special retention grant. Becomes fully vested after four years, with 25% of the grant vesting on each of April 1, 2013, April 1, 2014, April 1, 2015, and April 1, 2016.

(19)	Special retention grant. Becomes fully vested over four years; 6/48th of the grant vested on October 1, 2013, and 1/48th of the grant vests monthly thereafter.

(20)	Special retention grant. Becomes fully vested over four years, with 25% of the grant vesting on each of March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

(21)	Special retention grant. Becomes fully vested over four years, with 25% of the grant vesting on each of October 14, 2012, October 14, 2013, October 14, 2014, and October 14, 2015.

(22)	Special retention grant. Becomes fully vested over four years, with 25% of the grant vesting on each of April 1, 2014, April 1, 2015, April 1, 2016, and April 1, 2017.

2014 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and the vesting of stock awards during 2013 by each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

John J. Donahoe (3)	1,260,400	22,596,320	426,833 (5)	23,446,735

Robert H. Swan (4)	425,100	11,979,844	175,562 (5)	9,642,621

Devin N. Wenig	70,370	1,342,200	117,837	6,466,710

David A. Marcus	—	—	41,754	2,288,115

Mark T. Carges	392,687	13,531,376	121,253	6,656,249

(1)	Value realized on exercise of stock options is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the NEO.

(2)	Value realized on vesting of stock awards is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the NEO.

(3)	Includes shares sold pursuant to a 10b5-1 plan adopted by Mr. Donahoe in February 2013 and terminated in October 2013.

(4)	Includes shares sold pursuant to a 10b5-1 plan adopted by Mr. Swan in November 2012 and terminated in September 2013, and an additional 10b5-1 plan adopted by Mr. Swan in August 2013 and terminated in January 2014.

(5)	Mr. Donahoe received 100,000 shares of common stock and Mr. Swan received 40,000 shares of common stock, in each case as a result of the vesting of the first tranche of 20% of his respective one-time, special PSU award granted in 2012. Vesting of this portion of the PSU award was based upon eBay Inc.’s TSR exceeding the median return of its 2012 peer group or over the cumulative performance period 2012-2013. Neither Mr. Donahoe nor Mr. Swan will be able to sell the shares issued under his respective award until the earlier to occur of December 31, 2017 or a change in control.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning contributions, earnings, and withdrawals/distributions during 2013 under the Company’s nonqualified deferred compensation plans for each of our NEOs:

Name	Executive Contributions in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

John J. Donahoe	—	—	287,520	—	4,087,894

Robert H. Swan (2)	84,327	—	1,140,315	—	5,285,324

Devin N. Wenig	—	—	—	—	—

David A. Marcus	—	—	—	—	—

Mark T. Carges	—	—	—	—	—

118

eBay Inc.

119

(1)	None of the earnings in this column are included in the Summary Compensation Table because they are not preferential or above market.

(2)	Executive contributions during 2013 consisted of contributions by Mr. Swan of a portion of his base compensation for 2013 (which amount is included in the Summary Compensation Table under “Salary” for 2013).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth our payment obligations pursuant to the compensation arrangements for each of our NEOs, under the circumstances described below, assuming that their employment was terminated or a change in control occurred on December 31, 2013.

Name	Voluntary Termination($)	Involuntary Termination other than for Cause ($)	Termination for Cause ($)	Change in Control ($) (1)
John J. Donahoe	0	3,000,000 (2)	0	21,948,000

Robert H. Swan	0	1,700,000 (2)	0	8,779,200

Devin N. Wenig	0	0	0	0

David A. Marcus	0	2,800,000 (3)	0	0

Mark T. Carges	0	0	0	0

(1)	These amounts assume and represent the full vesting of any unvested PSUs granted to Mr. Donahoe and Mr. Swan for the multi-year 2012-2016 performance period upon a change in control. In accordance with the terms of the PSUs, the full vesting of any unvested PSUs upon a change in control only occurs if the performance condition set forth in the award is satisfied as of the date of the change in control. In addition, upon a change in control, any sale restrictions applicable to shares issued in respect of the PSUs will lapse.

The table assumes that in a change in control transaction, the acquiring entity would assume or continue outstanding equity awards (other than the remaining tranches of unvested PSUs). If the acquiring entity does not assume or continue such outstanding equity awards and such awards are accelerated, the aggregate value to each of the NEOs that were executive officers of the Company as of December 31, 2013, calculated based on the closing price of our common stock on December 31, 2013, would be as follows: Mr. Donahoe: $93,621,601; Mr. Swan: $41,501,428; Mr. Wenig: $18,663,335; Mr. Marcus: $12,333,614; and Mr. Carges: $12,018,031.

(2)	Represents one year’s target cash compensation pursuant to each of Mr. Donahoe and Mr. Swan’s severance arrangements. Target cash compensation consists of (a) annual base salary, plus (b) target annual incentive bonus, in each case as in effect immediately prior to his termination of employment. See “Compensation Discussion and Analysis — Severance Arrangements and Change-in-Control Arrangements with Executive Officers” above.

(3)	Pursuant to the terms of Mr. Marcus’s offer letter, represents two times the sum of (a) Mr. Marcus’s annual base salary and (b) a bonus replacement amount equal to 100% of Mr. Marcus’s base salary, as in effect immediately prior to his termination of employment. See “Compensation Discussion and Analysis — Severance Arrangements and Change-in-Control Arrangements with Executive Officers” above.

2014 Proxy Statement

120

COMPENSATION OF DIRECTORS

Board compensation is determined by the Compensation Committee. New directors who are not employees of eBay, or any parent, subsidiary, or affiliate of eBay, receive $150,000 of deferred stock units, or DSUs (rounded up to the nearest whole share). DSUs represent an unfunded, unsecured right to receive shares of eBay common stock (or, with respect to DSUs granted prior to August 1, 2013, the equivalent value thereof in cash or property) on a future date, and the value of DSUs varies directly with the price of eBay common stock. Each DSU award granted to a non-employee director upon election to the Board vests as to 25% of the DSUs on the first anniversary of the date of grant and as to 1/48th of the DSUs each month thereafter, provided the director continues as a director or consultant of eBay. DSUs granted prior to August 1, 2013 are payable in stock or cash (at our election) following the termination of a non-employee director’s service on the Board. DSUs granted on or after August 1, 2013 are payable solely in stock following the termination of a non-employee director’s service on the Board.

Each director receives $220,000 of DSUs (rounded up to the nearest whole share) at the time of each annual meeting. In the event of a change in control of eBay, equity awards granted to our non-employee directors will accelerate and become fully vested.

Except for Mr. Omidyar, eBay’s founder and Chairman of the Board, non-employee directors are paid a retainer of $50,000 per year, the Lead Independent Director receives an additional $25,000 per year, the chair of the Audit Committee receives an additional $20,000 per year, and all the other committee chairs receive an additional $15,000 per year. Non-employee directors may elect to receive, in lieu of these fees and at the time these fees would otherwise be payable (i.e., on a quarterly basis in arrears for services provided), fully-vested DSUs with an initial value equal to the amount of these fees. Each non-employee director who serves as a member of (i) the Audit Committee receives an annual retainer of $18,000, (ii) the Compensation Committee receives an annual retainer of $12,000, and (iii) the Corporate Governance and Nominating Committee receives an annual retainer of $10,000. Directors with an interest and background in technology who meet regularly with our senior technologists and report significant matters to the Board do not receive any compensation for such service.

2014 Proxy Statement

DIRECTOR SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)

Fred D. Anderson	88,000	220,048	—	—	308,048

Marc L. Andreessen	50,000	220,048	—	—	270,048

Edward W. Barnholt	77,000	220,048	—	—	297,048

Scott D. Cook	60,000	220,048	—	—	280,048

William C. Ford, Jr.	62,000	220,048	—	—	282,048

Dawn G. Lepore (4)	8,250	—	—	—	8,250

Kathleen C. Mitic	69,000	220,048	—	—	289,048

David M. Moffett	68,000	220,048	—	—	288,048

Pierre M. Omidyar	—	—	—	19,767 (5)	19,767

Richard T. Schlosberg, III	93,000	220,048	—	—	313,048

Thomas J. Tierney	97,000	220,048	—	—	317,048

(1)	Includes fees with respect to which directors elected to receive DSUs in lieu of cash payments. The following directors received DSUs in the amounts set forth below in lieu of the fees set forth below:

Name	Fees Forgone ($)	DSUs Received (#)

Marc L. Andreessen	50,000	954

Scott D. Cook	50,000	954

William C. Ford, Jr.	50,000	954

Kathleen C. Mitic	50,000	954

(2)	Amounts shown reflect the aggregate grant date fair value of DSU awards granted in 2013. Each non-employee director (other than Mr. Omidyar) was granted DSUs with a value of $220,048 on April 18, 2013.

As of December 31, 2013, the following non-employee directors held the following aggregate number of DSUs, which includes DSUs granted in lieu of fees: Mr. Anderson, 36,425; Mr. Andreessen, 42,668; Mr. Barnholt, 44,476; Mr. Cook, 46,970; Mr. Ford, 48,846; Ms. Mitic, 16,045; Mr. Moffett, 38,118; Mr. Schlosberg, 35,307; and Mr. Tierney, 44,807. DSUs are not included in the Security Ownership of Certain Beneficial Owners and Management Table above. As of December 31, 2013, Mr. Omidyar did not hold any DSUs.

(3)	As of December 31, 2013, the following non-employee directors held options to purchase the following numbers of shares: Mr. Anderson, 3,623; Mr. Andreessen, 31,008; Mr. Barnholt, 56,128; Mr. Cook, 101,128; Mr. Ford, 56,128; Mr. Moffett, 41,128; Mr. Schlosberg, 101,128; and Mr. Tierney, 71,128. Options exercisable within 60 days of March 13, 2014 are included in the Security Ownership of Certain Beneficial Owners and Management Table above. As of December 31, 2013, Ms. Mitic and Mr. Omidyar did not hold any options.

(4)	Ms. Lepore resigned from the Board in January 2013.

(5)	Consists of the portion of the premiums paid by eBay for health and life insurance coverage for the benefit of Mr. Omidyar.

122

OTHER MATTERS

The Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying WHITE proxy intend to vote on those matters in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders are urged to vote via the Internet or by telephone by following the instructions in the WHITE proxy card or to complete and mail the WHITE proxy card in the accompanying pre-paid envelope.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

(212) 269-5550 (Call Collect)

or

Call Toll-Free (800) 269-6427

By Order of the Board of Directors

Michael R. Jacobson

Secretary

March 24, 2014

2014 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 13, 2014.

Copies of this proxy statement and of our annual report for the year ended December 31, 2013 are available by visiting our investor relations website at http://investor.ebayinc.com/annuals.cfm.

You may also obtain such copies free of charge by making an online request by visiting our investor relations website at http://investor.ebayinc.com/investorkit.cfm, by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

124

APPENDIX A

EBAY INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE AWARD PLAN

The following Appendix A presents a marked version of the amendment and restatement of our 2008 Equity Incentive Award Plan (the “2008 Plan”), subject to the approval of our stockholders. The marked version shows all of the differences between the version of the 2008 Plan approved by stockholders in April 2012 and the version proposed to be voted on at the Annual Meeting.

EBAY INC.

2008 EQUITY INCENTIVE AWARD PLAN

Initial Stockholder Approval on June 19, 2008

Amendment and Restatement Adopted by the Board of Directors on March 4, 2009

Stockholder Approval of Amendment and Restatement on April 29, 2009

Amendment and Restatement Adopted by the Compensation Committee (Pursuant to Delegation of Authority from the Board of Directors) on March 14, 2010

Stockholder Approval of Amendment and Restatement on April 29, 2010

Amendment and Restatement Adopted by the Board of Directors on March 6, 2012

Stockholder Approval of Amendment and Restatement on April 26, 2012

Amendment and Restatement Adopted by the Board of Directors on February 28, 2014

Stockholder Approval of Amendment and Restatement on [        ], 2014

ARTICLE 1.

PURPOSE

The purpose of the eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated herein (the “Plan”), is to promote the success and enhance the value of eBay Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants (each as defined below) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

2014 Proxy Statement

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a)	A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

A-2

eBay Inc.

A-3

(ii)	After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)	The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 13.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its Subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

2.12 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Effective Date” shall have the meaning set forth in Section 14.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2014 Proxy Statement

2.16 “Employee” means any person on the payroll records of the Company or a Subsidiary and actively providing services as an employee. Service as a Director or compensation by the Company or a Subsidiary solely for services as a Director shall not be sufficient to constitute “employment” by the Company or a Subsidiary.

2.17 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes), or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value of a share of Stock as established by the Committee acting in good faith.

2.20 “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value existing at the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a Director of the Company who is not an Employee.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 6 or 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.28 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.29 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

A-4

eBay Inc.

A-5

(a)	The Performance Criteria that will be used to establish Performance Goals are limited to the following: trading volume, users, gross merchandise volume, total payment volume, revenue, operating income, EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization), net income (either before or after taxes), earnings per share, earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”), multiples of price to earnings, multiples of price/earnings to growth, return on net assets, return on gross assets, return on equity, return on invested capital, Stock price, cash flow (including, but not limited to, operating cash flow and free cash flow), net or operating margins, economic profit, Stock price appreciation, total stockholder returns, employee productivity, market share, volume, customer satisfaction metrics, and employee engagement/satisfaction metrics any of which may be measured with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group.

(b)	The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2014 Proxy Statement

2.32 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Plan” means this eBay Inc. 2008 Equity Incentive Award Plan, as amended and restated herein and as it may be amended from time to time.

2.35 “Prior Plan” means the GSI Commerce, Inc. 2010 Equity Incentive Plan, as amended.

2.36 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

~~2.36~~2.37 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

~~2.37~~2.38 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

~~2.38~~2.39 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

~~2.39~~2.40 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

~~2.40~~2.41 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

~~2.41~~2.42 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of a benefit or compensation, granted pursuant to Section 8.4.

~~2.42~~2.43 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

~~2.43~~2.44 “Substitute Award” shall mean an Option granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

~~2.44~~2.45 “Termination of Service” shall mean,

(a)	As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.

A-6

eBay Inc.

A-7

(b)	As to a Non-Employee Director or Independent Director, the time when a Participant who is a Non-Employee Director or Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company or a Subsidiary of such person and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with such person.

(c)	As to an Employee, the time when the Participant has ceased to actively be employed by or to provide services to the Company or any Subsidiary for any reason, without limitation, including resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (iii) a termination where a Participant simultaneously becomes an Independent Director.

(d)	The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, questions relating to the nature and type of Termination of Service, and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant shall be deemed to have a Termination of Service in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a)	Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards granted under the Plan on or after the Effective Date of the Plan is ~~121,500,000~~(i) the number of shares of Stock available under the Plan immediately prior to the Effective Date, plus (ii) 21.6 million shares of Stock. Any shares of Stock that are subject to Awards granted under the Plan on or after ~~the Effective Date~~April 26, 2012 other than Full Value Awards shall be counted against this limit as 0.5587 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan on or after ~~the Effective Date~~April 26, 2012 shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted.

(b)	To the extent that an ~~Award~~award granted under the Plan or the Prior Plan terminates, expires,

2014 Proxy Statement

or lapses for any reason, or such an ~~Award~~award is settled in cash without delivery of shares to the Participant, then any shares of Stock subject to the ~~Award~~award shall again be available for the grant of an Award pursuant to the Plan. Any such shares of Stock that cease to be subject to such an ~~Award~~award other than a Full Value Award shall be added to the number of shares available under the Plan as 0.5587 shares for every share of Stock that ceases to be subject to such ~~Award~~award. Any such shares of Stock that cease to be subject to a Full Value Award shall be added to the number of shares available under the Plan as one (1) share for every share of Stock that ceases to be subject to such award. Notwithstanding anything in this Section 3.1(b) to the contrary, shares of Stock subject to an ~~Award~~award under this Plan or the Prior Plan may not again be made available for issuance under this Plan if such shares are: (x) shares delivered to or withheld by the Company to pay the exercise price of an Option, (y) shares delivered to or withheld by the Company to satisfy withholding taxes related to such an ~~Award~~award or (z) shares that were subject to an ~~Award~~award and were not issued upon the net settlement of such ~~Award~~award. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000. Any shares of Stock that are subject to Awards granted under the Plan on or after ~~the Effective Date~~April 26, 2012 other than Full Value Awards shall be counted against this limit as 0.5587 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan on or after ~~the Effective Date~~April 26, 2012 shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, and in its sole discretion, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the

A-8

eBay Inc.

A-9

United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of Stock under the Plan.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)	Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)	Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

2014 Proxy Statement

(a)	Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)	Three months after the Participant’s termination of employment as an Employee; and

(iii)	One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)	Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)	Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) and the Option is exercisable for no more than five years from the date of grant.

(d)	Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f)	Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. Subject to Section 10.8, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the

A-10

eBay Inc.

A-11

excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.

(a)	The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)	The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Issuance and Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.3 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

2014 Proxy Statement

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a)	A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b)	A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)	Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.2 Payment and Limitations on Exercise.

(a)	Subject to Sections 7.2(b) payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement and subject to any tax withholding requirements.

A-12

eBay Inc.

A-13

(b)	To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a)	Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that to the extent shares of Stock subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalents relating to such shares shall be subject to the same performance-based vesting conditions.

(b)	Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

2014 Proxy Statement

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall, subject to Section 10.6(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock Units, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise or Payment upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock Units, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee and set forth in the applicable Award Agreement.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

A-14

eBay Inc.

A-15

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any other performance or incentive Awards that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

9.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

2014 Proxy Statement

9.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.6 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid, the form of payment including, without limitation: (i) cash, (ii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

A-16

eBay Inc.

A-17

10.4 Limits on Transfer.

(a)	Except as otherwise provided in Section 10.4(b):

(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)	No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)	During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b)	Notwithstanding Section 10.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 10.4(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

10.5 Beneficiaries. Notwithstanding Section 10.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary designation is provided in the applicable Award Agreement or if no beneficiary has been designated or survives the Participant (or if a beneficiary designation is not enforceable and/or valid under the inheritance and other laws in the Participant’s country, as determined by the Committee in its sole discretion), payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

2014 Proxy Statement

10.6 Stock Certificates; Book Entry Procedures.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.8 Prohibition on Repricing. Subject to Section 12.1, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 12.1, no Award shall be canceled and replaced or substituted for with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 12.1, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace or substitute for an Award with the grant of an Award

A-18

eBay Inc.

A-19

having a price per share that is greater than or equal to the price per share of the original Award. Subject to Section 12.1, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted.

10.9 Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 6.2, 12.1, 12.2 and 13.3(d) of the Plan, Full Value Awards made to Employees or Consultants shall become vested on one or more vesting dates over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is granted; provided, however, that, notwithstanding the foregoing, the following Awards may be granted without regard to such minimum vesting provisions: (i) Full Value Awards that result in the issuance to one or more Participants of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a), (ii) Full Value Awards granted ~~as replacements or in substitution for cancelled Awards in connection with a stock option exchange permitted under the terms of this Plan, as amended with stockholder approval at the 2009 Annual Meeting of Stockholders, and (iii) Full Value Awards granted~~ to Independent Directors in lieu of cash retainers and (iii) Full Value Awards granted to certain Eligible Individuals who are subject to laws and/or regulations imposing certain requirements or restrictions on the remuneration of such individuals. Nothing in this Section 10.9 shall preclude the Board or the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Change in Control.

ARTICLE 11.

INDEPENDENT DIRECTOR AWARDS

11.1 The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a)

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3);

2014 Proxy Statement

(ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)	In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any of its affiliates, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)	To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):

(i)	The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

A-20

eBay Inc.

A-21

(ii)	The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

(iii)	To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Subsidiaries.

(d)	The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Acceleration Upon a Change in Control. Notwithstanding Section 12.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2, this Section 12.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Subsidiaries.

12.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

2014 Proxy Statement

ARTICLE 13.

ADMINISTRATION

13.1 Committee. Except as otherwise provided herein, the Plan shall be administered by a committee consisting of two or more members of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

13.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)	Designate Participants to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Participant;

(c)	Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that, except as provided

A-22

eBay Inc.

A-23

in Article 12 of the Plan, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)	Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.2 of the Plan) as it may deem necessary or advisable to administer the Plan;

(i)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants or to exercise any of the power, authority and discretion granted to the Committee pursuant to Section 13.3; provided that (i) the Committee shall have the sole authority with respect to Awards granted to or held by (a) Employees who are subject to Section 16 of the Exchange Act and (b) Covered Employees, and (ii) officers of the Company (or Directors) to whom authority has been delegated hereunder shall not be delegated such authority with respect to Awards granted to or held by such officers (or Directors). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 14.

EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date. The Plan, as amended and restated as set forth herein, is effective as of ~~April 26, 2012~~[      ], 2014 (the “Effective Date”), subject to approval of the Plan by the Company’s stockholders at the meeting to be held on such date. The Plan will be deemed to be approved by the stockholders if it is approved either:

(a)	By a majority of the votes cast at a duly held stockholder’s meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

2014 Proxy Statement

(b)	By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination. Subject to Section 16.16, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) amends Section 10.8 of the Plan.

15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.16, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16.

GENERAL PROVISIONS

16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant and required by law to be

A-24

eBay Inc.

A-25

withheld (including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Participant’s employer). The Committee may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award (as described above) shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding amounts or other applicable withholding rates.

16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and each person to whom the Committee delegates its authority under Section 13.5 shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Effect of Plan upon Compensation Plans. The adoption of the Plan shall not affect any compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

2014 Proxy Statement

16.9 Awards Subject to Clawback. The Awards and any cash payment or shares of Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

16.10 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.11 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.12 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.14 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver shares of Stock prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.15 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

A-26

eBay Inc.

A-27

16.16 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the board of directors of eBay Inc. on ~~March 6, 2012.~~February 28, 2014.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of eBay Inc. on ~~April 26, 2012.~~[      ], 2014.

Executed on this ~~26th~~[    ] day of ~~April, 2012.~~[      ], 2014.

Corporate Secretary

2014 Proxy Statement

A-28

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2014 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below and the business address for all our directors and nominees is c/o eBay Inc., 2065 Hamilton Avenue, San Jose, California 95125.

Name
Fred D. Anderson	Kathleen C. Mitic
Marc L. Andreessen	David M. Moffett
Edward W. Barnholt	Pierre M. Omidyar
Scott D. Cook	Richard T. Schlosberg, III
John J. Donahoe	Thomas J. Tierney
William C. Ford, Jr.

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o eBay Inc., 2065 Hamilton Avenue, San Jose, California 95125.

Name	Title

John J. Donahoe	President and Chief Executive Officer

Michael R. Jacobson	Senior Vice President, Legal Affairs, General Counsel and Secretary

David A. Marcus	President, PayPal

Alan L. Marks	Senior Vice President, Corporate Communications

2014 Proxy Statement

Robert H. Swan	Senior Vice President, Finance and Chief Financial Officer

Devin N. Wenig	President, eBay Marketplaces

Thomas G. Hudson	Vice President, Investor Relations

Information Regarding Ownership of Company Securities by Participants

The number of shares of eBay common stock held by our directors and named executive officers as of March 3, 2014 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The following table sets forth the number of shares held as of March 3, 2014 by our other employees who are deemed “participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership
Name	Number	Percent
Michael R. Jacobson (1)	670,161	*

Alan L. Marks (2)	239,173	*

Thomas G. Hudson (3)	9,026	*

*	Less than one percent.

(1)	Includes 190,528 shares Mr. Jacobson has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 17,643 RSUs scheduled to vest within 60 days of March 3, 2014.

(2)	Includes 165,475 shares Mr. Marks has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 7,769 RSUs scheduled to vest within 60 days of March 3, 2014.

(3)	Includes 5,164 shares Mr. Hudson has the right to acquire pursuant to outstanding options exercisable within 60 days of March 3, 2014, and 2,251 RSUs scheduled to vest within 60 days of March 3, 2014.

Information Regarding Transactions in eBay Securities by Participants

The following table sets forth information regarding purchases and sales of eBay securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

    Shares of Company Securities Purchased or Sold (March 3, 2012 to March 3, 2014)

Name	Transaction Date	# of Shares	Transaction Description (1)
Fred D. Anderson
	04/26/2012	5,359	Grant of deferred stock unit award
	10/25/2012	15,000	Exercise of stock options and acquisition of common stock
	10/25/2012	(15,000)	Sale of common stock
	01/25/2013	40,120	Exercise of stock options and acquisition of common stock

B-2

eBay Inc.

B-3

Name	Transaction Date	# of Shares	Transaction Description (1)
	01/25/2013	(40,120)	Sale of common stock
	04/18/2013	4,166	Grant of deferred stock unit award
	08/06/2013	16,516	Exercise of stock options and acquisition of common stock
	08/06/2013	(16,516)	Sale of common stock
	10/30/2013	40,869	Exercise of stock options and acquisition of common stock
	10/30/2013	(40,869)	Sale of common stock
Marc L. Andreessen
	04/26/2012	5,359	Grant of deferred stock unit award
	05/01/2012	306	Grant of deferred stock unit award
	08/01/2012	284	Grant of deferred stock unit award
	11/01/2012	253	Grant of deferred stock unit award
	02/01/2013	218	Grant of deferred stock unit award
	04/18/2013	4,166	Grant of deferred stock unit award
	05/01/2013	239	Grant of deferred stock unit award
	08/01/2013	239	Grant of deferred stock unit award
	11/01/2013	241	Grant of deferred stock unit award
	02/01/2014	235	Grant of deferred stock unit award
Edward W. Barnholt
	04/26/2012	5,359	Grant of deferred stock unit award
	07/30/2012	30,000	Exercise of stock options and acquisition of common stock
	07/30/2012	(30,000)	Sale of common stock
	04/18/2013	4,166	Grant of deferred stock unit award
Scott D. Cook
	04/26/2012	5,359	Grant of deferred stock unit award
	05/01/2012	306	Grant of deferred stock unit award
	08/01/2012	284	Grant of deferred stock unit award
	11/01/2012	253	Grant of deferred stock unit award
	01/30/2013	75,000	Exercise of stock options and acquisition of common stock
	01/30/2013	(75,000)	Sale of common stock
	02/01/2013	218	Grant of deferred stock unit award
	04/18/2013	4,166	Grant of deferred stock unit award
	05/01/2013	239	Grant of deferred stock unit award
	08/01/2013	239	Grant of deferred stock unit award

2014 Proxy Statement

Name	Transaction Date	# of Shares	Transaction Description (1)
	11/01/2013	241	Grant of deferred stock unit award
	02/01/2014	235	Grant of deferred stock unit award
John J. Donahoe (2)
	04/02/2012	170,068	Grant of option to acquire common stock
	04/02/2012	81,989	Grant of restricted stock unit award
	04/30/2012	852	Purchase of common stock under employee stock purchase plan
	07/23/2012	150,000	Exercise of stock options and acquisition of common stock
	07/23/2012	(162,500)	Sale of common stock
	07/27/2012	350,000	Exercise of stock options and acquisition of common stock
	07/27/2012	(350,000)	Sale of common stock
	08/2/2012	(30,000)	Gift (disposition) of common stock
	09/4/2012	(12,500)	Sale of common stock
	10/22/2012	(12,500)	Sale of common stock
	01/22/2013	250,000	Exercise of stock options and acquisition of common stock
	01/22/2013	(250,000)	Sale of common stock
	03/01/2013	147,672	Vesting of restricted stock units and acquisition of common stock
	03/01/2013	153,576	Grant of performance-based restricted stock unit award
	03/01/2013	76,788	Vesting of performance-based restricted stock units and acquisition of common stock (3)
	03/01/2013	(159,848)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (4)
	04/01/2013	125,888	Grant of option to acquire common stock
	04/01/2013	59,236	Grant of restricted stock unit award
	04/01/2013	20,498	Vesting of restricted stock units and acquisition of common stock
	04/01/2013	(10,696)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	04/22/2013	336,800	Exercise of stock options and acquisition of common stock
	04/22/2013	(336,800)	Sale of common stock
	04/30/2013	508	Purchase of common stock under employee stock purchase plan

B-4

eBay Inc.

B-5

Name	Transaction Date	# of Shares	Transaction Description (1)
	05/09/2013	173,600	Exercise of stock options and acquisition of common stock
	05/09/2013	(173,600)	Sale of common stock
	07/22/2013	250,000	Exercise of stock options and acquisition of common stock
	07/22/2013	(250,000)	Sale of common stock
	10/21/2013	250,000	Exercise of stock options and acquisition of common stock
	10/21/2013	(250,000)	Sale of common stock
	11/08/2013	(50,000)	Gift (disposition) of common stock
	01/31/2014	100,000	Vesting of performance share units and acquisition of common stock
	01/31/2014	(49,678)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of performance stock units
	03/01/2014	53,315	Vesting of restricted stock units and acquisition of common stock
	03/01/2014	197,912	Grant of performance-based restricted stock unit award
	03/01/2014	98,956	Vesting of performance-based restricted stock units and acquisition of common stock (5)
	03/01/2014	(119,525)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (6)
William C. Ford, Jr.
	04/26/2012	5,359	Grant of deferred stock unit award
	05/01/2012	306	Grant of deferred stock unit award
	07/24/2012	15,000	Exercise of stock options and acquisition of common stock
	07/24/2012	(10,515)	Common stock surrendered to satisfy exercise price in connection with the exercise of stock options and acquisition of common stock
	08/01/2012	284	Grant of deferred stock unit award
	11/01/2012	253	Grant of deferred stock unit award
	01/23/2013	(125)	Gift (disposition) of common stock
	02/01/2013	218	Grant of deferred stock unit award
	04/18/2013	4,166	Grant of deferred stock unit award
	05/01/2013	239	Grant of deferred stock unit award
	08/01/2013	239	Grant of deferred stock unit award

2014 Proxy Statement

Name	Transaction Date	# of Shares	Transaction Description (1)
	10/25/2013	75	Common stock acquired by a trust
	11/01/2013	241	Grant of deferred stock unit award
	02/01/2014	235	Grant of deferred stock unit award
Thomas G. Hudson (7)
	03/19/2012	(500)	Sale of common stock (7)
	10/12/2013	3,125	Vesting of restricted stock units and acquisition of common stock
	10/12/2013	(1,175)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
Michael R. Jacobson (2)
	04/02/2012	28,800	Grant of option to acquire common stock
	04/02/2012	56,400	Grant of restricted stock unit award
	04/26/2012	60,000	Exercise of stock options and acquisition of common stock
	04/26/2012	(60,000)	Sale of common stock
	05/31/2012	60,000	Exercise of stock options and acquisition of common stock
	05/31/2012	(60,000)	Sale of common stock
	07/26/2012	60,000	Exercise of stock options and acquisition of common stock
	07/26/2012	(60,000)	Sale of common stock
	08/30/2012	60,000	Exercise of stock options and acquisition of common stock
	08/30/2012	(60,000)	Sale of common stock
	09/11/2012	7,629	Vesting of restricted stock units and acquisition of common stock
	09/11/2012	(3,562)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	10/25/2012	60,000	Exercise of stock options and acquisition of common stock
	10/25/2012	(60,000)	Sale of common stock
	11/29/2012	60,000	Exercise of stock options and acquisition of common stock
	11/29/2012	(60,000)	Sale of common stock
	03/01/2013	28,108	Vesting of restricted stock units and acquisition of common stock
	03/01/2013	37,289	Grant of performance-based restricted stock unit award

B-6

eBay Inc.

B-7

Name	Transaction Date	# of Shares	Transaction Description (1)
	03/01/2013	18,645	Vesting of performance-based restricted stock units and acquisition of common stock (3)
	03/01/2013	(32,942)	Common stock reacquired to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (8)
	04/01/2013	28,338	Grant of option to acquire common stock
	04/01/2013	14,169	Grant of restricted stock unit award
	04/01/2013	14,100	Vesting of restricted stock units and acquisition of common stock
	04/01/2013	(7,358)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	04/25/2013	30,416	Exercise of stock options and acquisition of common stock
	04/25/2013	(30,416)	Sale of common stock
	05/30/2013	30,416	Exercise of stock options and acquisition of common stock
	05/30/2013	(30,416)	Sale of common stock
	07/25/2013	30,416	Exercise of stock options and acquisition of common stock
	07/25/2013	(30,416)	Sale of common stock
	08/29/2013	30,416	Exercise of stock options and acquisition of common stock
	08/29/2013	(30,416)	Sale of common stock
	10/31/2013	30,416	Exercise of stock options and acquisition of common stock
	10/31/2013	(30,416)	Sale of common stock
	11/13/2013	(11,000)	Gift (disposition) of common stock
	11/21/2013	30,420	Exercise of stock options and acquisition of common stock
	11/21/2013	(30,420)	Sale of common stock
	11/26/2013	(20,000)	Gift (disposition) of common stock
	03/01/2014	11,607	Vesting of restricted stock units and acquisition of common stock
	03/01/2014	34,627	Grant of performance-based restricted stock unit award
	03/01/2014	17,314	Vesting of performance-based restricted stock units and acquisition of common stock (5)

2014 Proxy Statement

Name	Transaction Date	# of Shares	Transaction Description (1)
	03/01/2014	(24,822)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (9)
David A. Marcus (2)
	04/02/2012	54,005	Grant of option to acquire common stock
	04/02/2012	117,012	Grant of restricted stock unit award
	09/09/2012	12,500	Vesting of restricted stock units and acquisition of common stock
	09/09/2012	(4,585)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	10/22/2012	(5,936)	Sale of common stock
	04/01/2013	52,142	Grant of option to acquire common stock
	04/01/2013	26,071	Grant of restricted stock unit award
	04/01/2013	29,254	Vesting of restricted stock units
	04/01/2013	(15,266)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	04/22/2013	(10,491)	Sale of common stock
	09/09/2013	12,500	Vesting of restricted stock units and acquisition of common stock
	09/09/2013	(6,523)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	11/01/2013	(4,483)	Sale of common stock
	03/01/2014	67,958	Grant of performance-based restricted stock unit award
	03/01/2014	33,979	Vesting of performance-based restricted stock units and acquisition of common stock (5)
	03/01/2014	(16,621)	Common stock surrendered to satisfy withholding obligations in connection with the vesting of performance-based restricted stock units
Alan L. Marks (2)
	03/19/2012	(1,250)	Sale of common stock
	03/26/2012	6,000	Exercise of stock options and acquisition of common stock
	03/26/2012	(6,000)	Sale of common stock
	04/02/2012	27,000	Grant of option to acquire common stock
	04/02/2012	13,500	Grant of restricted stock unit award

B-8

eBay Inc.

B-9

Name	Transaction Date	# of Shares	Transaction Description (1)
	04/25/2012	(1,250)	Sale of common stock
	05/18/2012	(1,250)	Sale of common stock
	06/18/2012	(1,250)	Sale of common stock
	07/25/2012	(1,250)	Sale of common stock
	08/20/2012	(1,250)	Sale of common stock
	09/11/2012	3,125	Vesting of restricted stock units and acquisition of common stock
	09/11/2012	(1,459)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	09/18/2012	(1,250)	Sale of common stock
	10/24/2012	(1,250)	Sale of common stock
	11/19/2012	(1,250)	Sale of common stock
	12/18/2012	(1,250)	Sale of common stock
	01/22/2013	18,000	Exercise of stock options and acquisition of common stock
	01/22/2013	(31,237)	Sale of common stock
	03/01/2013	29,706	Vesting of restricted stock units and acquisition of common stock
	03/01/2013	27,971	Grant of performance-based restricted stock unit award
	03/01/2013	13,986	Vesting of performance-based restricted stock units and acquisition of common stock (3)
	03/01/2013	(29,210)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (10)
	04/01/2013	3,375	Vesting of restricted stock units and acquisition of common stock
	04/01/2013	(1,762)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	04/01/2013	35,140	Grant of option to acquire common stock
	04/01/2013	17,571	Grant of restricted stock unit award
	04/22/2013	2,000	Exercise of stock options and acquisition of common stock
	04/22/2013	(4,000)	Sale of common stock
	05/22/2013	2,000	Exercise of stock options and acquisition of common stock
	05/22/2013	(4,000)	Sale of common stock

2014 Proxy Statement

Name	Transaction Date	# of Shares	Transaction Description (1)
	06/24/2013	2,000	Exercise of stock options and acquisition of common stock
	06/24/2013	(4,000)	Sale of common stock
	07/22/2013	2,000	Exercise of stock options and acquisition of common stock
	07/22/2013	(4,000)	Sale of common stock
	08/22/2013	2,000	Exercise of stock options and acquisition of common stock
	08/22/2013	(4,000)	Sale of common stock
	09/11/2013	3,125	Vesting of restricted stock units and acquisition of common stock
	09/11/2013	(1,631)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	09/23/2013	2,000	Exercise of stock options and acquisition of common stock
	09/23/2013	(4,000)	Sale of common stock
	10/22/2013	2,000	Exercise of stock options and acquisition of common stock
	10/22/2013	(4,000)	Sale of common stock
	11/22/2013	2,000	Exercise of stock options and acquisition of common stock
	11/22/2013	(4,000)	Sale of common stock
	12/23/2013	2,000	Exercise of stock options and acquisition of common stock
	12/23/2013	(4,000)	Sale of common stock
	01/27/2014	14,500	Exercise of stock options and acquisition of common stock
	01/27/2014	(14,500)	Sale of common stock
	03/01/2014	8,706	Vesting of restricted stock units and acquisition of common stock
	03/01/2014	32,763	Grant of performance-based restricted stock unit award
	03/01/2014	16,382	Vesting of performance-based restricted stock units and acquisition of common stock (5)
	03/01/2014	(20,359)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (11)
Kathleen C. Mitic
	04/26/2012	5,359	Grant of deferred stock unit award

B-10

eBay Inc.

B-11

Name	Transaction Date	# of Shares	Transaction Description (1)
	05/01/2012	306	Grant of deferred stock unit award
	08/01/2012	284	Grant of deferred stock unit award
	11/01/2012	253	Grant of deferred stock unit award
	02/01/2013	218	Grant of deferred stock unit award
	04/18/2013	4,166	Grant of deferred stock unit award
	05/01/2013	239	Grant of deferred stock unit award
	07/24/2013	5,000	Open market purchase of common stock
	08/01/2013	239	Grant of deferred stock unit award
	11/01/2013	241	Grant of deferred stock unit award
	02/01/2014	235	Grant of deferred stock unit award
David M. Moffett
	04/26/2012	5,359	Grant of deferred stock unit award
	04/18/2013	4,166	Grant of deferred stock unit award
Pierre M. Omidyar
	08/15/2012	(9,600,000)	Gift (disposition) of common stock
	12/21/2012	(30,000)	Gift (disposition) of common stock
	04/29/2013	(35,000)	Gift (disposition) of common stock
	08/13/2013	(9,600,000)	Gift (disposition) of common stock
	08/20/2013	(170,200)	Gift (disposition) of common stock
	10/31/2013	(585,000)	Gift (disposition) of common stock
	11/01/2013	(1,045,900)	Gift (disposition) of common stock
	12/19/2013	(2,014,000)	Gift (disposition) of common stock
Richard T. Schlosberg, III
	04/26/2012	5,359	Grant of deferred stock unit award
	02/15/2013	15,000	Exercise of stock options and acquisition of common stock
	02/15/2013	(15,000)	Sale of common stock
	04/18/2013	4,166	Grant of deferred stock unit award
Robert H. Swan (2)
	04/02/2012	54,000	Grant of option to acquire common stock
	04/02/2012	27,000	Grant of restricted stock unit award
	04/30/2012	852	Purchase of common stock under employee stock purchase plan
	07/23/2012	225,000	Exercise of stock options and acquisition of common stock
	07/23/2012	(225,000)	Sale of common stock

2014 Proxy Statement

Name	Transaction Date	# of Shares	Transaction Description (1)
	07/27/2012	250,000	Exercise of stock options and acquisition of common stock
	07/27/2012	(250,000)	Sale of common stock
	11/20/2012	(75,856)	Sale of common stock
	01/22/2013	100,000	Exercise of stock options and acquisition of common stock
	01/22/2013	(100,000)	Sale of common stock
	01/24/2013	154,850	Exercise of stock options and acquisition of common stock
	01/24/2013	(154,850)	Sale of common stock
	03/01/2013	55,250	Vesting of restricted stock units and acquisition of common stock
	03/01/2013	65,250	Grant of performance-based restricted stock unit award
	03/01/2013	32,625	Vesting of performance-based restricted stock units and acquisition of common stock (3)
	03/01/2013	(67,216)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (12)
	04/01/2013	68,011	Grant of option to acquire common stock
	04/01/2013	34,006	Grant of restricted stock unit award
	04/01/2013	6,750	Vesting of restricted stock units and acquisition of common stock
	04/01/2013	(3,523)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	04/30/2013	508	Purchase of common stock under employee stock purchase plan
	10/21/2013	170,250	Exercise of stock options and acquisition of common stock
	10/21/2013	(170,250)	Sale of common stock
	01/27/2014	74,000	Exercise of stock options and acquisition of common stock
	01/27/2014	(74,000)	Sale of common stock
	01/31/2014	40,000	Vesting of performance share units and acquisition of common stock
	01/31/2014	(20,872)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of performance share units
	03/01/2014	25,000	Vesting of restricted stock units and acquisition of common stock

B-12

eBay Inc.

B-13

Name	Transaction Date	# of Shares	Transaction Description (1)
	03/01/2014	64,025	Grant of performance-based restricted stock unit award
	03/01/2014	32,013	Vesting of performance-based restricted stock units and acquisition of common stock (5)
	03/01/2014	(46,775)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units (13)
Thomas J. Tierney
	04/26/2012	5,359	Grant of deferred stock unit award
	07/23/2012	10,000	Exercise of stock options and acquisition of common stock
	07/23/2012	(10,000)	Sale of common stock
	07/27/2012	40,000	Exercise of stock options and acquisition of common stock
	07/27/2012	(40,000)	Sale of common stock
	08/17/2012	15,000	Exercise of stock options and acquisition of common stock
	08/17/2012	(15,000)	Sale of common stock
	01/28/2013	5,000	Exercise of stock options and acquisition of common stock
	01/28/2013	(5,000)	Sale of common stock
	01/30/2013	412	Exercise of stock options and acquisition of common stock
	01/30/2013	(412)	Sale of common stock
	02/01/2013	9,588	Exercise of stock options and acquisition of common stock
	02/01/2013	(9,588)	Sale of common stock
	04/18/2013	4,166	Grant of deferred stock unit award
	08/14/2013	15,000	Exercise of stock options and acquisition of common stock
	08/14/2013	(15,000)	Sale of common stock
Devin N. Wenig (2)
	04/02/2012	54,000	Grant of option to acquire common stock
	04/02/2012	27,000	Grant of restricted stock unit award
	04/13/2012	113,740	Grant of option to acquire common stock
	04/30/2012	1,329	Purchase of common stock under employee stock purchase plan
	10/14/2012	61,610	Vesting of restricted stock units and acquisition of common stock

2014 Proxy Statement

Name	Transaction Date	# of Shares	Transaction Description (1)
	10/14/2012	(27,209)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	10/31/2012	289	Purchase of common stock under employee stock purchase plan
	11/01/2012	68,358	Exercise of stock options and acquisition of common stock
	11/01/2012	(62,611)	Sale of common stock
	02/01/2013	18,718	Exercise of stock options and acquisition of common stock
	02/01/2013	(17,738)	Sale of common stock
	03/01/2013	98,954	Grant of performance-based restricted stock unit award
	03/01/2013	49,477	Vesting of performance-based restricted stock units and acquisition of common stock (3)
	03/01/2013	(25,818)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	04/01/2013	56,676	Grant of option to acquire common stock
	04/01/2013	28,338	Grant of restricted stock unit award
	04/01/2013	6,750	Vesting of restricted stock units and acquisition of common stock
	04/01/2013	(3,523)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	04/30/2013	809	Purchase of common stock under employee stock purchase plan
	10/14/2013	61,610	Vesting of restricted stock units and acquisition of common stock
	10/14/2013	(32,151)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	10/29/2013	51,652	Exercise of stock options and acquisition of common stock
	10/29/2013	(44,449)	Sale of common stock
	03/01/2014	67,950	Grant of performance-based restricted stock unit award
	03/01/2014	33,975	Vesting of performance-based restricted stock units and acquisition of common stock (5)
	03/01/2014	(42,670)	Common stock surrendered to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units (14)

B-14

eBay Inc.

B-15

(1)	Each restricted stock unit, performance-based restricted stock unit or deferred stock unit represents a contingent right to receive one share of eBay common stock.

(2)	Our Compensation Committee has approved the allocation of additional performance-based restricted stock units for this participant, which are contingent upon the attainment of certain performance criteria over a two-year period (2013-2014). If the performance criteria are achieved, this participant will be granted performance-based restricted stock units in March 2015, which will be 50% vested on the date of the grant. The remainder of the performance-based restricted stock units will vest one year later in March 2016 (assuming eligibility requirements have been met).

(3)	Represents 50% of the performance-based restricted stock unit award granted on 03/01/2013, which vested immediately upon grant. The remainder of the performance-based restricted stock units will vest one year from the transaction date.

(4)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 147,672 restricted stock units; (b) 81,875 performance-based restricted stock units pursuant to a 163,750 performance-based restricted stock unit award granted on 03/01/2012; and (c) 76,788 performance-based restricted stock units pursuant to a 153,576 performance-based restricted stock unit award granted on 03/01/2013.

(5)	Represents 50% of the performance-based restricted stock unit award granted on 03/01/2014, which vested immediately upon grant. The remainder of the performance-based restricted stock units will vest one year from the transaction date.

(6)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 53,315 restricted stock units; (b) 76,788 performance-based restricted stock units pursuant to a 153,576 performance-based restricted stock unit award granted on 03/01/2013; and (c) 98,956 performance-based restricted stock units pursuant to a 197,912 performance-based restricted stock unit award granted on 03/01/2014.

(7)	Thomas G. Hudson joined eBay Inc. on 09/01/2012.

(8)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 28,108 restricted stock units; (b) 16,375 performance-based restricted stock units pursuant to a 32,750 performance-based restricted stock unit award granted on 03/01/2012; and (c) 18,645 performance-based restricted stock units pursuant to a 37,289 performance-based restricted stock unit award granted on 03/01/2013.

(9)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 11,607 restricted stock units; (b) 18,645 performance-based restricted stock units pursuant to a 37,289 performance-based restricted stock unit award granted on 03/01/2013; and (c) 17,314 performance-based restricted stock units pursuant to a 34,627 performance-based restricted stock unit award granted on 03/01/2014.

(10)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 29,706 restricted stock units; (b) 12,281 performance-based restricted stock units pursuant to a 24,562 performance-based restricted stock unit award granted on 03/01/2012; and (c) 13,986 performance-based restricted stock units pursuant to a 27,971 performance-based restricted stock unit award granted on 03/01/2013.

(11)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 8,706 restricted stock units; (b) 13,986 performance-based restricted stock units pursuant to a 27,971 performance-based restricted stock unit award granted on 03/01/2013; and (c) 16,382 performance-based restricted stock units pursuant to a 32,763 performance-based restricted stock unit award granted on 03/01/2014.

(12)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 55,250 restricted stock units; (b) 40,938 performance-based restricted stock units pursuant to a 81,875 performance-based restricted stock unit award granted on 03/01/2012; and (c) 32,625 performance-based restricted stock units pursuant to a 65,250 performance-based restricted stock unit award granted on 03/01/2013.

(13)	Represents restricted stock units and performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 25,000 restricted stock units; (b) 32,625 performance-based restricted stock units pursuant to a 65,250 performance-based restricted stock unit award granted on 03/01/2013; and (c) 32,013 performance-based restricted stock units pursuant to a 64,025 performance-based restricted stock unit award granted on 03/01/2014.

(14)	Represents performance-based restricted stock units surrendered to satisfy tax withholding obligations resulting from the vesting of (a) 49,477 performance-based restricted stock units pursuant to a 98,954 performance-based restricted stock unit award granted on 03/01/2013; and (b) 33,975 performance-based restricted stock units pursuant to a 67,950 performance-based restricted stock unit award granted on 03/01/2014.

2014 Proxy Statement

Miscellaneous Information Regarding Participants

Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant owns any eBay securities of record that such Participant does not own beneficially. Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any eBay securities, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no associate of any Participant owns beneficially, directly or indirectly, any eBay securities. Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of eBay. Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant nor any associate of a Participant is a party to any transaction, since the beginning of eBay’s last fiscal year, or any currently proposed transaction, in which (i) eBay was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest. Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by eBay or its affiliates or (ii) with respect to any future transactions to which eBay or any of its affiliate will or may be a party. Except as described in this Appendix B or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Other Information

There are no material proceedings to which any director, officer or affiliate of eBay, any owner of record or beneficially of more than 5% of any class of voting securities of eBay, or any of their associates is a party adverse to, or has a material interest adverse to, eBay or any of its subsidiaries.

B-16

2065 HAMILTON AVENUE SAN JOSE, CA 95125	VOTE BY INTERNET	WWW.FIRSTCOASTRESULTS.COM/EBAY

Visit the Internet voting Website at http://www.firstcoastresults.com/ebay. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on May 12, 2014.

	VOTE BY TELEPHONE	1-800-254-6492

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-254-6492, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on May 12, 2014.

VOTE BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to First Coast Results Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you are voting by telephone or the Internet, please do not mail your proxy card.

Vote by Internet Access the Website and submit your proxy: www.firstcoastresults.com/ebay	Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-254-6492	Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY EBAY INC.

ARE AVAILABLE FREE OF CHARGE ONLINE AT HTTPS://BETTERTOGETHER.EBAYINC.COM/INVESTORS/

Control Number

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

– – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – –

The Board of Directors recommends that you vote “FOR ALL” four of the eBay Board of Directors’ nominees below:

Proposal 1 – Election of four director nominees to hold office until our 2015 Annual Meeting of Stockholders.

	FOR ALL	WITHHOLD ON ALL	FOR ALL EXCEPT
Nominees:	❑	❑	❑
Fred D. Anderson
Edward W. Barnholt
Scott D. Cook
John J. Donahoe

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.)

The Board of Directors recommends that you vote “FOR” proposals 2, 3, and 4 below:

	FOR	AGAINST	ABSTAIN

Proposal 2 – To approve, on an advisory basis, the compensation of our named executive officers.	❑	❑	❑
Proposal 3 – To approve the amendment and restatement of our 2008 Equity Incentive Award Plan.	❑	❑	❑
Proposal 4 – To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2014.	❑	❑	❑

The Board of Directors recommends that you vote “AGAINST” proposals 5 and 6 below:

	FOR	AGAINST	ABSTAIN

Proposal 5 – To consider a stockholder proposal submitted by John Chevedden regarding stockholder action by written consent without a meeting, if properly presented before the meeting.	❑	❑	❑

Proposal 6 – To consider a stockholder proposal submitted by the Icahn Group recommending that we engage an investment banking firm to effectuate a spin-off of our Payments segment (referred to as PayPal) into a separately traded company, if properly presented before the meeting.

	❑	❑	❑

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity)	Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

EBAY INC.

ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS IMPORTANT.

SIGN, DATE, MARK, AND RETURN YOUR WHITE PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,

PLEASE SIGN, DATE, MARK, AND RETURN THIS PROXY PROMPTLY.

YOUR VOTE, WHETHER BY INTERNET OR TELEPHONE, MUST BE RECEIVED NO LATER THAN 11:59 P.M., EDT, ON MAY 12, 2014, TO BE INCLUDED IN THE VOTING RESULTS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING: THE NOTICE AND PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT HTTPS://BETTERTOGETHER.EBAYINC.COM/INVESTORS/

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, SIGN, DATE, MARK, AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

– – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – –

WHITE PROXY CARD

eBay Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2014

The undersigned hereby appoints JOHN J. DONAHOE, ROBERT H. SWAN, AND MICHAEL R. JACOBSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, to be held on Tuesday, May 13, 2014, at 8:00 a.m. Pacific time at Town Square, 2161 North First Street, San Jose, California for the purposes listed on the reverse side and at any and all adjournments and postponements of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” four of the nominees listed in Proposal 1, “FOR” Proposals 2, 3, and 4, and “AGAINST” Proposals 5 and 6.

PLEASE SIGN, DATE, MARK, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)